As filed with the Securities and Exchange Commission on April 7, 2005
                                          Registration No. 333-114338
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         Post-Effective Amendment No. 1

                                    FORM S-2

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
             (Exact name of registrant as specified in its charter)

        NEW YORK                   6355                 52-0242530
    (State or other         (Primary Standard         (I.R.S. Employer
    jurisdiction of             Industrial          Identification No.)
    incorporation or       Classification Code
     organization)               Number)

                          1000 Woodbury Road, Suite 208
                          Woodbury, New York  11797
                              (800) 963-9539

 (Address and Telephone Number of registrant's principal executive office)

   Linda E. Senker, Esq.                       James A. Shuchart, Esq.
   ING                                         ING
   1475 Dunwoody Drive                         1475 Dunwoody Drive
   West Chester, PA 19380-1478                 West Chester, PA 19380-1478
   (610) 425-4139                              (610) 425-3563

          (Name and Address of Agent for Service of Process)
                               ____________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practical after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box ................................................ [X]

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1)
of this Form, check the following box................................... [XX]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]
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                               PART I

The Prospectus filed herein describes certain interests in a fixed account offered by ReliaStar Life Insurance Company of New York under contracts issued by the insurance company. These interests (and the fixed account) are not offered as a seperate product but in connection with combination variable and fixed annuity products whose prospectuses describe the contract in more detail and must accompany or precede the delivery of this prospectus.

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                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

                                 FIXED ACCOUNT I

                                 APRIL 29, 2005
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ReliaStar Life Insurance Company of New York Fixed Account I ("Fixed Account")
is an optional fixed interest allocation offered during the accumulation phase of your deferred combination variable and fixed annuity contract (the "Contract") between you and ReliaStar Life Insurance Company of New York ("ReliaStar of New York," the "Company," "we" or "our"). The Fixed Account, which is a segregated asset account of ReliaStar of New York, provides a means for you to invest on a tax-deferred basis and earn a guaranteed interest rate for guaranteed interest periods. Amounts so invested are referred to as "Fixed Interest Allocations". We will credit your Fixed Interest Allocation(s) with a fixed rate of interest. We generally offer several Fixed Interest Allocations at any one time. We reserve the right to limit the number of Fixed Interest Allocations or the availability of certain Fixed Interest Allocations. The number of Fixed Interest Allocations offered may vary by state, we may not offer all Fixed Interest Allocations on all Contracts and the rates for a given Fixed Interest Allocation may vary among Contracts. We set the interest rates periodically. We may credit a different interest rate for each Fixed Interest Allocation. The interest you earn in the Fixed Account as well as your principal is guaranteed by ReliaStar of New York, as long as you do not take your money out before the maturity date for the applicable guaranteed interest period. If you take your money out from a Fixed Interest Allocation more than 30 days before the applicable maturity date, we will apply a market value adjustment ("Market Value Adjustment"). A Market Value Adjustment could increase or decrease your contract value and/or the amount you take out. A surrender charge may also apply to withdrawals from your contract. You bear the risk that you may receive less than your principal because of the Market Value Adjustment.

You have a right to return a contract for a refund as described in the variable annuity contract prospectus.

The variable annuity contract prospectus describes the Contract offered by ReliaStar of New York. The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment as well as those that do not qualify for such treatment. Please refer to the Contract prospectus for more information.


This prospectus should be read with the Contract prospectus which provides information that you should know before investing in the Fixed Account and should be kept for future reference. If you need more information after reading this prospectus, please contact us at our Customer Service Center, P.O. Box 9271, Des Moines, Iowa 50306-9271 or call (800) 366-0066 or your registered representative. Either prospectus is available without charge upon request. To obtain a copy of these documents, write to or call our Customer Service Center or access the SEC's website (http://www.sec.gov).

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THE FIXED ACCOUNT IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY ANY BANK OR BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


This prospectus must be accompanied or preceded by a current prospectus for a variable Contract.




Fixed Account I - ReliaStar NY - 134808

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TABLE OF CONTENTS
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                                                                            PAGE
      Fees and Expenses.....................................................   1
      ReliaStar Life Insurance Company of New York..........................   1
      Financial Statements..................................................   1
      The Fixed Interest Allocation.........................................   1
      The Annuity Contract..................................................   4
        Contract Value in the Fixed Interest Allocations....................   4
        Cash Surrender Value................................................   5
      Withdrawals...........................................................   5
      Transfers Among Your Investments......................................   6
      Charges and Fees......................................................   7
      Death Benefit and Optional Riders.....................................   7
      Other Contract Provisions.............................................   8
      Other Information.....................................................   8
        State Regulation....................................................   8
        Legal Proceedings...................................................   8
        Experts.............................................................   8
        Further Information.................................................   8
        Incorporation of Certain Documents by Reference.....................   9
      Federal Tax Considerations............................................   9
      Appendix A
          Market Value Adjustment Examples..................................  A1


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Fixed Account I - ReliaStar NY - 134808

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FEES AND EXPENSES
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The variable Contract has insurance features and investment features, and there are charges related to each. For more information about these contract fees and expenses, please refer to the Contract prospectus.


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RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
--------------------------------------------------------------------------------

ReliaStar of NY is a New York stock life insurance company originally incorporated on June 11, 1917 under the name The Morris Plan Insurance Society. ReliaStar of NY is authorized to transact business in all states, the District of Columbia, the Dominican Republic and the Cayman Islands and is principally engaged in the business of providing individual life insurance and annuities, employee benefit products and services, retirement plans, and life and health reinsurance. Until October 1, 2003, ReliaStar of NY was a wholly owned subsidiary of Security-Connecticut Life Insurance Company ("Security-Connecticut"). Effective October 1, 2003, Security-Connecticut merged with and into its parent, ReliaStar Life Insurance Company ("ReliaStar"). ReliaStar is an indirect wholly owned subsidiary of ING Groep, N.V. ("ING"), a global financial services holding company based in The Netherlands. ING also owns Directed Services, Inc., the distributor of the Contracts, and other interests. Our principal office is located at 1000 Woodbury Road, Suite 208, Woodbury, New York 11797.

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FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


The audited financial statements of ReliaStar of New York as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, are included in this prospectus.


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THE FIXED INTEREST ALLOCATION
--------------------------------------------------------------------------------


You may allocate premium payments and transfer your Contract value to the available guaranteed interest periods of the Fixed Account during the accumulation period as described in the prospectus for the Contract. Each amount that you allocate to the Fixed Account for a selected guaranteed interest period, is called a Fixed Interest Allocation. We reserve the right to limit the number of Fixed Interest Allocations or the availability of certain Fixed Interest Allocations. The number of Fixed Interest Allocations offered may vary by state, we may not offer all Fixed Interest Allocations on all Contracts, and the rates for a given Fixed Interest Allocation may vary among Contracts. You may select one or more guaranteed interest periods at any one time. We will credit your Fixed Interest Allocation with a guaranteed interest rate for the guaranteed interest period you select, so long as you do not withdraw money from that Fixed Interest Allocation before the end of the guaranteed interest period. Each guaranteed interest period ends on its maturity date, which is the last day of the month in which the guaranteed interest period is scheduled to expire.


If you surrender, withdraw, transfer or annuitize your investment in a Fixed Interest Allocation more than 30 days before the end of the guaranteed interest period, we will apply a Market Value Adjustment to the transaction. A Market Value Adjustment could increase or decrease the amount you surrender, withdraw, transfer or annuitize, depending on current interest rates at the time of the transaction. You bear the risk that you may receive less than your principal because of the Market Value Adjustment.


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Fixed Account I - ReliaStar NY - 134808

Assets supporting amounts allocated to the Fixed Account are available to fund the claims of all classes of our customers, contract owners and other creditors. Interests under your Contract relating to the Fixed Account are registered under the Securities Act of 1933, but the Fixed Account itself is not registered.

SELECTING A GUARANTEED INTEREST PERIOD

You may select one or more Fixed Interest Allocations with specified guaranteed interest periods. A guaranteed interest period is the period that a rate of interest is guaranteed to be credited to your Fixed Interest Allocation. We may at any time decrease or increase the number of guaranteed interest periods offered. In addition, we may offer DCA Fixed Interest Allocations, which are 6-month and 1-year Fixed Interest Allocations available exclusively in connection with our dollar cost averaging program. For more information on DCA Fixed Interest Allocations, see "Transfers Among Your Investments -- Dollar Cost Averaging from Fixed Interest Allocations."

Your Contract value in the Fixed Account is the sum of your Fixed Interest Allocations and the interest credited as adjusted for any withdrawals, transfers or other charges we may impose, including any Market Value Adjustment. Your Fixed Interest Allocation will be credited with the guaranteed interest rate in effect for the guaranteed interest period you selected when we receive and accept your premium or reallocation of Contract value. We will credit interest daily at a rate that yields the quoted guaranteed interest rate.

GUARANTEED INTEREST RATES

Each Fixed Interest Allocation will have an interest rate that is guaranteed as long as you do not take your money out until its maturity date. We do not have a specific formula for establishing the guaranteed interest rates for the different guaranteed interest periods. We determine guaranteed interest rates at our sole discretion. To find out the current guaranteed interest rate for a guaranteed interest period you are interested in, please contact our Customer Service Center or your registered representative. The determination may be influenced by the interest rates on fixed income investments in which we may invest with the amounts we receive under the Contracts. We will invest these amounts primarily in investment-grade fixed income securities (i.e., rated by Standard & Poor's rating system to be suitable for prudent investors) although we are not obligated to invest according to any particular strategy, except as may be required by applicable law. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the guaranteed interest rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer interest rate specials for new premiums that are higher than the current base interest rate then offered. Renewal rates for such rate specials will be based on the base interest rate and not on the special rates initially declared.

TRANSFERS FROM A FIXED INTEREST ALLOCATION

You may transfer your Contract value in a Fixed Interest Allocation to one or more new Fixed Interest Allocations with new guaranteed interest periods, or to any of the subaccounts of ReliaStar of New York's Separate Account NY-B as described in the Contract prospectus. We will transfer amounts from your Fixed Interest Allocations starting with the guaranteed interest period nearest its maturity date, until we have honored your transfer request.

The minimum amount that you can transfer to or from any Fixed Interest Allocation is $100. If a transfer request would reduce the Contract value remaining in a Fixed Interest Allocation to less than $100, we will treat such transfer request as a request to transfer the entire Contract value in such Fixed Interest Allocation. Transfers from a Fixed Interest Allocation may be subject to a Market Value Adjustment. If you have a special Fixed Interest Allocation that was offered exclusively with our dollar cost averaging program, cancelling dollar cost averaging will cause a transfer of the entire Contract value in such Fixed Interest Allocation to the Liquid Assets subaccount, and such a transfer will be subject to a Market Value Adjustment.


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


On the maturity date of a guaranteed interest period, you may transfer amounts from the applicable Fixed Interest Allocation to the subaccounts and/or to new Fixed Interest Allocations with guaranteed interest periods of any length we are offering at that time, if any. You may not, however, transfer amounts to any Fixed Interest Allocation with a guaranteed interest period that extends beyond the annuity start date.


At least 30 calendar days before a maturity date of any of your Fixed Interest Allocations, or earlier if required by state law, we will send you a notice of the guaranteed interest periods that are available. You must notify us which subaccounts or new guaranteed interest periods you have selected before the maturity date of your Fixed Interest Allocations. If we do not receive timely instructions from you, we will transfer the Contract value in the maturing Fixed Interest Allocation to a new Fixed Interest Allocation with a guaranteed interest period that is the same as the expiring guaranteed interest period. If such guaranteed interest period is not available or would go beyond the annuity start date, we will transfer your Contract value in the maturing Fixed Interest Allocation to the next shortest guaranteed interest period which does not go beyond the annuity start date. If no such guaranteed interest period is available, we will transfer the Contract value to a subaccount specially designated by the Company for such purpose. Currently we use the Liquid Assets subaccount for such purpose.

WITHDRAWALS FROM A FIXED INTEREST ALLOCATION


During the accumulation phase, you may withdraw a portion of your Contract value in any Fixed Interest Allocation. You may make systematic withdrawals of only the interest earned during the prior month, quarter or year, depending on the frequency chosen, from a Fixed Interest Allocation under our systematic withdrawal option. Systematic withdrawals from a Fixed Interest Allocation are not permitted if such Fixed Interest Allocation is currently participating in the dollar cost averaging program. A withdrawal from a Fixed Interest Allocation may be subject to a Market Value Adjustment and a Contract surrender charge. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax, as well as state income tax consequences.


If you tell us the Fixed Interest Allocation from which your withdrawal will be made, we will assess the withdrawal against that Fixed Interest Allocation. If you do not, we will assess your withdrawal against the subaccounts in which you are invested, unless the withdrawal exceeds the Contract value in the subaccounts. If the withdrawal exceeds the Contract value in those subaccounts, we will deduct your withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request.

MARKET VALUE ADJUSTMENT

A Market Value Adjustment may decrease, increase or have no effect on your Contract value. We will apply a Market Value Adjustment (i) whenever you withdraw or transfer money from a Fixed Interest Allocation (unless made within 30 days before the maturity date of the applicable guaranteed interest period, or under the systematic withdrawal or dollar cost averaging program) and (ii) if on the annuity start date a guaranteed interest period for any Fixed Interest Allocation does not end on or within 30 days of the annuity start date.

We determine the Market Value Adjustment by multiplying the amount you withdraw, transfer or apply to an income plan by the following factor:

                          ((1+I)/(1+J+.0025))^(N/365)-1


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Fixed Account I - ReliaStar NY - 134808

Where,

      o "I" is the Index Rate for a Fixed Interest Allocation on the first day of the guaranteed interest period;

      o "J" is the Index Rate for a new Fixed Interest Allocation with a guaranteed interest period equal to the time remaining in the guaranteed interest period, except for a Fixed Interest Allocation of 6 months, where "J" is, at the time of calculation, the lesser of the Index Rate for a new Fixed Interest Allocation with (i) a 6-month guaranteed interest period, or (ii) a 1-year guaranteed interest period; and

      o "N" is the remaining number of days in the guaranteed interest period at the time of calculation.

The Index Rate is the average of the Ask Yields for U.S. Treasury STRIPS as quoted by a national quoting service for a period equal to the applicable guaranteed interest period. The average currently is based on the period starting from the 22nd day of the calendar month two months prior to the month of the Index Rate determination and ending the 21st day of the calendar month immediately before the month of determination. We currently calculate the Index Rate once each calendar month but have the right to calculate it more frequently. The Index Rate will always be based on a period of at least 28 days If the Ask Yields are no longer available, we will determine the Index Rate by using a suitable and approved, if required, replacement method.

A Market Value Adjustment may be positive, negative or result in no change. In general, if interest rates are rising, you bear the risk that any Market Value Adjustment will likely be negative and reduce your Contract value. On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market Value Adjustment that increases your Contract value. In the event of a full surrender, transfer or annuitization from a Fixed Interest Allocation, we will add or subtract any Market Value Adjustment from the amount surrendered, transferred or annuitized. In the event of a partial withdrawal, transfer or annuitization, we will add or subtract any Market Value Adjustment from the total amount withdrawn, transferred or annuitized in order to provide the amount requested. If a negative Market Value Adjustment exceeds your Contract value in the Fixed Interest Allocation, we will consider your request to be a full surrender, transfer or annuitization of the Fixed Interest Allocation.

Several examples which illustrate how the Market Value Adjustment works are included in Appendix A.

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THE ANNUITY CONTRACT
--------------------------------------------------------------------------------

The Contract is described in another prospectus. This prospectus describes the Fixed Account and the operation of any Fixed Interest Allocation under your Contract.

      CONTRACT VALUE IN THE FIXED INTEREST ALLOCATIONS. On the contract date, the Contract value in any Fixed Interest Allocation in which you are invested is equal to the portion of the initial premium paid and designated for allocation to the Fixed Interest Allocation. On each business day after the contract date, we calculate the amount of Contract value in each Fixed Interest Allocation as follows:

      (1) We take the Contract value in the Fixed Interest Allocation at the end of the preceding business day.

      (2) We credit a daily rate of interest on (1) at the guaranteed rate since the preceding business day.


      (3)   We add (1) and (2)


      (4)   We subtract from (3) any transfers from that Fixed Interest
            Allocation.


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Fixed Account I - ReliaStar NY - 134808

      (5) We subtract from (4) any withdrawals, and then subtract any contract fees (including any rider charges) and premium taxes.

Additional premium payments and transfers allocated to the Fixed Account will be placed in new Fixed Interest Allocations. The Contract value on the date of allocation will be the amount allocated. Several examples which illustrate how the Market Value Adjustment works are included in Appendix A.

CASH SURRENDER VALUE


The cash surrender value is the amount you receive when you surrender the Contract. The cash surrender value will fluctuate daily based on the interest credited to Fixed Interest Allocations, any Market Value Adjustment, and any surrender charge. We do not guarantee any minimum cash surrender value. On any date during the accumulation phase, we calculate the cash surrender value as follows: we start with your Contract value, then we adjust for any Market Value Adjustment, and then we deduct any surrender charge, any charge for premium taxes, the annual contract administrative fee (unless waived), and any optional benefit rider charge, and any other charges incurred but not yet deducted. Several examples which illustrate how the Market Value Adjustment works are included in Appendix A.


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WITHDRAWALS
--------------------------------------------------------------------------------

At any time during the accumulation phase and before the death of the contract owner, except under certain qualified contracts, you may withdraw all or part of your money. Keep in mind that if you request a withdrawal for more than 90% of the cash surrender value, and the remaining cash surrender value after the withdrawal is less than $2,500, we will treat it as a request to surrender the Contract.


You need to submit to us a written request specifying the Fixed Interest Allocations or subaccounts from which amounts are to be withdrawn; otherwise the withdrawal will be made on a pro rata basis from all of the subaccounts in which you are invested. If there is not enough Contract value in the subaccounts, we will deduct the balance of the withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request. We will apply a Market Value Adjustment to any withdrawal from your Fixed Interest Allocation taken more than 30 days before its maturity date. We will determine the Contract value as of the close of business on the day we receive your withdrawal request at our Customer Service Center. The Contract value may be more or less than the premium payments made. Please see the Contract prospectus for the application of surrender charges to withdrawals.


We offer the following three withdrawal options:

REGULAR WITHDRAWALS

After the free look period, you may make regular withdrawals. Each withdrawal must be a minimum of $100. We will apply a Market Value Adjustment to any regular withdrawal from a Fixed Interest Allocation that is taken more than 30 days before its maturity date.

SYSTEMATIC WITHDRAWALS

See the Contract prospectus for general information on Systematic Withdrawals.

Systematic withdrawals from Fixed Interest Allocations are limited to interest earnings during the prior month, quarter, or year, depending on the frequency you chose. Systematic withdrawals are not subject to a Market Value Adjustment, unless you have added the Fixed Dollar Systematic Withdrawal Feature discussed below and the payments exceed interest earnings. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) and 72(t) distributions. A Fixed Interest Allocation may not participate in both the systematic withdrawal option and the dollar cost averaging program at the same time.


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

FIXED DOLLAR SYSTEMATIC WITHDRAWAL FEATURE. You may add the Fixed Dollar Systematic Withdrawal Feature to your regular fixed dollar systematic withdrawal program. This feature allows you to receive a systematic withdrawal in a fixed dollar amount regardless of any Market Value Adjustments. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) and 72(t) distributions. We will assess a Market Value Adjustment on the withdrawal date if the withdrawal from a Fixed Interest Allocation exceeds your interest earnings on the withdrawal date. We will adjust the amount withdrawn to include any Market Value Adjustment so that the amount of each systematic withdrawal remains fixed, unless you direct otherwise.

IRA WITHDRAWALS

See the Contract prospectus for general information on IRA Withdrawals.

An IRA withdrawal from a Fixed Interest Allocation in excess of the amount allowed under systematic withdrawals will be subject to a Market Value Adjustment.

CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH TAKING WITHDRAWALS. You are responsible for determining that withdrawals comply with applicable law. A withdrawal made before the taxpayer reaches age 59 1/2 may result in a 10% penalty tax. See "Federal Tax Considerations" in the Contract prospectus for more details.

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TRANSFERS AMONG YOUR INVESTMENTS
--------------------------------------------------------------------------------

You may transfer your Contract value among the subaccounts in which you are invested and your Fixed Interest Allocations at the end of the free look period until the annuity start date. See the Contract prospectus for general information regarding transfers including transfers by third parties. We will apply a Market Value Adjustment to transfers from a Fixed Interest Allocation taken more than 30 days before its maturity date, unless the transfer is made under the dollar cost averaging program.

If you allocate Contract value to an investment option that has been designated as a Restricted Fund, your ability to transfer Contract value to the Restricted Fund may be limited. A transfer to the Restricted Funds will not be permitted to the extent that it would increase the Contract value in the Restricted Fund to more than the applicable limits following the transfer. We do not limit transfers from Restricted Funds. If the result of multiple reallocations is to lower the percentage of total Contract value in the Restricted Fund, the reallocation will be permitted even if the percentage of Contract value in the Restricted Fund is greater than the limit.

Transfers will be based on values at the end of the business day in which the transfer request is received at our Customer Service Center.

The minimum amount that you may transfer is $100 or, if less, your entire Contract value held in a subaccount or a Fixed Interest Allocation.

DOLLAR COST AVERAGING FROM FIXED INTEREST ALLOCATIONS

You may elect to participate in our dollar cost averaging program if you have at least $1,200 of Contract value in Fixed Account Interest Allocations with a guaranteed interest period of 1 year or less. The Fixed Interest Allocations serve as the source accounts from which we will, on a monthly basis, automatically transfer a set dollar amount of money to contract investment portfolio subaccounts selected by you.

The dollar cost averaging program is designed to lessen the impact of market fluctuation on your investment. Since we transfer the same dollar amount to subaccounts each month, more units of a subaccount are purchased if the value of its unit is low and fewer units are purchased if the value of its unit is high. Therefore, a lower than average value per unit may be achieved over the long term.


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

However, we cannot guarantee this. When you elect the dollar cost averaging program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

You elect the dollar amount you want transferred under this program. Each monthly transfer must be at least $100. You may change the transfer amount once each contract year.

Transfers from a Fixed Interest Allocation under the dollar cost averaging program are not subject to a Market Value Adjustment.

If you do not specify the subaccounts to which the dollar amount of the source account is to be transferred, we will transfer the money to the subaccounts in which you are invested on a proportional basis. The transfer date is the same day each month as your contract date. If, on any transfer date, your Contract value in a source account is equal or less than the amount you have elected to have transferred, the entire amount will be transferred and the program will end. You may terminate the dollar cost averaging program at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next transfer date. A Fixed Interest Allocation may not participate in the dollar cost averaging program and in systematic withdrawals at the same time.

See "Dollar Cost Averaging" in the Contract prospectus for a discussion of transferring to a Restricted Fund.

We may in the future offer additional subaccounts or withdraw any subaccount or Fixed Interest Allocation to or from the dollar cost averaging program or otherwise modify, suspend or terminate this program. Of course, such change will not affect any dollar cost averaging programs in operation at the time.

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CHARGES AND FEES
--------------------------------------------------------------------------------


The Contract has insurance features and investment features, and there are charges related to each. For the insurance features, the Company deducts a mortality and expense risk charge, an asset-based administrative charge, and an annual contract administrative charge. Depending on your Contract, you may also be able to purchase optional benefit riders, charges for which are deducted from your Contract value. We deduct the mortality and expense risk charge and the asset-based administrative charges daily directly from your Contract value in the subaccounts.


When deducting the other contract charges and rider charges, if the value in the subaccounts is insufficient, the contract charges and rider charge will be deducted from the Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until the charge has been paid. The amount deducted may be subject to a Market Value Adjustment. See the Contract prospectus for more information.

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DEATH BENEFIT AND OPTIONAL RIDERS
--------------------------------------------------------------------------------

Please refer to your Contract prospectus for descriptions of benefits under the Contract and the effect of your Fixed Interest Allocations on those benefits.


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

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OTHER CONTRACT PROVISIONS
--------------------------------------------------------------------------------

SUSPENSION OF PAYMENTS

We have the right to delay payment of amounts from a Fixed Interest Allocation for up to 6 months.

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OTHER INFORMATION
--------------------------------------------------------------------------------

STATE REGULATION

We are regulated by the Insurance Department of the State of New York. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

LEGAL PROCEEDINGS

We are, or may be in the future, a defendant in various legal proceedings in connection with the normal conduct of our insurance operations. Some of these cases may seek class action status and may include a demand for punitive damages as well as for compensatory damages. In the opinion of management, the ultimate resolution of any existing legal proceeding is not likely to have a material adverse effect on our ability to meet our obligations under the contract.

Directed Services, Inc., the principal underwriter and distributor of the contract, is not involved in any legal proceeding which, in the opinion of management, is likely to have a material adverse effect on its ability to distribute the contract.

EXPERTS


The financial statements and schedules of ReliaStar Life Insurance Company of New York, as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and are included and incorporated by reference in this prospectus and in the Registration Statement of which this prospectus is a part. These financial statements and schedules of the Company appearing in the Company's annual report on Form 10-K for the year ended December 31, 2004 have been audited by Ernst & Young LLP. Such financial statements and schedules are included and incorporated herein by reference in reliance upon such reports given authority of such firm as experts in accounting and auditing.


FURTHER INFORMATION

This prospectus does not contain all of the information contained in the registration statement of which this prospectus is a part. Portions of the registration statement have been omitted from this prospectus as allowed by the Securities and Exchange Commission (SEC). You may obtain the omitted information from the offices of the SEC, as described below. We are required by the Securities Exchange Act of 1934 to file periodic reports and other information with the SEC. You may inspect or copy information concerning the Company at the Public Reference Room of the SEC at:

                       Securities and Exchange Commission
                               450 Fifth Street NW
                              Washington, DC 20549

Fixed Account I - ReliaStar NY - 134808

You may also obtain copies of these materials at prescribed rates from the Public Reference Room of the above office. You may obtain information on the operation of the Public Reference Room by calling the SEC at either 1-800-SEC-0330 or 1-202-942-8090. You may also find more information about the Company at www.ing.com.


A copy of the Company's annual report on Form 10-K for the year ended December 31, 2004 accompanies this prospectus. We refer to Form 10-K for a description of the Company and its business, including financial statements. We intend to send contract holders annual account statements and other such legally required reports. We do not anticipate such reports will include periodic financial statements or information concerning the Company.


You can find this prospectus and other information the Company files electronically with the SEC on the SEC's web site at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have incorporated by reference the Company's latest Annual Report on Form 10-K, as filed with the SEC and in accordance with the Securities and Exchange Act of 1934. The Annual Report must accompany this prospectus. Form 10-K contains additional information about the Company including financial statements for the latest fiscal year. We were not required to file any other reports pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act since the end of the fiscal year covered by that Form 10-K. The registration statement for this prospectus incorporates some documents by reference. We will provide a free copy of any such documents upon the written or oral request of anyone who has received this prospectus. We will not include exhibits to those documents unless they are specifically incorporated by reference into the document. Direct requests to:

                                       ING
                             Customer Service Center
                                  P.O. Box 9271
                           Des Moines, Iowa 50306-9271
                                 1-800-366-0066

INQUIRIES

You may contact us directly by writing or calling us at the address or phone number shown above.

--------------------------------------------------------------------------------
FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

For a general description of the federal income tax considerations associated with the Contract please refer to the Contract prospectus. The "Federal Tax Considerations" section of the Contract prospectus does not purport to be complete or to cover all tax situations. The discussion is not intended as tax advice. You should consult your counsel or other competent tax advisers for more complete information. The discussion is based upon our understanding of the present federal income tax laws. We do not make any representations as to the likelihood of continuation of the present federal income tax laws or as to how they may be interpreted by the IRS.

Fixed Account I - ReliaStar NY - 134808

--------------------------------------------------------------------------------
APPENDIX A
--------------------------------------------------------------------------------

                        MARKET VALUE ADJUSTMENT EXAMPLES

EXAMPLE #1: FULL SURRENDER -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

      Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate ("I") of 5%; that a full surrender is requested 3 years into the guaranteed interest period; that the Account Value on the date of surrender is $115,000; that the then Index Rate for a 7-year guaranteed interest period ("J") is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

      1.    N = 2,555 ( 365 x 7 )

      2.    Market Value Adjustment =

            $115,000 x [((1.05)/(1.0625))^(2,555/365) -1] = $-9,143

      Therefore, the amount paid to you on full surrender, ignoring any surrender charge, is $105,857 ($115,000 - $9,143).

EXAMPLE #2: FULL SURRENDER -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

      Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate ("I") of 5%; that a full surrender is requested 3 years into the guaranteed interest period; that the Account Value on the date of surrender is $115,000; that the then Index Rate for a 7-year guaranteed interest period ("J") is 4%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

      1.    N = 2,555 ( 365 x 7 )

      2.    Market Value Adjustment =
            $115,000 x [((1.05)/(1.0425))^(2,555/365) -1]= $5,918


      Therefore, the amount paid to you on full surrender, ignoring any surrender charge, is $120,918 ($115,000 + $5,918).


EXAMPLE #3: WITHDRAWAL -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

      Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate ("I") of 5%; that a withdrawal of $128,000 is requested 3 years into the guaranteed interest period; that the Account Value on the date of withdrawal is $250,000; that the then Index Rate ("J") for a 7-year guaranteed interest period is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.


                                       A1

Fixed Account I - ReliaStar NY - 134808

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

      1.    N = 2,555 ( 365 x 7 )

      2.    Amount that must be withdrawn =
            [($128,000)/((1.05)/(1.0625))^(2,555/365)]= $139,055

      Then calculate the Market Value Adjustment on that amount.

      3.    Market Value Adjustment
            = $139,055 x[((1.05)/(1.0625))^(2,555/365) -1] = $-11,055

      Therefore, the amount of the withdrawal paid to you, ignoring any surrender charge, is $128,000, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $128,000, and also reduced by the Market Value Adjustment of $11,055, for a total reduction in the Fixed Interest Allocation of $139,055.

EXAMPLE #4: WITHDRAWAL -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

      Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate of 5%; that a withdrawal of $128,000 requested 3 years into the guaranteed interest period; that the Account Value on the date of withdrawal is $250,000; that the then Index Rate ("J") for a 7-year guaranteed interest period is 4%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

      First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

      1.    N = 2,555 ( 365 x 7 )

      2.    Amount that must be withdrawn =
            [($128,000)/((1.05)/(1.0425))^(2,555/365)]= $121,736

      Then calculate the Market Value Adjustment on that amount.

      3.    Market Value Adjustment =
            $121,736 x [((1.05)/(1.0425))^(2,555/365) -1] = $6,265

      Therefore, the amount of the withdrawal paid to you, ignoring any surrender charge, is $128,000, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $128,000, but increased by the Market Value Adjustment of $6,265, for a total reduction in the Fixed Interest Allocation of $121,736.


                                       A2

Fixed Account I - ReliaStar NY - 134808

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

                  ReliaStar Life Insurance Company of New York
                   is a stock company domiciled in New York.


Fixed Account I - ReliaStar NY - 134808                               04/29/2005

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 10-K

Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the fiscal year ended December 31, 2004
                          -----------------


Commission file number: 333-114338


                  ReliaStar Life Insurance Company of New York
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

New York                                                              53-0242530
--------------------------------------------------------------------------------
(State or other jurisdiction of                                   (IRS employer
incorporation or organization)                               identification no.)

1000 Woodbury Road, Suite 208, Woodbury, NY                                11797
--------------------------------------------------------------------------------
 (Address of principal executive offices)                             (Zip code)

Registrant's telephone number, including area code  (516) 682-8700
                                                   ---------------


--------------------------------------------------------------------------------
Former name, former address and former fiscal year, if changed since last report

Securities registered pursuant to Section 12(b) of Act: None
Securities registered pursuant to Section 12(g) of Act: None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [ X ] No [ ]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this form 10-K or any amendment to this Form 10-K. Yes [ X ] No [ ]

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act). Yes [ ] No [ X ]

                      APPLICABLE ONLY TO CORPORATE ISSUERS:

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: 1,377,863 shares of Common Stock as of March 29, 2005 all of which were directly owned by ReliaStar Life Insurance Company.

NOTE: WHEREAS RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK MEETS THE CONDITIONS SET FORTH IN GENERAL INSTRUCTION I(1)(a) AND (b) OF FORM 10-K, THIS FORM IS BEING FILED WITH THE REDUCED DISCLOSURE FORMAT PURSUANT TO GENERAL INSTRUCTION I(2).

                  ReliaStar Life Insurance Company of New York
         (A wholly-owned subsidiary of ReliaStar Life Insurance Company)
                           Annual Report on Form 10-K
                      For the year ended December 31, 2004


                                TABLE OF CONTENTS

Form 10-K
 Item No.                                                                   Page

                 PART I

Item 1.         Business*                                                     3
Item 2.         Properties*                                                  12
Item 3.         Legal Proceedings                                            13
Item 4.         Submission of Matters to a Vote of Security Holders**        13

                PART II

Item 5.         Market for Registrant's Common Equity and Related
                Stockholder Matters                                          14
Item 6.         Selected Financial Data***                                   15
Item 7.         Management's Narrative Analysis of the Results of
                Operations and Financial Condition*                          16
Item 7A.        Quantitative and Qualitative Disclosures About Market Risk   37
Item 8.         Financial Statements and Supplementary Data                  39
Item 9.         Changes in and Disagreements with Accountants on Accounting
                and Financial Disclosure                                     83
Item 9A.        Controls and Procedures                                      83
Item 9B         Other Information                                            83

                PART III

Item 10.        Directors and Executive Officers of the Registrant**         84
Item 11.        Executive Compensation**                                     84
Item 12.        Security Ownership of Certain Beneficial Owners
                and Management**                                             84
Item 13.        Certain Relationships and Related Transactions**             84
Item 14.        Principal Accountant Fees and Services                       85

                PART IV

Item 15.        Exhibits and Financial Statement Schedules                   87
                Index to Financial Statement Schedules                       90
                Signatures                                                   94

*    Item prepared in accordance with General Instruction I(2) of Form 10-K
** Item omitted pursuant to General Instruction I(2) of Form 10-K, except as to Part III, Item 10 with respect to compliance with Sections 406 and 407 of the Sarbanes Oxley Act of 2002
*** Although item may be omitted pursuant to General Instruction I(2) of Form 10-K, the Company has provided certain disclosure under this Item.

                                     PART I

Item 1.        Business
               (Dollar amounts in millions, unless otherwise stated)

               Organization of Business

               ReliaStar Life Insurance Company of New York ("RLNY" or the "Company"), a direct, wholly-owned subsidiary of ReliaStar Life Insurance Company ("ReliaStar Life"), is a stock life insurance company organized under the laws of the State of New York. ReliaStar Life is a wholly-owned subsidiary of Lion Connecticut Holdings Inc. ("Lion"), a Connecticut holding and management company. Lion is an indirect, wholly-owned subsidiary of ING Groep N.V. ("ING"), a global financial services holding company based in The Netherlands, with American Depository Shares listed on the New York Stock Exchange under the symbol "ING".

               Until October 1, 2003, the Company was a wholly-owned subsidiary of Security-Connecticut Life Insurance Company ("Security-Connecticut Life"), a Minnesota domiciled insurance company, which provided financial products and services in the United States. Effective October 1, 2003, Security-Connecticut merged with and into ReliaStar Life.

               On April 1, 2002, ReliaStar Life acquired First Golden American Life Insurance Company of New York ("First Golden"), an affiliated entity, for a purchase price of $27.7 in cash and $0.2 in receivables. The purchase price was based on First Golden's statutory-basis book value per generally accepted accounting principles in the United States ("GAAP"). ReliaStar Life contributed First Golden to Security-Connecticut at GAAP book value. Security-Connecticut contributed First Golden to RLNY, and First Golden was dissolved into RLNY at GAAP book value. The contribution of First Golden to RLNY was recorded as an increase to stockholder's equity of $31.4 which equaled First Golden's April 1, 2002 GAAP book value. Approval for the merger was obtained from the Insurance Departments of the States of New York and Delaware.

               The Company has one operating segment, ING U.S. Financial Services ("USFS").

               Description of Business

               The Company is principally engaged in the business of providing life insurance and related financial services products. The Company provides and distributes individual life insurance and annuities, employee benefits products and services and qualified group annuity contracts that include a variety of funding and payout options for employer sponsored retirement plans qualified under Internal Revenue Code Section 401. The Company's strategy is to offer, principally in the education market, a wide variety of products and services designed to address customers' needs for financial security, especially tax-advantaged savings for retirement and protection in the event of death.

               Individual Life Insurance and Annuities: Products, Principal Markets, and Methods of Distribution

               The Company offers a wide range of individual life insurance products, including term, universal life, second-to-die universal life, variable universal life, as well as fixed and variable annuities through a network of independent agents and financial professionals. These products are marketed to individual customers who prefer to purchase insurance and investment products from a personal financial adviser. These products target middle and upper-income families and niche markets, including U.S. military personnel and small-business owners.

               Variable universal life and fixed universal life insurance products represent a significant portion of the individual life insurance premium volume. Variable universal life insurance policies contain alternative investment options (generally mutual funds) and policy values which will vary based upon the investment returns of the fund(s) selected by the policyholder, while providing certain benefits associated with traditional life insurance, such as death benefits and cash values. Fixed universal life policies provide for guaranteed levels of insurance protection and minimum interest rate guarantees. Interest-sensitive products provide for interest crediting rates which may be adjusted periodically, subject to minimum guaranteed rates as set forth in policyholder contracts. Adjustments are made to the crediting rates on interest-sensitive products based upon a variety of factors, including investment performance, market interest rates, and competitive factors. Profits recognized on interest-sensitive products are affected by mortality experience, the margin between interest rates earned on investments and interest credited to policyholders, as well as capital gains and losses on investments, persistency, and expenses.

               The variable annuity products offered contain alternative investment options (generally mutual funds) and policy values which will vary based upon the investment returns of the fund(s) selected by the contractowner.

               Variable annuities are long-term savings vehicles in which contract owner premiums (purchase payments) are recorded and maintained in sub-accounts within separate accounts established and registered with the Securities and Exchange Commission ("SEC") as a unit investment trust. Variable annuities issued by the Company are a combination of variable and fixed deferred annuity contracts under which some or all of the premiums may be allocated by the contractowner to a fixed account available under the contract.

               The Company discourages premature surrenders of interest-sensitive products through contractual surrender charges and the adjustment of interest crediting rates. The policies and annuities sold contain provisions which allow the contractowner or policyholder to withdraw or surrender their contracts under defined circumstances. These contracts generally contain provisions which apply penalties or otherwise limit the ability of contractowners and policyholders to make such withdrawals or surrenders. The interest rates that the Company might be required to credit under their interest-sensitive insurance products to forestall surrenders, particularly in a time of rapidly rising market interest rates, could have an adverse effect on operating income.

               Individual life insurance business is subject to risks in the event that the Company's mortality experience deviates from the assumptions used in establishing its premium rates.

               Employee Benefit: Products, Principal Markets, and Methods of Distribution

               The Company targets the sale of employee benefits and financial services to medium and large corporate employers and affinity groups. Additionally, the Company sells individual and payroll-deduction products to employees of its corporate clients. Principal products include group and individual life insurance and non-medical group insurance products.

               Group life and disability insurance and employee benefit related services are offered by the Company. Employee benefits products are marketed through major brokerage operations and through direct sales to employers.

               Group term life insurance is marketed to employer groups in the Company's target market. Premiums for these policies are based largely upon the experience of the Company, and in some instances, on the experience of the particular group policyholder. The primary risks related to this line of business include deviations from expected mortality, expenses, and investment income. The Company seeks to control the mortality risk through reinsurance treaties.

               The Company also markets group disability income insurance. This coverage compensates employees for loss of income due to sickness or injury. The profitability of this business is affected by morbidity experience and the investment return on assets supporting the policy reserves.

               The Company markets individual life insurance policies to employees at the worksite and to members of affinity groups. The products delivered to these markets include universal life insurance policies, whole life insurance policies, and individual term life policies.

               The Company also markets medical stop loss coverage to employer sponsors of self-funded employee health benefit plans. Prior to 2003, the Company marketed individual cancer policies to employees at the worksite as well.

               Group Annuities: Products, Principal Markets and Methods of Distribution

               Group annuity contracts may be deferred or immediate (payout annuities). These products include programs offered to qualified plans that package administrative and record-keeping services along with a variety of investment options, including affiliated and nonaffiliated mutual funds and variable and fixed investment options.

               Group annuity contracts offered by the Company contain variable and/or fixed investment options. Variable options generally provide for full assumption by the customer of investment risks. Assets supporting variable annuity options are held in Separate

               Accounts that invest in mutual funds managed and/or distributed by RLNY or its affiliates, or managed and/or distributed by unaffiliated entities. Variable Separate Account investment income and realized capital gains and losses are not reflected in the Company's consolidated statements of income. Fixed options are "fully guaranteed". Fully-guaranteed fixed options provide guarantees on investment return, maturity values and, if applicable, benefit payments.

               Although the Company has offered group annuity contracts primarily to small businesses, it is not actively marketing these products. The Company's group annuity products generally were sold through pension professionals, independent agents and brokers, third party administrators, banks, dedicated career agents and financial planners.

               Geographic Distribution

               The Company operates primarily in the United States and is authorized to conduct business in all 50 states and the District of Columbia.

               Competition

               The businesses in which the Company engages are each highly competitive. The products compete in marketplaces characterized by a large number of competitors with similar products. Competition is based largely upon the crediting rates under the policies, the credit and claims paying ratings of competing insurers, name recognition, the commission structures of competing insurers, and the levels of service afforded distributors. Competing investment opportunities are also made available by mutual funds, banks, and other financial intermediaries, many of which have greater resources than the Company. The products are not generally eligible for legal protection from being copied by others, and capital is the most significant barrier to entry by new competitors.

               Group life insurance is a homogeneous product sold in a highly competitive market. The Company's competitors include all of the largest insurers doing business in the United States.

               Investment Overview and Strategy

               The Company's investment strategy involves diversification by asset class, and seeks to add economic diversification and to reduce the risks of credit, liquidity, and embedded options within certain investment products, such as convexity risk on collateralized mortgage obligations and call options. The investment management function is centralized under ING Investment Management LLC ("IIM"), an affiliate of the Company, pursuant to an investment advisory agreement. Separate portfolios are established for each general type of product within the Company.

               The Company's general account invests primarily in fixed maturity investments, including publicly issued bonds (including government bonds), privately placed notes and bonds, mortgage-backed securities, and asset-backed securities. The primary investment strategy is to optimize the risk-adjusted return on capital through superior asset selection predicated on a developed relative value approach, credit research and monitoring, superior management of interest rate risk, and active exploration into new investment product opportunities. Investments are purchased when market returns, adjusted for risk, capital and expenses, are sufficient to profitably support growth of the liability block of business. In addition, assets and liabilities are analyzed and reported for internal management purposes on an option-adjusted basis. The level of required capital of given transactions is a primary factor in determining relative value among different investment and liability alternatives, within the scope of each product type's objective. An active review of existing holdings identifies specific assets that could be effectively traded in order to enhance the risk-adjusted returns of the portfolio, while minimizing adverse tax and accounting impacts. The Company strives to maintain a portfolio average asset quality rating of A, excluding mortgage loans, but including mortgage-backed securities, which are reported with bonds, based on Standard & Poor's ratings classifications.

               Ratings

               On December 15, 2004, Standard & Poor's reaffirmed its AA (Very Strong) counterparty credit and financial strength rating of ING's primary U.S. insurance operating companies ("ING U.S."), including the Company. Standard & Poor's also, on this date, revised the outlook on the core insurance operating companies from negative to stable, reflecting ING's commercial position and diversification, financial flexibility, reduced capital leverage, and improved profitability. The outlook revisions recognize ING's progress in setting a more focused and decisive strategic direction and implementing more integrated financial management across banking and insurance.

               On December 17, 2004, Moody's Investor's Service, Inc. ("Moody's") issued a credit opinion affirming the financial strength rating of ING U.S., including the Company, of Aa3 (Excellent) with a stable outlook. The rating is based on the strong implicit support and financial strength of the parent company, ING. Furthermore, Moody's noted that ING U.S. has built a leading market share in the domestic individual life insurance, annuity, and retirement plan businesses. ING U.S. enjoys product diversity, further enhancing its credit profile through the use of these multiple distribution channels.

               On December 22, 2004, A.M. Best Company, Inc. ("A.M. Best") reaffirmed the financial strength rating of A+ (Superior) of ING U.S., including the Company, while maintaining its negative outlook for ING U.S. These rating actions follow ING's announcement of its intention to sell Life Insurance Company of Georgia ("LOG"), as well as the conclusion of A.M. Best's review of ING's plan to exit the U.S. individual reinsurance business. ING closed the transaction to exit the U.S. individual life reinsurance business on December 31, 2004 and the sale of LOG is expected to be completed during the second quarter of 2005, subject to regulatory approval. Neither of these transactions directly impact the Company.

               Regulation

               The Company's operations are subject to comprehensive regulation throughout the United States. The laws of the various jurisdictions establish supervisory agencies, including the state insurance departments, with broad authority to grant licenses to transact business and regulate many aspects of the products and services offered by the Company, as well as solvency and reserve adequacy. Many agencies also regulate the investment activities of insurance companies on the basis of quality, diversification, and other quantitative criteria. The Company's operations and accounts are subject to examination at regular intervals by certain of these regulators.

               Operations conducted by the Company are subject to regulation by various state insurance departments in the states where the Company conducts business, in particular the insurance department of its state of domicile, New York. Among other matters, these agencies may regulate premium rates, trade practices, agent licensing, policy forms, underwriting and claims practices, and the maximum interest rates that can be charged on policy loans.

               The SEC, the National Association of Securities Dealers ("NASD") and, to a lesser extent, the states regulate investment management activities and operations of the Company. Generally, the Company's variable life and variable annuity products and certain of its fixed annuities are registered as securities with the SEC. Regulations of the SEC, Department of Labor ("DOL") and Internal Revenue Service also impact certain of the Company's annuity, life insurance, and other investment and retirement products. These products involve separate accounts and mutual funds registered under the Investment Company Act of 1940. The Company also provides a variety of products and services to employee benefit plans that are covered by the Employee Retirement Income Security Act of 1974 ("ERISA").

               Insurance Holding Company Laws

               A number of states regulate affiliated groups of insurers such as the Company under holding company statutes. These laws, among other things, place certain restrictions on transactions between affiliates such as dividends and other distributions that may be paid to the Company's parent corporation.

               Insurance Company Guaranty Fund Assessments

               Insurance companies are assessed the costs of funding the insolvencies of other insurance companies by the various state guaranty associations, generally based on the amount of premiums companies collect in that state. The Company accrues the cost of future guaranty fund assessments based on estimates of insurance company insolvencies provided by the National Organization of Life and Health Insurance Guaranty Association ("NOLHGA") and the amount of premiums written in each state. The Company has recorded $0.3 and $0.2 for this liability as of December 31, 2004 and 2003, respectively. The Company has also recorded an asset of $0.2 as of December 31, 2004 and a minimal asset as of December 31, 2003, for future credits to premium taxes for assessments already paid.

               For information regarding certain other potential regulatory changes related to the Company's business see "Risk Factors" relating to the Company in Item 1, "Business".

               Employees

               The Company had 93 employees as of December 31, 2004, primarily focused on managing the product distribution, marketing, customer service, and product and financial management of the Company. The Company also utilizes services provided by ING North America Insurance Corporation, Inc. and other affiliates. These services include underwriting and new business processing, actuarial, risk management, human resources, investment management, finance, information technology, and legal and compliance services. The affiliated companies are reimbursed for the Company's use of various services and facilities under a variety of intercompany agreements.

               Risk Factors

               In addition to the normal risks of business, the Company is subject to significant risks and uncertainties, including those which are discussed below.

               The Company's efforts to reduce the impact of interest rate changes on its profitability and financial condition may not be effective

               The Company attempts to reduce the impact of changes in interest rates on the profitability and financial condition of its interest-sensitive life and annuity operations. The Company accomplishes this reduction primarily by managing the duration of its assets relative to the duration of its liabilities. During a period of rising interest rates, surrenders of life insurance policies and withdrawal of annuity contracts may increase as customers seek to achieve higher returns. Despite its efforts to reduce the impact of rising interest rates, the Company may be required to sell assets to raise the cash necessary to respond to such surrenders and withdrawals, thereby realizing capital losses on the assets sold. An increase in policy surrenders and withdrawals may also require the Company to accelerate amortization of policy acquisition costs relating to these contracts, which would further reduce its net income.

               During periods of declining interest rates, borrowers may prepay or redeem mortgages and bonds that the Company owns, which would force it to reinvest the proceeds at lower interest rates. The Company may have the ability to lower the rates it credits to contractowners and policyholders but may be forced to maintain crediting rates for products containing minimum interest rate guarantees or for competitive reasons. Therefore, it may be more difficult for the Company to maintain its desired spread between the investment income it earns and the interest it credits to its customers, thereby reducing its profitability.

               A downgrade in any of the Company's ratings may, among other things, increase case/policy lapses, surrenders, and withdrawals reduce new sales, and terminate relationships with distributors, any of which could adversely affect its profitability and financial condition

               Ratings are important factors in establishing the competitive position of insurance companies. A downgrade, or the potential for such a downgrade, of any of the Company's ratings could, among other things:

               o    Materially  increase the number of  interest-sensitive  life
                    and  annuity   contract   surrenders  and   withdrawals  and
                    case/policy   lapses;

               o    Result   in   the   termination   of   relationships    with
                    broker-dealers,   banks,   agents,   wholesalers  and  other
                    distributors of our products and services;  and

               o    Reduce new product sales.

               Any of these consequences could adversely affect the Company's profitability and financial condition.

               Rating organizations assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to the views of the rating organization, general economic conditions and circumstances outside the rated company's control. In addition, rating organizations may employ different models and formulas to assess financial strength of the rated company, and from time to time rating organizations have, in their discretion, altered the models. Changes to the models, general economic conditions, or circumstances outside the Company's control could impact a rating organization's judgment of its rating and the subsequent rating it assigns to the
               Company.   The  Company   cannot   predict  what  actions  rating
               organizations may take, or what actions we may be required to take in response to the actions of rating organizations, which could adversely affect the Company.

               The Company's ability to grow may depend in large part upon the continued availability of capital

               The Company believes it has sufficient capital to fund its immediate growth and capital needs. The amount of capital required and the amount of capital available can vary from period to period due to a variety of circumstances, some of which are neither predictable nor foreseeable, nor necessarily within its control. A lack of sufficient capital could hinder the Company's ability to grow.

               The Company's investment portfolio is subject to several risks that may diminish the value of its invested assets and adversely affect its sales, profitability and the investment returns credited to certain of its customers

               The Company's investment portfolio is subject to several risks, including default, liquidity, environmental and economic, among other things:

               o The Company may experience an increase in defaults or delinquency in the investment portfolios, including the commercial mortgage loan portfolio.
               o The Company may have greater difficulty selling privately placed fixed maturity securities, commercial mortgage loans, and real estate investments at attractive prices, in a timely manner, or both, because they are less liquid than
                    its   publicly   traded   fixed   maturity   securities.
               o Environmental liability exposure may result from the Company's commercial mortgage loan portfolio and real estate investments.
               o The Company may experience losses in its commercial mortgage loan portfolio as a result of economic downturns or losses attributable to natural disasters in certain regions.

              Any of these consequences may diminish the value of the Company's invested assets and adversely affect its sales, profitability or the investment returns credited to its customers.

               Changes in regulation in the United States may reduce the Company's profitability

               The Company's insurance business is subject to comprehensive regulation and supervision throughout the United States by both state and federal regulators. The primary purpose of state regulation of the insurance business is to protect policyholders and contractowners and not necessarily to protect other constituencies such as creditors or investors. State insurance regulators, state attorneys general, the National Association of Insurance Commissioners, the SEC, and the NASD continually reexamine existing laws and regulations and may impose changes in the future. Changes in federal legislation and administrative policies in areas such as employee benefit plan regulation, financial services regulation, and federal taxation could lessen the advantages of certain of the Company's products as compared to competing products, or possibly result in the surrender of some existing contracts and policies or reduced sales of new products and, therefore, could reduce the Company's profitability.

               The insurance industry has recently become the focus of greater regulatory scrutiny due to questionable business practices relating  to trading  and  pricing  within  the  mutual  fund and variable annuity industries, allegations related to improper special payments, price-fixing, conflicts of interest and improper accounting practices, and other misconduct alleged by and initiatives of the New York Attorney General, state insurance departments, and in related litigation. As a result, a large number of insurance companies, including certain ING affiliates, have been requested to provide information to regulatory authorities. In some cases, this regulatory scrutiny has led to new proposed legislation regulating insurance companies, regulatory penalties, and related litigation. At this time, the Company does not believe that any such regulatory scrutiny will materially adversely impact it; however, the Company cannot guarantee that new laws, regulations or other regulatory action aimed at the business practices under scrutiny would not adversely affect its business. The adoption of new laws or regulations, enforcement actions or litigation, whether or not involving the Company, could influence the manner in which it distributes its insurance products, which could adversely impact the Company.


Item 2.        Properties

               The Company's home office is located at 1000 Woodbury Road, Suite 208, Woodbury, NY 11797. All Company office space is leased or subleased by the Company or its other affiliates. The Company pays substantially all expenses associated with its leased and subleased office properties. Affiliates within ING's U.S. operations provide the Company with various management, finance, investment management and other administrative services, from facilities located at 5780 Powers Ferry Road, N.W., Atlanta, Georgia 30327-4390. Affiliates also provide the Company with product development, sales, marketing, customer service and other administrative services from facilities located in Minneapolis, Minnesota, West Chester, Pennsylvania and Minot, North Dakota. The affiliated companies are reimbursed for the Company's use of these services and facilities under a variety of intercompany agreements.

Item 3.        Legal Proceedings

               The Company is a party to threatened or pending lawsuits/arbitrations, arising from the normal conduct of business. Due to the climate in insurance and business litigation/arbitration, suits against the Company sometimes include claims for substantial compensatory, consequential, or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits/arbitrations, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits/arbitrations, will not have a materially adverse effect on the Company's operations or financial position.


Item 4.        Submission of Matters to a Vote of Security Holders

               Omitted pursuant to General Instruction I (2)(c) of Form 10-K.

                                     PART II

Item 5.        Market for Registrant's  Common Equity and Related  Stockholder
               Matters
               (Dollar amounts in millions, unless otherwise stated).

               There is no public trading market for the Company's common stock. As of October 1, 2003, all of the Company's outstanding common stock is owned by ReliaStar Life, which is a wholly-owned subsidiary of Lion, whose ultimate parent is ING. Prior to that date, the Company's outstanding shares were owned by Security-Connecticut Life.

               The Company's ability to pay dividends to its parent is subject to the prior approval of the insurance regulatory authorities of the State of New York for payment of dividends, which exceed an annual limit of the lesser of (1) ten percent (10%) of the Company's statutory surplus at prior year end or (2) the
               Company's prior year statutory net gain from operations, not including realized capital gains. The Company paid $27.2, $25.5 and $14.4 in cash dividends to ReliaStar Life in 2004, 2003 and 2002, respectively.

               The Company did not receive capital contributions in 2004 and 2003. The Company received capital contributions of $31.4 in 2002 from Security-Connecticut Life, related to the First Golden merger with and into the Company.

Item 6.       Selected Financial Data
              (Dollar amounts in millions, unless otherwise stated).

                         RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          3-YEAR SUMMARY OF SELECTED FINANCIAL DATA


                                                          2004          2003          2002
                                                      -----------------------------------------
OPERATING RESULTS
Net investment income                                      $ 122.2       $ 124.4       $ 133.1
Fee income                                                    95.9          94.7          98.2
Premiums                                                      64.7          61.8          55.0
Net realized capital gains and (losses)                        9.2          10.6          (3.2)
Total revenue                                                296.9         295.5         288.6
Interest credited and other benefits
    to contractowners and policyholders                      189.0         147.5         176.3
Amortization of deferred policy acquisition
    costs and value of business acquired                       9.4          30.9          32.6
Income before cumulative effect
    of change in accounting principles                        30.8          53.9          32.6
Cumulative effect of change in accounting
    principles, after-tax                                      0.8             -        (865.0)
Net income (loss)                                             31.6          53.9        (832.4)

FINANCIAL POSITION
Total investments                                        $ 2,090.1     $ 2,035.8     $ 1,951.1
Assets held in separate accounts                             537.7         513.8         426.8
Total assets                                               2,972.2       2,824.1       2,656.5
Policy liabilities and accruals                            1,772.5       1,677.2       1,645.8
Liabilities related to separate accounts                     537.7         513.8         426.8
Shareholder's equity                                         451.6         454.6         425.8


Item 7. Management's Narrative Analysis of the Results of Operations and Financial Condition
               (Dollar amounts in millions, unless otherwise stated).

               Overview

               The following narrative analysis presents a review of the results of operations of ReliaStar Life Insurance Company of New York ("RLNY" or the "Company") for the periods ended December 31, 2004 versus 2003 and of the financial condition as of December 31, 2004 and 2003. This review should be read in its entirety and in conjunction with the selected financial data, financial statements, related notes and other supplemental data which can be found under Part II, Item 6 and Item 8 contained herein.

               Forward-Looking Information/Risk Factors

               In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers regarding certain forward-looking statements contained in this report and in any other statements made by, or on behalf of, the Company, whether or not in future filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, or other developments. Statements using verbs such as "expect," "anticipate," "believe", or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements which represent the Company's beliefs concerning future levels of sales and redemptions of the Company's products, investment spreads and yields, or the earnings and profitability of the Company's activities.

               Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the Company's control and many of which are subject to change. These uncertainties and contingencies could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable developments. Some may be national in scope, such as general economic conditions, changes in tax law, and changes in interest rates. Some may be related to the insurance industry generally, such as pricing competition, regulatory developments, and industry consolidation. Others may relate to the Company specifically, such as litigation, regulatory action, and risks associated with the Company's investment portfolio, such as change in credit quality, price volatility and liquidity. Investors are also directed to consider other risks and uncertainties discussed in "Risk Factors" in Item 1 contained herein and in other documents filed by the Company with the SEC. Except as may be required by the federal securities laws, the Company disclaims any obligation to update forward-looking information.

               Critical Accounting Policies

               General

               The  preparation  of  financial  statements  in  conformity  with generally accepted accounting principles in the United States requires the use of estimates and assumptions in certain circumstances that affect amounts reported in the accompanying financial statements and related footnotes. These estimates and assumptions are evaluated on an on-going basis based on historical developments, market conditions, industry trends, and other information that is reasonable under the circumstances. There can be no assurance that actual results will conform to estimates and assumptions, and that reported results of operations will not be materially adversely affected by the need to make future accounting adjustments to reflect changes in these estimates and assumptions from time to time.

               The Company has identified the following estimates as critical in that they involve a higher degree of judgment and are subject to a significant degree of variability: reserves, other-than-temporary impairment testing and amortization of deferred acquisition costs and value of business acquired. In developing these estimates, management makes subjective and complex judgments that are inherently uncertain and subject to material change as facts and circumstances develop. Although variability is inherent in these estimates, management believes the amounts provided are appropriate based upon the facts available upon compilation of the financial statements.

               Reserves

               The Company establishes and carries actuarially determined reserves which are calculated to meet its future obligations. Reserves are calculated using mortality and withdrawal rate assumptions that are based on relevant Company experience and are periodically reviewed against both industry standards and experience. Changes in or deviations from the assumptions used can significantly affect the Company's reserve levels and related future operations.

               Future policy benefits include reserves for universal life, immediate annuities with life contingent payouts, and traditional life insurance contracts. Reserves for universal life products are equal to cumulative deposits less withdrawals and charges plus credited interest thereon. In addition, the Company holds reserves as required by SOP 03-1 for certain products with anticipated losses in later policy durations. Reserves for traditional life insurance contracts represent the present value of future benefits to be paid to or on behalf of policyholders and related expenses less the present value of future net premiums.

               Reserves for immediate annuities with life contingent payout benefits are computed on the basis of interest discount rates, mortality, and expenses, including a margin for adverse deviations. Such assumptions generally vary by plan, year of issue and policy duration. Reserve interest rates range from 3.95% to 13.19% for all years presented. Changes in or deviations from the assumptions used can significantly affect the Company's reserve level and related future operations.

               Reserves for deferred annuity investment contracts and immediate annuities without life contingent benefits are equal to cumulative deposits less charges and withdrawals plus credited interest thereon (reserve interest rates vary by product up to 7.1% for 2004, 2003, and 2002).

               Other-Than-Temporary Impairment Testing

               The Company's accounting policy requires that a decline in the value of an investment below its amortized cost basis be assessed to determine if the decline is other-than-temporary. If so, the investment is deemed to be other-than-temporary impaired, and a charge is recorded in net realized capital losses equal to the difference between fair value and the amortized cost basis of the investment. The fair value of the other-than-temporarily impaired investment becomes its new cost basis.

               In addition, the Company invests in structured securities that meet the criteria of EITF Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." Under EITF Issue No. 99-20, a determination of the required impairment is based on credit risk and the possibility of significant prepayment risk that restricts the Company's ability to recover the investment. An impairment is recognized if the fair value of the security is less than book value and there has been an adverse change in cash flow since the last remeasurement date. When a decline in fair value is determined to be other-than-temporary, the individual security is written down to fair value and the loss accounted for as a realized loss.

               The evaluation of other-than-temporary impairments, included in the Company's general account, is a quantitative and qualitative process, which is subject to risks and uncertainties and is intended to determine whether declines in the fair value of investments should be recognized in current period earnings. The risks and uncertainties include the length of time and extent to which the fair value has been less than amortized cost, changes in general economic conditions, the issuer's financial condition or near-term recovery prospects and the effects of changes in interest rates.

               Amortization of Deferred Acquisition Costs and Value of Business Acquired

               Deferred policy acquisition costs ("DAC") represent policy acquisition costs that have been capitalized and are subject to amortization. Such costs consist principally of certain commissions, underwriting, contract issuance, and agency expenses, related to the production of new and renewal business.

               Value of business acquired ("VOBA") represents the outstanding value of in force business capitalized and is subject to amortization in purchase accounting when the Company was acquired. The value is based on the present value of estimated net cash flows embedded in the Company's contracts.

               The amortization methodology used for DAC and VOBA varies by product type. Statement of Financial Accounting Standards ("FAS") No. 60, "Accounting and Reporting by Insurance Enterprises," applies to traditional life insurance products, primarily whole life and term life insurance contracts. Under FAS No. 60, DAC and VOBA are amortized over the premium payment period, in proportion to the premium revenue recognized.

               FAS No. 97 "Accounting and Reporting by Insurance Enterprises for Certain Long Duration Contracts and for Realized Gains and Losses from the Sale of Investments," applies to universal life and investment-type products, such as fixed and variable deferred annuities. Under FAS No. 97, DAC and VOBA are amortized, with interest, over the life of the related contracts (usually 25 years) in relation to the present value of estimated future gross profits from investment, mortality, and expense margins; asset-based fees, policy administration, and surrender charges; less policy maintenance fees and non-capitalized commissions, as well as realized gains and losses on investments.

               Changes in assumptions can have a significant impact on DAC and VOBA balances and amortization rates. Several assumptions are considered significant in the estimation of future gross profits associated with variable universal life and variable deferred annuity products. One of the most significant assumptions involved in the estimation of future gross profits is the assumed return associated with the variable account performance. To reflect the volatility in the equity markets, this assumption involves a combination of near-term expectations and long-term assumptions regarding market performance. The overall return on the variable account is dependent on multiple factors, including the relative mix of the underlying sub-accounts among bond funds and equity funds, as well as equity sector weightings. Other significant assumptions include surrender and lapse rates, estimated interest spread, and estimated mortality.

               Due to the relative size and sensitivity to minor changes in underlying assumptions of DAC and VOBA balances, the Company performs a quarterly and annual analysis of DAC and VOBA for the annuity and life businesses, respectively. The DAC and VOBA balances are evaluated for recoverability and are reduced to the extent that estimated future gross profits are inadequate to recover the asset.

               At each evaluation date, actual historical gross profits are reflected, and estimated future gross profits and related assumptions are evaluated for continued reasonableness. Any adjustment in estimated profit requires that the amortization rate be revised ("unlocking") retroactively to the date of the policy or contract issuance. The cumulative prior period adjustment is recognized as a component of current period amortization. In general, increases in investment, mortality, and expense margins, and thus estimated future profits, lower the rate of amortization. However, decreases in investment, mortality, and expense margins, and thus estimated future profits, increase the rate of amortization.

               Analysis of DAC/VOBA - Annuity

               The actual separate account return exhibited by the variable funds associated with the Company's liabilities in 2004 exceeded the long-term assumption, thereby producing for the year ended December 31, 2004 deceleration of DAC/VOBA amortization of $0.1 before tax, or $0.07, net of $0.03 of federal income tax expense.

               During 2003, the Company reset long-term assumptions for the separate account returns from 9.0% to 8.5% (gross before fund management fees, mortality, expense, and other policy charges), reflecting a blended return of equity and other sub-accounts. The 2003 unlocking adjustment was driven by this change in the separate account returns assumption along with other prospective assumption changes. For the year ended December 31, 2003, the Company recorded an acceleration of DAC/VOBA amortization totaling $5.4 before tax, or $3.5, net of $1.9 of federal income tax benefit.

               As part of the regular analysis of DAC/VOBA, at the end of third quarter of 2002, the Company unlocked its long-term rate of return assumptions. The Company reset long-term assumptions for the separate account returns to 9.0% (gross before fund management fees, mortality, expense, and other policy charges) as of December 31, 2002, reflecting a blended return of equity and other sub-accounts. The unlocking adjustment was primarily driven by the sustained downturn in the equity markets and revised expectations for future returns. During 2002, the Company recorded an acceleration of DAC/VOBA amortization totaling $1.5 before tax, or $1.0, net of $0.5 of federal income tax benefit.

               Analysis of DAC/VOBA - Life

               As part of the regular analysis of DAC/VOBA, at the end of each of the years ended December 31, 2004, 2003, and 2002, the Company unlocked its long-term rate of return assumptions due to assumption changes related to mortality, lapse, expense and interest amounts, portfolio return, as well as modeling improvements. The impact of unlocking on the amortization of DAC/VOBA was a decrease of $9.8 in 2004, an increase of $5.5 in 2003, and a decrease of $4.4 in 2002.

               Results of Operations

               Year ended December 31, 2004 compared to year ended December 31, 2003

               Income: Income before cumulative effect of change in accounting principles decreased by $23.1 to $30.8 for 2004 from $53.9 for 2003. The decrease in net income was primarily related to higher mortality cost and operating expenses, partially offset by a decrease in the amortization of DAC/VOBA.

               Net Investment Income: Net investment income decreased by $2.2 to $122.2 for 2004 from $124.4 for 2003. The decrease is primarily due to lower investment yields in 2004.

               Fee Income: Fee income is primarily generated through cost of insurance charges assessed to universal life policyholders. Fee income for 2004 was essentially the same as in 2003. Although universal life deposits increased during 2004, the net amount at risk stayed relatively flat in 2004 since the insurance in force amount was not significantly increased.

               Premiums: Premiums increased by $2.9 to $64.7 for 2004 from $61.8 for 2003. The increase was primarily due to higher sales of group products.

               Net Realized Capital Gains (Losses): Net realized capital gains (losses) decreased by $1.4 to $9.2 for 2004 from $10.6 for 2003. The reduction in net realized gains was primarily due to the increasing interest rate environment in 2004 that negatively affected the market value of fixed maturities and led to lower realized gains upon sales.

               Interest  Credited  and  Other  Benefits  to  Contractowners  and
               Policyholders: Interest credited and other benefits to contractowners and policyholders increased by $41.5 to $189.0 for 2004 from $147.5 for 2003. The increase is primarily related to higher life claims experienced in 2004 in comparison with 2003.

               Operating Expenses: Operating expenses increased by $14.2 to $51.1 for 2004 from $36.9 for 2003. The increase in operating expenses is primarily related to the general growth of the business, higher reinsurance-related expenses, and a decrease in deferred expenses.

               Amortization of DAC and VOBA: Amortization of DAC and VOBA decreased by $21.5 to $9.4 for 2004 from $30.9 for 2003. The reduction in DAC and VOBA amortization primarily resulted from the change of the Company's amortization rate due to assumption changes related to mortality, lapse, expense, interest amounts, portfolio return, as well as modeling improvements. The assumption changes resulted in an increase in amortization in 2003 and a decrease in amortization in 2004. In addition, there was no amortization recognized for the defined contribution annuity business in 2004 due to the write-off of DAC and VOBA for this part of the business in 2003.

               The Cumulative Effect of the Change in Accounting Principle: The cumulative effect of the change in accounting principle for 2004, was $0.8 after tax, related to the adoption of Statement of Position ("SOP") 03-1, "Accounting and Reporting by Insurance

               Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts", and Technical Practice Aid 6300.05 - 6300.08, "Q&As Related to the Implementation of SOP 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounting" (the "TPA"). (See "Recently Adopted Accounting Standards" for further information.)

               Financial Condition

               Investments

               Investment Strategy

               The Company's investment strategy for its general account investments involves diversification by asset class, and seeks to add economic diversification and to reduce the risks of credit, liquidity, and embedded options within certain investment products, such as convexity risk on collateralized mortgage obligations and call options. The investment management function is centralized under ING Investment Management, LLC ("IIM") pursuant to an investment advisory agreement. Separate portfolios are established for each general type of product within RLNY.

               The Company invests its general account primarily in fixed maturity investments, including publicly issued bonds (including government bonds), privately placed notes and bonds, mortgage-backed securities, and asset-backed securities. The primary investment strategy is to optimize the risk-adjusted return through superior asset selection predicated on a developed relative value approach, credit research and monitoring, superior management of interest rate risk, and active exploration into new investment product opportunities. Investments are purchased when market returns, adjusted for risk and expenses, are sufficient to profitably support growth of the liability block of business. In addition, assets and liabilities are analyzed and reported for internal management purposes on an option-adjusted basis. The level of required capital of given transactions is a primary factor in determining relative value among different investment and liability alternatives, within the scope of each product type's objective. An active review of existing holdings identifies specific assets that could be effectively traded in order to enhance the risk-adjusted returns of the portfolio, while minimizing adverse tax and accounting impacts. The Company strives to maintain a portfolio average asset quality rating of A, excluding mortgage loans, but including mortgage-backed securities that are reported with bonds, based on Standard & Poor's ratings classifications.

               Portfolio Composition

               The following table presents the investment portfolio at December 31, 2004 and 2003:

                                                                           2004                           2003
                                                                ----------------------------   ----------------------------
                                                                 Carrying Value        %        Carrying Value        %
                                                                -----------------  ---------   -----------------  ---------
               Fixed maturities, including
                   securities pledged                            $       1,761.6      84.3%     $       1,719.8      84.5%
               Equity securities                                             7.6       0.4%                 6.7       0.3%
               Mortgage loans on real estate                               213.0      10.2%               209.7      10.3%
               Policy loans                                                 90.9       4.3%                86.6       4.3%
               Short-term investments                                          -       0.0%                 0.1       0.0%
               Other investments                                            17.0       0.8%                12.9       0.6%
                                                                -----------------  ---------   -----------------  ---------
                                                                 $       2,090.1     100.0%     $       2,035.8     100.0%
                                                                =================  =========   =================  =========

               Fixed Maturities

               Fixed maturities available-for-sale as of December 31, 2004, were as follows:


                                                                                     Gross            Gross
                                                                 Amortized        Unrealized       Unrealized           Fair
                                                                   Cost              Gains           Losses             Value
                                                              ----------------  ---------------- ----------------  ----------------
               Fixed maturities:
               U.S. government and government
                 agencies and authorities                      $       56.2      $        0.4     $        0.2      $       56.4
               States, municipalities and political
                 subdivisions                                           1.6               0.1                -               1.7
               U.S. corporate securities:
                 Public utilities                                     154.3               7.9              0.8             161.4
                 Other corporate securities                           695.2              35.9              3.0             728.1
                                                              ----------------  ---------------- ----------------  ----------------
                   Total U.S. corporate securities                    849.5              43.8              3.8             889.5
                                                              ----------------  ---------------- ----------------  ----------------
               Foreign securities:
                 Government                                            28.0               0.6              0.2              28.4
                 Other                                                168.0               6.6              1.9             172.7
                                                              ----------------  ---------------- ----------------  ----------------
                   Total foreign securities                           196.0               7.2              2.1             201.1
                                                              ----------------  ---------------- ----------------  ----------------
             Residential mortgage-backed securities                   373.5               2.5              2.1             373.9
             Commercial mortgage-backed securities                    119.0               8.2              0.3             126.9
             Other asset-backed securities                            107.1               6.1              1.1             112.1
                                                              ----------------  ---------------- ----------------  ----------------
             Total fixed maturities, including
               fixed maturities pledged                             1,702.9              68.3              9.6           1,761.6
             Less: fixed maturities pledged                           149.7               0.3              1.5             148.5
                                                              ----------------  ---------------- ----------------  ----------------
             Total fixed maturities                            $    1,553.2      $       68.0     $        8.1      $    1,613.1
                                                              ================  ================ ================  ================


               Fixed maturities available-for-sale as of December 31, 2003, were as follows:


                                                                                   Gross          Gross
                                                                  Amortized      Unrealized     Unrealized       Fair
                                                                     Cost          Gains          Losses        Value
                                                                 -------------  -------------  ------------- -------------
               Fixed maturities:
               U.S. government and government
                 agencies and authorities                         $     7.4      $     0.3      $       -     $     7.7
               States, municipalities and political
                 subdivisions                                           1.8            0.1              -           1.9
               U.S. corporate securities:
                 Public utilities                                     127.6            9.3            0.5         136.4
                 Other corporate securities                           732.5           48.3            5.9         774.9
                                                                 -------------  -------------  ------------- -------------
                   Total U.S. corporate securities                    860.1           57.6            6.4         911.3
                                                                 -------------  -------------  ------------- -------------
               Foreign securities:
                 Government                                            28.0            0.4            0.2          28.2
                 Other                                                141.2            6.9            2.8         145.3
                                                                 -------------  -------------  ------------- -------------
                   Total foreign securities                           169.2            7.3            3.0         173.5
                                                                 -------------  -------------  ------------- -------------
             Residential mortgage-backed securities                   399.7            4.0            1.3         402.4
             Commercial mortgage-backed securities                    106.1            9.6            0.3         115.4
             Other asset-backed securities                            100.3            8.6            1.3         107.6
                                                                 -------------  -------------  ------------- -------------
             Total fixed maturities, including
               fixed maturities pledged                             1,644.6           87.5           12.3       1,719.8
             Less: Fixed maturities pledged                           106.2            0.5            1.1         105.6
                                                                 -------------  -------------  ------------- -------------
             Total fixed maturities                               $ 1,538.4      $    87.0      $    11.2     $ 1,614.2
                                                                 =============  =============  ============= =============


               At December 31, 2004 and 2003,  net unrealized  appreciation  was
               $58.7  and  $75.2,  respectively,   on  total  fixed  maturities,
               including fixed maturities pledged to creditors.

               It is management's objective that the portfolio of fixed maturities be of high quality and be well diversified by market sector. The fixed maturities in the Company's portfolio are generally rated by external rating agencies and, if not externally rated, are rated by the Company on a basis believed to be similar to that used by the rating agencies. The average quality rating of the Company's fixed maturities portfolio was an A+ at December 31, 2004 and 2003. Ratings are calculated using a rating hierarchy that considers S&P, Moody's and internal ratings.

               Total fixed maturities by quality rating category including fixed maturities pledged to creditors were as follows as of:


                                                                          December 31,
                                                             2004                          2003
                                                  ----------------------------  ---------------------------
                                                       Fair           % of           Fair          % of
                                                       Value          Total          Value         Total
                                                  -------------  -------------  ------------- -------------
               AAA                                 $   670.6          38.1%      $   674.2         39.2%
               AA                                       94.3           5.4%           97.9          5.7%
               A                                       408.7          23.2%          383.5         22.3%
               BBB                                     513.4          29.1%          462.7         26.9%
               BB                                       59.9           3.4%           84.5          4.9%
               B and below                              14.7           0.8%           17.0          1.0%
                                                  -------------  -------------  ------------- -------------
               Total                               $ 1,761.6         100.0%      $ 1,719.8        100.0%
                                                  =============  =============  ============= =============


               95.8% and 94.1% of the fixed maturities were invested in securities rated BBB and above (Investment Grade) at December 31, 2004 and 2003, respectively.

               Fixed maturities rated BB and below (Below Investment Grade) may have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

               Total  fixed   maturities  by  market  sector,   including  fixed
               maturities pledged to creditors were as follows as of:


                                                                         December 31,
                                                               2004                         2003
                                                  ----------------------------  ---------------------------
                                                       Fair           % of           Fair          % of
                                                       Value          Total          Value         Total
                                                  -------------  -------------  ------------- -------------
               U.S. Corporate                      $   891.2          50.6%      $   913.2         53.1%
               Residential Mortgage-backed             373.9          21.2%          402.4         23.4%
               Commercial/Multifamily
                 Mortgage-backed                       126.9           7.2%          115.4          6.7%
               Foreign (1)                             201.1          11.4%          173.5         10.1%
               U.S. Treasuries/Agencies                 56.4           3.2%            7.7          0.4%
               Asset-backed                            112.1           6.4%          107.6          6.3%
                                                  -------------  -------------  ------------- -------------
               Total                               $ 1,761.6         100.0%      $ 1,719.8        100.0%
                                                  =============  =============  ============= =============

               (1) Primarily U.S. dollar denominated.


               The amortized cost and fair value of total fixed maturities for the year-ended December 31, 2004 are shown below by contractual maturity. Actual maturities may differ from contractual maturities because securities may be restructured, called, or prepaid.


                                                                 Amortized            Fair
                                                                    Cost              Value
                                                              ----------------  ----------------
               Due to mature:
               One year or less                                $     41.0        $     41.8
               After one year through five years                    456.7             474.4
               After five years through ten years                   285.1             297.9
               After ten years                                      320.5             334.6
               Mortgage-backed securities                           492.5             500.8
               Other asset-backed securities                        107.1             112.1
               Less: fixed maturities pledged                       149.7             148.5
                                                              ----------------  ----------------
               Fixed maturities, excluding fixed
                 maturities pledged                            $  1,553.2        $  1,613.1
                                                              ================  ================


               The Company did not have any investments in a single issuer, other than obligations of the U.S. government, with a carrying value in excess of 10% of the Company's shareholder's equity at December 31, 2004.

               At December 31, 2004 and 2003, fixed maturities with fair values of $6.0 and $6.1, respectively, were on deposit as required by regulatory authorities.

               Mortgage Loans

               Mortgage loans, primarily commercial mortgage loans, totaled $213.0 at December 31, 2004 and $209.7 at December 31, 2003.
               These loans are reported at amortized cost less impairment writedowns. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable that the Company will be unable to collect on all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to either the present value of expected cash flows, cash flows from the loan (discounted at the loan's effective interest rate), or fair value of the collateral. If the loan is in foreclosure, the carrying value is reduced to the fair value of the underlying collateral, net of estimated costs to obtain and sell. The carrying value of the impaired loans is reduced by establishing a permanent write down charged to realized loss. At December 31, 2004 and 2003, the Company had no allowance for mortgage loan credit losses.

               Other-Than-Temporary-Impairments

               The Company analyzes the general account investments to determine whether there has been an other-than-temporary decline in fair value below the amortized cost basis. Management considers the length of the time and the extent to which the market value has been less than cost; the financial condition and near-term prospects of the issuer; future economic conditions and market forecasts; and the Company's intent and ability to retain the investment in the issuer for a period of time sufficient to allow for recovery in market value. If it is probable that all amounts due according to the contractual terms of an investment will not be collected, an other-than-temporary impairment is considered to have occurred.

               In addition, the Company invests in structured securities that meet the criteria of Emerging Issues Task Force ("EITF") Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." Under EITF Issue No. 99-20, a determination of the required impairment is based on credit risk and the possibility of significant prepayment risk that restricts the Company's ability to recover the investment. An impairment is recognized if the market value of the security is less than book value and there has been an adverse change in cash flow since the last remeasurement date.

               When   a   decline   in   fair   value   is   determined   to  be
               other-than-temporary, the individual security is written down to fair value and the loss is accounted for as a realized loss.

               The following table identifies the Company's other-than-temporary impairments by type as of December 31:


                                                  2004                        2003                       2002
                                      --------------------------- -------------------------- --------------------------
                                                        No. of                     No. of                     No. of
                                        Impairment    Securities    Impairment   Securities    Impairment   Securities
                                      -------------  ------------ ------------- ------------ ------------- ------------
               U.S. Corporate          $     0.8           1       $    2.7           2       $    0.7           1
               Asset-backed                    -           -            2.0           6            2.3           7
               Equity                          -           -            0.1           1            0.1           1
               Limited Partnerships          0.1           2              -           -              -           -
                                      -------------  ------------ ------------- ------------ ------------- ------------
Total                                  $     0.9           3       $    4.8           9       $    3.1           9
                                      =============  ============ ============= ============ ============= ============


               The remaining fair value of impaired fixed maturities at December 2004, 2003, and 2002 was $4.0, $7.5 and $25.9, respectively.

               Net Realized Capital Gains and Losses

               Net realized capital gains (losses) are comprised of the difference between the carrying value of investments and proceeds from sale, maturity, and redemption, as well as losses incurred due to the other-than-temporary impairment of investments. Net realized capital gains (losses) on investments were as follows:


                                                                                Year ended December 31,
                                                                      2004                2003               2002
                                                               -----------------   -----------------  -----------------
               Fixed maturities                                 $      9.3          $     10.2         $     (2.5)
               Equity securities                                         -                (0.1)               0.2
               Other                                                  (0.1)                0.5               (0.9)
                                                               -----------------   -----------------  -----------------
               Pretax net realized capital gains (losses)       $      9.2          $     10.6         $     (3.2)
                                                               =================   =================  =================
               After-tax net realized capital gains (losses)    $      6.0          $      6.9         $     (2.1)
                                                               =================   =================  =================


               Liquidity and Capital Resources

               Liquidity is the ability of the Company to generate sufficient cash flows to meet the cash requirements of operating, investing, and financing activities.

               Sources and Uses of Liquidity

               The Company's principal sources of liquidity are premiums, product charges, investment income, proceeds from the maturing and sale of investments, proceeds from debt issuance, and capital contributions. Primary uses of these funds are payments of commissions and operating expenses, interest and premium credits, investment purchases and repayment of debt, as well as contract maturities, withdrawals and surrenders.

               The Company's liquidity position is managed by maintaining adequate levels of liquid assets, such as cash or cash equivalents and short-term investments. For a description of the Company's asset/liability management, see Item 7A, "Quantitative and Qualitative Disclosures About Market Risk."

               Additional sources of liquidity include borrowing facilities to meet short-term cash requirements. The Company maintains a reciprocal loan agreement with ING America Insurance Holdings, Inc. ("ING AIH"), a Delaware corporation and affiliate. Under this agreement, during the period from February 1, 2003 to January 31, 2004 and during the period from February 1, 2004 to January 31, 2005, the Company and ING AIH could borrow from one another up to 5% of RLNY's statutory admitted assets as of the preceding December 31. The Company also maintains a perpetual $30.0 revolving note facility with Bank of New York and a $30.0 revolving note facility with SunTrust Bank. At December 31, 2004, the Company had a $2.3 balance payable to SunTrust Bank. Management believes that these sources of liquidity are adequate to meet the Company's short-term cash obligations.

               Capital Contributions and Dividends

               The Company paid $27.2, $25.5 and $14.4 in cash dividends to ReliaStar Life Insurance Company ("ReliaStar Life") in 2004, 2003 and 2002, respectively.

               The Company did not receive capital contributions in 2004 and 2003. The Company received capital contributions of $31.4 in 2002 from Security-Connecticut Life Insurance Company ("Security-Connecticut"), related to the First Golden American Life Insurance Company of New York ("First Golden") merger with and into the Company.

               Separate Accounts

               Separate account assets and liabilities generally represent funds maintained to meet specific investment objectives of contractowners and policyholders who bear the investment risk, subject, in limited cases, to minimum guaranteed rates. Investment income and investment gains and losses generally accrue directly to such contractowners and policyholders. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company.

               Separate Account assets supporting variable options under universal life and annuity contracts are invested, as designated by the contractowner/policyholder or participant (who bears the investment risk subject, in limited cases, to minimum guaranteed rates) under a contract in shares of mutual funds which are managed by the Company or its affiliates, or in other selected mutual funds not managed by the Company or its affiliates. Variable universal life and annuity premiums are allocated to various subaccounts established within the separate account. Each subaccount represents a different investment option in which the contractowner may allocate premiums. The account value of a variable universal life or annuity contract is equal to the aggregate value of the subaccounts selected by the contractowner (including the value allocated to any fixed account) less fees and expenses. The Company offers investment options for its variable universal life and annuities covering a wide range of investment styles, including large, mid and small cap equity funds, as well as fixed income alternatives. Therefore, unlike fixed annuities, under variable universal life and annuities the contractowners bear the risk of investment gains and losses associated with the selected investment allocation.

               Off-Balance   Sheet   Arrangements   and  Aggregate   Contractual
               Obligations

               Through the normal course of investment operations, the Company commits to either purchase or sell securities, commercial mortgage loans, or money market instruments at a specified future date and at a specified price or yield. The inability of counterparties to honor these commitments may result in either a higher or lower replacement cost. Also, there is likely to be a change in the value of the securities underlying the commitments. At December 31, 2004 and 2003, the Company had off-balance sheet commitments to purchase investments equal to their fair value of $15.4 and $28.9, respectively.

               As of December 31, 2004, the Company had certain contractual obligations due over a period of time as summarized in the following table:


                                                                           Payments due by Period
                                                     --------------------------------------------------------------------
                                                                    Less than                                 More than
               Contractual Obligations                  Total        1 Year       1-3 Years     3-5 Years      5 Years
               ---------------------------           ------------  ------------  ------------  ------------  ------------
               Operating Lease Obligations            $     0.4     $   0.1       $    0.2       $   0.1      $       -
               Purchase Obligations                        15.4        15.4              -             -              -
               Reserves for Insurance Obligations       1,623.5        93.3          163.1         166.9        1,200.2
                                                     ------------  ------------  ------------  ------------  ------------
                 Total                                $ 1,639.3     $ 108.8       $  163.3       $ 167.0      $ 1,200.2
                                                     ============  ============  ============  ============  ============


               Operating lease obligations relate to the rental of office space under various non-cancelable operating lease agreements that expire through January 2009.

               Purchase obligations consist primarily of commitments to purchase investments during 2005.

               Reserves for insurance obligations consist of actuarially determined amounts required for the Company to meet its future obligations under its universal life policies, variable universal life policies, traditional life policies, fixed and variable annuity contracts, accident and health policies, supplemental contracts and miscellaneous supplemental benefits and riders.

               Reinsurance

               The  Company  utilizes  reinsurance   agreements  to  reduce  its
               exposure to large losses in all aspects of its insurance business. Such reinsurance permits recovery of a portion of losses from reinsurers, although it does not discharge the primary liability of the Company as direct insurer of the risks reinsured. The Company evaluates the financial strength of potential reinsurers and continually monitors the financial condition of reinsurers. Only those reinsurance recoverable balances deemed probable of recovery are reflected as assets on the Company's Balance Sheets.

               Repurchase Agreements

               The Company engages in dollar repurchase agreements ("dollar rolls") and repurchase agreements to increase its return on investments and improve liquidity. These transactions involve a sale of securities and an agreement to repurchase substantially the same securities as those sold. Company policies require a minimum of 95% of the fair value of securities pledged under dollar rolls and repurchase agreement transactions to be maintained as collateral. Cash collateral received is invested in fixed maturities and the offsetting collateral liability is included in borrowed money on the Balance Sheets. At December 31, 2004 and 2003, the carrying value of the securities pledged in dollar rolls and repurchase agreement transactions was $100.7 and $103.8, respectively. The carrying value of the securities pledged in dollar rolls and repurchase agreement transactions is included in pledged securities on the Balance Sheets. The repurchase obligation related to dollar rolls and repurchase agreements totaled $100.4 and $101.5 at December 31, 2004 and 2003, respectively.

               The Company also enters into reverse repurchase agreements. These transactions involve a purchase of securities and an agreement to sell substantially the same securities as those purchased. Company policies require a minimum of 102% of the fair value of securities pledged under reverse repurchase agreements to be pledged as collateral. At December 31, 2004 and 2003, the carrying value of the securities in reverse repurchase agreements was $32.0 and $8.0, respectively.

               The primary risk associated with short-term collateralized borrowings is that the counterparty will be unable to perform under the terms of the contract. The Company's exposure is limited to the excess of the net replacement cost of the securities over the value of the short-term investments, an amount that was not material at December 31, 2004. The Company believes the counterparties to the dollar roll, repurchase and reverse repurchase agreements are financially responsible and that the counterparty risk is immaterial.

               Securities Lending

               The Company engages in securities lending whereby certain securities from its portfolio are loaned to other institutions for short periods of time. Initial collateral, primarily cash, is required at a rate of 102% of the market value of the loaned domestic securities. The collateral is deposited by the borrower with a lending agent, and retained and invested by the lending agent according to the Company's guidelines to generate additional income. The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the fair value of the loaned securities fluctuates.

               Risk-based Capital

               The National Association of Insurance Commissioners ("NAIC") risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to monitor the capitalization of insurance companies based upon the type and mixture of risks inherent in a Company's operations. The formula includes components for asset risk, liability risk, interest rate exposure, and other factors. The Company has complied with the NAIC's risk-based capital reporting requirements. Amounts reported indicate that as of December 31, 2004 the Company has total adjusted capital above all required capital levels.

               Recently Adopted Accounting Standards
               (See Si1gnificant Accounting Policies Footnote to the Financial Statements for further information.)

               Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts

               The Company adopted SOP 03-1 on January 1, 2004. SOP 03-1 establishes several new accounting and disclosure requirements for certain nontraditional long-duration contracts and for separate accounts including, among other things, a requirement that assets and liabilities of separate account arrangements that do not meet certain criteria be accounted for as general account assets and liabilities, and the revenues and expenses related to such arrangements be consolidated with the respective line items in the Statements of Operations. In addition, the SOP requires additional liabilities be established for certain guaranteed death benefits and for products with certain patterns of cost of insurance charges. Sales inducements provided to contractowners and policyholders must also be recognized on the balance sheet separately from deferred acquisition costs and amortized as a component of benefits expense using methodology and assumptions consistent with those used for amortization of deferred policy acquisition costs.

               The Company evaluated all requirements of SOP 03-1 and determined that it is affected by the SOP's requirements to account for certain separate account arrangements as general account arrangements, to establish additional liabilities for certain guaranteed benefits and for products with patterns of cost of insurance charges that result in gains followed by losses in later policy durations from the insurance benefit function, and to defer and amortize sales inducements to contractowners and policyholders. Upon adoption of the SOP, the Company recognized a cumulative effect of a change in accounting principle of $(10.8), before tax or $(7.0), net of $3.8 of income taxes, as of January 1, 2004.

               In the fourth quarter of 2004, the cumulative effect of a change in accounting principle was revised due to the implementation of the TPA.

               The TPA, which was approved in September 2004, provides additional guidance regarding certain implicit assessments that may be used in testing of the base mortality function on contracts, which is performed to determine whether additional liabilities are required in conjunction with SOP 03-1. In addition, the TPA provides additional guidance surrounding the allowed level of aggregation of additional liabilities determined under the SOP. While the TPA was implemented during the fourth quarter of 2004, the TPA was retroactive to the original implementation date of SOP 03-1, January 1, 2004 and was reported as an adjustment to SOP 03-1's cumulative effect of a change in accounting principle. The adoption of the TPA increased the Company's cumulative effect change in accounting principle by $7.8, net of $4.2 of income tax.

               The implementation of SOP 03-1 raised questions regarding the interpretation of the requirements of FAS No. 97, concerning when it is appropriate to record an unearned revenue liability related to the insurance benefit function. To clarify its position, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position No. FAS 97-1 ("FSP FAS 97-1"), "Situations in Which

               Paragraphs 17(b) and 20 of FASB Statement No. 97, `Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments,' Permit or Require Accrual of an Unearned Revenue Liability," effective for fiscal periods beginning subsequent to the date the guidance was issued, June 18, 2004. The Company adopted FSP FAS 97-1 on July 1, 2004. The adoption of FSP FAS 97-1 did not have an impact on the Company's financial position, results of operations, or cash flows.

               New Accounting Pronouncements

               In December 2004, the FASB issued FAS No. 123 (revised 2004), "Share-Based Payment" ("FAS 123R"), which requires all share-based payments to employees be recognized in the financial statements based upon the fair value. FAS 123R is effective at the beginning of the first interim or annual period beginning after June 15, 2005. Earlier adoption is encouraged. FAS 123R provides two transition methods, modified-prospective and modified-retrospective.

               The modified-prospective method recognizes the grant-date fair value of compensation for new awards granted after the effective date and unvested awards beginning in the fiscal period in which the recognition provisions are first applied. Prior periods are not restated. The modified-retrospective method permits entities to restate prior periods by recognizing the compensation cost based on the amount previously reported in the pro forma footnote disclosures as required under FAS No. 123, "Accounting for Stock-Based Compensation".

               The Company intends to early adopt the provisions of FAS 123R on January 1, 2005, using the modified-prospective method. Due to the Company's few number of employees, the adoption of FAS 123R is not expected to have a material impact on the Company's financial position, results of operations, or cash flows. Prior to January 2005, the Company applied the intrinsic value-based provisions set forth in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees". Under the intrinsic value method, compensation expense is determined on the measurement date, which is the first date on which both the number of shares the employee is entitled to receive and the exercise price are known. Compensation expense, if any, is measured based on the award's intrinsic value, which is the excess of the market price of the stock over the exercise price on the measurement date.

               Legislative Initiatives

               Certain elements of the Jobs and Growth Tax Relief Reconciliation Act of 2003, in particular the reduction in the tax rates on long-term capital gains and corporate dividends could impact the relative competitiveness of the Company's products especially variable annuities. While sales of the products do not appear to have been reduced to date, the long term effect of the Jobs and Growth Tax Relief Reconciliation Act of 2003 on the Company's financial condition or results of operation can not be reasonably estimated at this time.

               The American Jobs Creation Act of 2004 allows tax-free distributions to be made from the Company's Policyholders' Surplus Account in 2005 and 2006. Under prior law, the Company was allowed to defer from taxation a portion of statutory income under certain circumstances. The deferred income was accumulated in the Policyholders' Surplus Account and is taxable only under conditions that management considers to be remote. Therefore, no federal income taxes have been provided on the accumulated balance of $11.3 as of December 31, 2004. Based on currently available information, the Company anticipates that the new law will permanently eliminate any potential tax on the accumulated balance of $11.3.

               Other legislative proposals under consideration include repealing the estate tax, reducing the taxation of annuity benefits, changing the taxation of products, and changing life insurance company taxation. Some of these proposals, if enacted, could have a material effect on life insurance, annuity, and other retirement savings product sales. The impact on the Company's products cannot be predicted.

               Legislation to restructure the Social Security System and expand private pension plan incentives also may be considered. Prospects for enactment and the ultimate effect of these proposals are uncertain.

               Regulatory Matters

               As with many financial services companies, the Company and its affiliates have received informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the financial services industry. In each case, the Company and its affiliates have been and are providing full cooperation.

               Fund Regulatory Issues

               Since 2002, there has been increased governmental and regulatory activity relating to mutual funds and variable insurance products. This activity has primarily focused on inappropriate trading of fund shares, revenue sharing and directed brokerage, compensation, sales practices and suitability, arrangements with service providers, pricing, compliance and controls, and adequacy of disclosure.

               In addition to responding to governmental and regulatory requests on fund regulatory issues, ING management, on its own initiative, conducted, through special counsel and a national accounting firm, an extensive internal review of mutual fund trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel.

               The internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within the variable insurance and mutual fund products of certain affiliates of the Company, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Each of the arrangements has been terminated and disclosed to regulators, to the independent trustees of ING Funds (U.S.) and in Company reports previously filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended.

               An affiliate of the Company, ING Funds Distributors, LLC ("IFD") has received notice from the staff of the National Association of Securities Dealers ("NASD") that the staff has made a preliminary determination to recommend that disciplinary action be brought against IFD and one of its registered persons for violations of the NASD Conduct Rules and federal securities laws in connection with frequent trading arrangements.

               Other regulators, including the SEC and the New York Attorney General, are also likely to take some action with respect to certain ING affiliates before concluding their investigation of ING relating to fund trading. The potential outcome of such action is difficult to predict but could subject certain affiliates to adverse consequences, including, but not limited to, settlement payments, penalties, and other financial liability. It is not currently anticipated, however, that the actual outcome of such action will have a material adverse effect on ING or ING's U.S.-based operations, including the Company.

               ING has agreed to indemnify and hold harmless the ING Funds from all damages resulting from wrongful conduct by ING or its employees or from ING's internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the SEC. Management reported to the ING Funds Board that ING management believes that the total amount of any indemnification obligations will not be material to ING or ING's U.S.-based operations, including the Company.

               Other Regulatory Matters

               The New York Attorney General and other regulators are also conducting broad inquiries and investigations involving the insurance industry. These initiatives currently focus on, among other things, compensation and other sales incentives, potential conflicts of interest, potential anti-competitive activity, marketing practices, certain financial reinsurance arrangements, and disclosure. It is likely that the scope of these investigations will further broaden before the investigations are concluded. U.S. affiliates of ING have received formal and informal requests in connection with such investigations, and are cooperating fully with each request for information.

               These initiatives may result in new legislation and regulation that could significantly affect the financial services industry, including businesses in which the Company is engaged.

               In light of these and other developments, U.S. affiliates of ING, including the Company, periodically review whether modifications to their business practices are appropriate.

               For further discussion of the Company's regulatory matters, see "Risk Factors" in Part I, Item 1 "Business."

Item 7A.       Quantitative and Qualitative Disclosures About Market Risk

               Asset/liability management is integrated into many aspects of the Company's operations, including investment decisions, product development, and determination of crediting rates. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. Key variables in the modeling process include interest rates, anticipated contractowner or policyholder behavior, and variable separate account performance. Contractowners and policyholders bear the majority of the investment risk related to variable insurance products.

               The fixed account liabilities are supported by a general account portfolio principally composed of fixed rate investments with matching duration characteristics that can generate predictable, steady rates of return. The portfolio management strategy for the fixed account considers the assets available-for-sale. This enables the Company to respond to changes in market interest rates, changes in prepayment risk, changes in relative values of asset sectors and individual securities and loans, changes in credit quality outlook, and other relevant factors. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risk, as well as other risks. The Company's asset/liability management discipline includes strategies to minimize exposure to loss as interest rates and economic and market conditions change.

               Term life products for employee benefits are short term in nature, with some longer term claim reserves. Cash flow testing and additional sensitivity testing (with varying mortality, morbidity, and expense levels) provide assurance that the existing assets are adequate to meet projected liability cash flows.

               For universal life products, cash flow testing of higher mortality, surrender, and expense levels than expected indicate that solvency is not impaired by reasonable variations in these risks. The current difference between the charges to the policies for cost of insurance and expenses and the guaranteed maximums allows some margin for adverse experience. Crediting rates are also changed regularly to reflect changes in the portfolio.

               On the basis of these analyses, management believes there is currently no material solvency risk to the Company.

               Interest Rate Risk

               The Company defines interest rate risk as the risk of an economic loss due to adverse changes in interest rates. This risk arises from the Company's primary activity of investing premiums from interest-sensitive life insurance and fixed annuity business in interest-sensitive fixed income assets and carrying these funds as interest-sensitive liabilities. The Company manages the interest rate risk in its assets relative to the interest rate risk in its liabilities. A key measure used to quantify this exposure is duration. Duration measures the sensitivity of the market or "fair" value of assets and liabilities to changes in interest rates.

               To calculate duration of interest-sensitive life insurance and fixed annuity liabilities, the Company projects liability cash flows under stochastic, arbitrage-free interest rate scenarios and calculates their net present value using LIBOR or swap based interest rates. Duration is calculated by revaluing these cash flows given a small change in interest rates and determining the percentage change in the net present value. The cash flows used in this calculation include all premiums, benefits, and policy-related expenses on the interest-sensitive liabilities. The projections include assumptions that reflect the effect of changing interest rates on the Company's declared credited rates and policyholder lapses, where applicable.

               For further discussion of the Company's interest rate risks, see "Risk Factors" in Part 1, Item 1 "Business".

Item 8.         Financial Statements and Supplementary Data

                          Index to Financial Statements

                                                                            Page

Report of Independent Registered Public Accounting Firm                      40

Financial Statements:

     Statements of Operations for the years ended December 31,
     2004, 2003 and 2002                                                     41

     Balance Sheets as of December 31, 2004 and 2003                         42

     Statements of Changes in Shareholder's Equity for the years
     ended December 31, 2004, 2003 and 2002                                  44

     Statements of Cash Flows for the years ended December 31, 2004,
     2003 (restated) and 2002 (restated)                                     45

Notes to Financial Statements                                                47

             Report of Independent Registered Public Accounting Firm


The Board of Directors
ReliaStar Life Insurance Company of New York

We have audited the accompanying balance sheets of ReliaStar Life Insurance Company of New York as of December 31, 2004 and 2003, and the related statements of operations, changes in shareholder's equity, cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ReliaStar Life Insurance Company of New York as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company changed the accounting principle for goodwill and other intangible assets effective January 1, 2002 and changed the accounting principle for certain non-traditional long duration contracts and for separate accounts effective January 1, 2004. As discussed in Note 15 to the financial statements, the Company restated certain amounts presented in the statements of cash flows related to its short-term investments and interest credited to contractholders for investment type contracts for the years ended December 31, 2003 and 2002.


                                                          /s/ Ernst & Young LLP

Atlanta, Georgia
March 31, 2005

                  ReliaStar Life Insurance Company of New York
         (A wholly-owned subsidiary of ReliaStar Life Insurance Company)

                            Statements of Operations
                                  (In millions)


                                                                            Year ended December 31,
                                                                  2004               2003                2002
                                                            -----------------  ------------------  -----------------
Revenues:
    Net investment income                                            $ 122.2             $ 124.4            $ 133.1
    Fee income                                                          95.9                94.7               98.2
    Premiums                                                            64.7                61.8               55.0
    Net realized capital gains (losses)                                  9.2                10.6               (3.2)
    Other income                                                         4.9                 4.0                5.5
                                                            -----------------  ------------------  -----------------
Total revenue                                                          296.9               295.5              288.6
                                                            -----------------  ------------------  -----------------
Benefits and expenses:
    Interest credited and other benefits
      to contractowners and policyholders                              189.0               147.5              176.3
    Operating expenses                                                  51.1                36.9               29.3
    Amortization of deferred policy acquisition costs
      and value of business acquired                                     9.4                30.9               32.6
                                                            -----------------  ------------------  -----------------
Total benefits and expenses                                            249.5               215.3              238.2
                                                            -----------------  ------------------  -----------------

Income before income taxes and cumulative effect
    of change in accounting principle                                   47.4                80.2               50.4
Income tax expense                                                      16.6                26.3               17.8
                                                            -----------------  ------------------  -----------------
Income before cumulative effect of change
    in accounting principles                                            30.8                53.9               32.6
Cumulative effect of change in accounting principles,
    net of tax                                                           0.8                   -             (865.0)
                                                            -----------------  ------------------  -----------------
Net income (loss)                                                     $ 31.6              $ 53.9           $ (832.4)
                                                            =================  ==================  =================


   The accompanying notes are an integral part of these financial statements.

                  ReliaStar Life Insurance Company of New York
         (A wholly-owned subsidiary of ReliaStar Life Insurance Company)

                                 Balance Sheets
                        (In millions, except share data)



                                                                                          As of December 31,
                                                                                         2004             2003
                                                                                    ---------------  ---------------
Assets
Investments:
    Fixed maturities, available-for-sale, at fair value
      (amortized cost of $1,553.2 at 2004 and $1,538.4 at 2003)                      $     1,613.1    $     1,614.2
    Equity securities, available-for-sale, at fair value (cost of
      $6.9 at 2004 and 2003)                                                                   7.6              6.7
    Mortgage loans on real estate                                                            213.0            209.7
    Policy loans                                                                              90.9             86.6
    Other investments                                                                         17.0             13.0
    Securities pledged (amortized cost of $149.7 at 2004 and $106.2 at 2003)                 148.5            105.6
                                                                                    ---------------  ---------------
Total investments                                                                          2,090.1          2,035.8
Cash and cash equivalents                                                                     33.5             10.5
Short-term investments under securities loan agreement                                        49.0              1.9
Accrued investment income                                                                     19.2             18.9
Reinsurance recoverable                                                                       84.2             65.1
Deferred policy acquisition costs                                                             77.4             74.6
Value of business acquired                                                                    34.0             36.5
Due from affiliates                                                                            1.4             26.8
Deferred income taxes                                                                         32.5             20.2
Other assets                                                                                  13.2             20.0
Assets held in separate accounts                                                             537.7            513.8
                                                                                    ---------------  ---------------
Total assets                                                                         $     2,972.2    $     2,824.1
                                                                                    ===============  ===============


   The accompanying notes are an integral part of these financial statements.

                  ReliaStar Life Insurance Company of New York
         (A wholly-owned subsidiary of ReliaStar Life Insurance Company)

                                 Balance Sheets
                        (In millions, except share data)



                                                                                          As of December 31,
                                                                                         2004             2003
                                                                                    ---------------  ---------------
Liabilities and Shareholder's Equity
Policy liabilities and accruals                                                          $ 1,772.5        $ 1,677.2
Due to affiliates                                                                              5.1             13.7
Borrowed money                                                                               100.4            101.5
Payables under securities loan agreement                                                      49.0              1.9
Current income taxes                                                                          16.2              3.7
Other liabilities                                                                             39.7             57.7
Liabilities related to separate accounts                                                     537.7            513.8
                                                                                    ---------------  ---------------
Total liabilities                                                                          2,520.6          2,369.5
                                                                                    ---------------  ---------------
Shareholder's equity:
    Common stock (1,377,863 shares authorized, issued and outstanding,
      $2.00 per share value)                                                                   2.8              2.8
    Additional paid-in capital                                                             1,172.7          1,200.1
    Accumulated other comprehensive income                                                    29.6             35.8
    Retained earnings (deficit)                                                             (753.5)          (784.1)
                                                                                    ---------------  ---------------
Total shareholder's equity                                                                   451.6            454.6
                                                                                    ---------------  ---------------
Total liabilities and shareholder's equity                                               $ 2,972.2        $ 2,824.1
                                                                                    ===============  ===============

   The accompanying notes are an integral part of these financial statements.

                  ReliaStar Life Insurance Company of New York
         (A wholly-owned subsidiary of ReliaStar Life Insurance Company)

                  Statements of Changes in Shareholder's Equity
                                  (In millions)



                                                                      Accumulated
                                                      Additional         Other          Retained          Total
                                          Common       Paid-In       Comprehensive      Earnings      Shareholder's
                                          Stock        Capital          Income          (Deficit)        Equity
                                       ------------- ------------- ------------------ -------------- ----------------
Balance at December 31, 2001             $      2.8    $  1,194.6     $      6.5       $    8.8        $ 1,212.7
Capital contribution                              -          31.4              -              -             31.4
Dividends to Shareholder                          -             -              -          (14.4)           (14.4)
Comprehensive income:
    Net loss                                      -             -              -         (832.4)          (832.4)
    Other comprehensive income,
      net of tax:
      Unrealized gain on securities
        ($45.0 pretax)                            -             -           28.9              -             28.9
                                                                                                     ----------------
Comprehensive loss                                                                                        (803.5)
                                                                                                     ----------------
Other                                             -          (0.4)             -              -             (0.4)
                                       ------------- ------------- ------------------ -------------- ----------------
Balance at December 31, 2002                    2.8       1,225.6           35.4         (838.0)           425.8
Dividends to Shareholder                          -         (25.5)             -              -            (25.5)
Comprehensive income:
    Net income                                    -             -              -           53.9             53.9
    Other comprehensive income,
      net of tax:
      Unrealized gain on securities
        ($0.8 pretax)                             -             -            0.4              -              0.4
                                                                                                     ----------------
Comprehensive income                                                                                        54.3
                                       ------------- ------------- ------------------ -------------- ----------------
Balance at December 31, 2003                    2.8       1,200.1           35.8         (784.1)           454.6
Dividends to Shareholder                                    (27.2)                                         (27.2)
Comprehensive income:
    Net income                                                                             31.6             31.6
    Other comprehensive income,
      net of tax:
      Unrealized loss on securities
        ($(11.7) pretax)                                                    (7.4)                           (7.4)
                                                                                                     ----------------
Comprehensive income                                                                                        24.2
                                                                                                     ----------------
Other                                                        (0.2)           1.2           (1.0)               -
                                       ------------- ------------- ------------------ -------------- ----------------
Balance at December 31, 2004             $      2.8    $  1,172.7     $     29.6       $ (753.5)       $   451.6
                                       ============= ============= ================== ============== ================


   The accompanying notes are an integral part of these financial statements.

                  ReliaStar Life Insurance Company of New York
         (A wholly-owned subsidiary of ReliaStar Life Insurance Company)

                            Statements of Cash Flows
                                  (In millions)



                                                                                Year ended December 31,
                                                                        2004              2003             2002
                                                                                        Restated         Restated
                                                                    --------------   --------------   --------------
Cash Flows from Operating Activities:
Net income (loss)                                                          $ 31.6           $ 53.9         $ (832.4)
Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Capitalization of deferred policy acquisition costs and
      value of business acquired                                            (18.5)           (26.9)           (32.7)
    Amortization of deferred policy acquisition costs and
      value of business acquired                                             19.6             29.5             29.7
    Future policy benefits, claims reserves, and interest credited           58.6              7.0             22.1
    Net realized capital (gains) losses                                      (9.4)           (10.4)             5.6
    Impairment of goodwill                                                      -                -            865.0
    Change in:
      Reinsurance recoverable                                               (19.1)           (18.6)            (1.5)
      Accounts receivable                                                     8.1             (6.7)             4.5
      Accounts payable                                                       (7.8)           (22.5)            (4.0)
      Due from affiliates                                                    16.8             (6.2)            40.2
    Other                                                                    (7.0)             6.8              1.2
                                                                    --------------   --------------   --------------
Net cash provided by operating activities                                    72.9              5.9             97.7
                                                                    --------------   --------------   --------------
Cash Flows from Investing Activities:
    Proceeds from the sale, maturity or redemption of:
      Fixed maturities, available-for-sale                                2,488.1          2,767.9          2,238.6
      Mortgage loans on real estate                                          24.5             44.3             29.7
    Acquisition of:
      Fixed maturities, available-for-sale                               (2,531.1)        (2,879.3)        (2,284.4)
      Mortgage loans on real estate                                         (27.3)           (10.0)            (7.5)
    Short-term investments, net                                               0.1              0.9             (1.0)
    Other, net                                                               (8.4)            (2.4)            (4.6)
                                                                    --------------   --------------   --------------
Net cash used for investing activities                                      (54.1)           (78.6)           (29.2)
                                                                    --------------   --------------   --------------



   The accompanying notes are an integral part of these financial statements.

                  ReliaStar Life Insurance Company of New York
         (A wholly-owned subsidiary of ReliaStar Life Insurance Company)

                            Statements of Cash Flows
                                  (In millions)



                                                                                Year ended December 31,
                                                                        2004              2003             2002
                                                                                        Restated         Restated
                                                                    --------------   --------------   --------------
Cash Flows from Financing Activities:
    Deposits received for investment contracts                        $     193.2      $     175.5      $     183.5
    Maturities and withdrawals from investment contracts                   (163.1)          (151.1)          (173.0)
    Short-term borrowings, net                                                1.2             28.3             (2.3)
    Dividends to shareholder                                                (27.2)           (25.5)           (14.4)
    Other                                                                     0.1                -              5.8
                                                                    --------------   --------------   --------------
Net cash provided by financing activities                                     4.2             27.2             (0.4)
                                                                    --------------   --------------   --------------
Net increase (decrease) in cash and cash equivalents                         23.0            (45.5)            68.1
Cash and cash equivalents, beginning of year                                 10.5             56.0            (12.1)
                                                                    --------------   --------------   --------------
Cash and cash equivalents, end of year                                $      33.5      $      10.5      $      56.0
                                                                    ==============   ==============   ==============
Supplemental cash flow information:
    Income taxes paid, net                                            $       9.5      $      29.5      $       2.7
                                                                    ==============   ==============   ==============
    Interest paid                                                     $       1.5      $       1.9      $       1.7
                                                                    ==============   ==============   ==============


   The accompanying notes are an integral part of these financial statements.

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

1.   Organization and Significant Accounting Policies

     Basis of Presentation

     ReliaStar Life Insurance Company of New York ("RLNY" or the "Company"), a direct, wholly-owned subsidiary of ReliaStar Life Insurance Company ("ReliaStar Life"), is a stock life insurance company organized under the laws of the State of New York. ReliaStar Life is a wholly-owned subsidiary of Lion Connecticut Holdings Inc. ("Lion"), a Connecticut holding and management company. Lion is an indirect, wholly-owned subsidiary of ING
     Groep N.V. ("ING"), a global financial services holding company based in The Netherlands, with American Depository Shares listed on the New York Stock Exchange under the symbol "ING."

     Until October 1, 2003, the Company was a wholly-owned subsidiary of Security-Connecticut Life Insurance Company ("Security-Connecticut Life"), a Minnesota domiciled insurance company, which provided financial products and services in the United States. Effective October 1, 2003, Security-Connecticut merged with and into ReliaStar Life.

     On April 1, 2002, ReliaStar Life acquired First Golden American Life Insurance Company of New York ("First Golden"), an affiliated entity, for a purchase price of $27.7 in cash and $0.2 in receivables. The purchase price was based on First Golden's statutory-basis book value. ReliaStar Life contributed First Golden to Security-Connecticut at book value per generally accepted accounting principles in the Untied States ("GAAP"). Security-Connecticut contributed First Golden to RLNY, and First Golden was dissolved into RLNY at GAAP book value. The contribution of First Golden to RLNY was recorded as an increase to stockholder's equity of $31.4 which equaled First Golden's April 1, 2002 GAAP book value. Approval for the merger was obtained from the insurance departments of the states of New York and Delaware.

     Statement  of Financial  Accounting  Standards  ("FAS") No. 141,  "Business
     Combinations", excludes transfers of net assets or exchanges of shares between entities under common control, and notes that certain provisions under Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations", provide a source of guidance for such transactions. In accordance with APB Opinion No. 16, financial information of the combined entity is presented as if the entities had been combined for the full year, and all comparative financial statements are restated and presented as if the entities had previously been combined, in a manner similar to a pooling-of-interests. The balance sheets and statements of operations give effect to the consolidation transactions as if they had occurred on January 1, 2002.

     The financial statements and notes have been prepared in accordance with generally accepted accounting principles in the United States.

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Description of Business

     The Company is principally engaged in the business of providing life insurance and related financial services products. The Company provides and distributes individual life insurance and annuities; employee benefit products and services; and retirement plans. The Company operates primarily in the United States and is authorized to conduct business in all 50 states and the District of Columbia.

     Recently Adopted Accounting Standards

     Accounting   and   Reporting   by   Insurance   Enterprises   for   Certain
     Nontraditional Long-Duration Contracts and for Separate Accounts

     The Company adopted Statement of Position ("SOP") 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," on January 1, 2004. SOP 03-1 established several new accounting and disclosure requirements for certain nontraditional long-duration contracts and for separate accounts including, among other things, a requirement that assets and liabilities of separate account arrangements that do not meet certain criteria be accounted for as general account assets and liabilities, and the revenues and expenses related to such arrangements be consolidated with the respective line items in the Statements of Operations. In addition, the SOP requires additional liabilities be established for certain guaranteed death benefits and for products with certain patterns of cost of insurance charges. Sales inducements provided to contractowners and policyholders must also be recognized on the balance sheet separately from deferred acquisition costs and amortized as a component of benefits expense using methodology and assumptions consistent with those used for amortization of deferred policy acquisition costs.

     The Company evaluated all requirements of SOP 03-1 and determined that it is affected by the SOP's requirements to account for certain separate account arrangements as general account arrangements, to establish additional liabilities for certain guaranteed benefits and for products with patterns of cost of insurance charges that result in gains followed by losses in later policy durations from the insurance benefit function, and to defer and amortize sales inducements to contractowners and policyholders. Upon adoption of the SOP on January 1, 2004, the Company recognized a cumulative effect of a change in accounting principle of $(10.8), before tax or $(7.0), net of $3.8 of income taxes. In addition, requirements for certain separate account arrangements that do not meet the established criteria for separate asset and liability recognition are applicable to the Company, however, the Company's policies on separate account assets and liabilities have historically been, and continue to be, in conformity with the requirements newly established.

     In the fourth quarter of 2004, the cumulative effect of a change in accounting principle was revised due to the implementation of Technical

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Practice Aid 6300.05 - 6300.08, "Q&As Related to the Implementation of SOP 03-1, "Accounting and Reporting by Insurance Enterprises, for Certain Nontraditional Long-Duration Contracts and for Separate Accounting" (the "TPA").

     The TPA, which was approved in September 2004, provides additional guidance regarding certain implicit assessments that may be used in testing of the base mortality function on contracts, which is performed to determine whether additional liabilities are required in conjunction with SOP 03-1. In addition, the TPA provides additional guidance surrounding the allowed level of aggregation of additional liabilities determined under the SOP. While the TPA was implemented during the fourth quarter of 2004, the TPA was retroactive to the original implementation date of SOP 03-1, January 1, 2004 and was reported as an adjustment to the SOP 03-1 cumulative effect change in accounting principle. The adoption of the TPA resulted in an adjustment of the Company's cumulative effect change in accounting principle by $7.8, net of $4.2 of income tax.

     The implementation of SOP 03-1 raised questions regarding the interpretation of the requirements of FAS No. 97 "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments," concerning when it is appropriate to record an unearned revenue liability related to the insurance benefit function. To clarify its position, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position No. FAS 97-1 ("FSP FAS 97-1"), "Situations in Which Paragraphs 17(b) and 20 of FASB Statement No. 97, `Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments,' Permit or Require Accrual of an Unearned Revenue Liability," effective for fiscal periods beginning subsequent to the date the guidance was issued, June 18, 2004. The Company adopted FSP FAS 97-1 on July 1, 2004. The adoption of FSP FAS 97-1 did not have an impact on the Company's financial position, results of operations or cash flows.

     The Meaning of Other-than-temporary Impairment and its Application to Certain Investments

     In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on EITF Issue No. 03-1 ("EITF 03-1"), "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments," requiring that a three-step impairment model be applied to securities within its scope. The three-step model is to be applied on a security-by-security basis as follows:

     Step 1: Determine whether an investment is impaired. An investment is impaired if the fair value of the investment is less than its cost basis.
     Step 2: Evaluate whether an impairment is other-than-temporary. Step 3: If the impairment is other-than-temporary, recognize an impairment loss equal to the difference between the investment's cost and its fair value.

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     On September 30, 2004, the FASB issued FASB Staff Position No. EITF Issue 03-1-1 ("FSP EITF 03-1-1"), "Effective Date of Paragraphs 10-20 of EITF Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments," which delayed the EITF Issue No. 03-1 original effective date of July 1, 2004 for steps two and three of the impairment model introduced. The delay is in effect until a final consensus can be reached on such guidance. Despite the delay of the implementation of steps two and three, other-than-temporary impairments are still to be recognized as required by existing guidance.

     Earlier consensus reached by the EITF on this issue required that certain quantitative and qualitative disclosures be made for unrealized losses on debt and equity securities that have not been recognized as other-than-temporary impairments. These disclosures were adopted by the Company, effective December 31, 2003, and are included in the Investments footnote.

     Accounting for Derivative Instruments and Hedging Activities

     In 2003, the Derivative Implementation Group ("DIG") who was responsible for issuing guidance on behalf of the FASB for implementation of FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," issued Implementation Issue No. B36, "Embedded Derivatives: Modified Coinsurance Arrangements and Debt Instruments That Incorporate Credit Risk Exposures That Are Unrelated or Only Partially Related to the Credit Worthiness of the Obligor Under Those Instruments" ("DIG B36"). Under this interpretation, modified coinsurance and coinsurance with funds withheld reinsurance agreements, as well as other types of receivables and payables where interest is determined by reference to a pool of fixed maturity assets or a total return debt index, may be determined to contain embedded derivatives that are required to be bifurcated. The Company adopted DIG B36 on October 1, 2003, and the adoption had no impact on the Company's financial position, results of operations or cash flows.

     Variable Interest Entities

     In January 2003, the FASB issued FASB Interpretation 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46"). In December 2003, the FASB modified FIN 46 to make certain technical corrections and address certain implementation issues that had arisen. FIN 46 provides a new framework for identifying Variable Interest Entities ("VIEs") and determining when a company should include the assets, liabilities, noncontrolling interests and results of activities of a VIE in its consolidated financial statements.

     In general, a VIE is a corporation, partnership, limited-liability corporation, trust, or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

     FIN 46 requires a VIE to be consolidated if a party with an ownership, contractual or other financial interest in the VIE (a variable interest holder) is obligated to absorb a majority of the risk of loss from the VIE's activities, is entitled to receive a majority of the VIE's residual returns (if no party absorbs a majority of the VIE's losses), or both. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary generally must initially record all of the VIE's assets, liabilities and noncontrolling interests at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest. FIN 46 also requires disclosures about VIEs that the variable interest holder is not required to consolidate but in which it has a significant variable interest.

     The Company holds investments in VIEs in the form of private placement securities, structured securities, securitization transactions, and limited partnerships with an aggregate fair value of $643.6 as of December 31, 2004. These VIEs are held by the Company for investment purposes. Consolidation of these investments in the Company's financial statements is not required as the Company is not the primary beneficiary for any of these VIEs. Book value as of December 31, 2004, of $628.8 represents the maximum exposure to loss except for those structures for which the Company also receives asset management fees.

     Goodwill Impairment

     During 2002, the Company adopted FAS No. 142, "Goodwill and Other Intangible Assets" ("FAS No. 142"). The adoption of this standard resulted in an impairment loss of $865.0, net of $465.8 of income tax, related to prior acquisitions, recorded retroactive to the first quarter of 2002;
     prior quarters of 2002 were restated accordingly. This impairment loss represented the entire carrying amount of goodwill, net of accumulated amortization. This impairment charge was shown as a change in accounting principle on the 2002 Statement of Operations.

     Guarantees

     In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," to clarify accounting and disclosure requirements relating to a guarantor's issuance of certain types of guarantees. FIN 45 requires entities to disclose additional information about certain guarantees, or groups of similar guarantees, even if the likelihood of the guarantor's having to make any payments under the guarantee is remote. The disclosure provisions are effective for financial statements for fiscal years ended after December 15, 2002. For certain guarantees, the interpretation also requires that

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     guarantors recognize a liability equal to the fair value of the guarantee upon its issuance. This initial recognition and measurement provisions are to be applied only on a prospective basis to guarantees issued or modified after December 31, 2002. The Company has performed an assessment of its guarantees and believes that all of its significant guarantees are excluded from the scope of this interpretation.

     New Accounting Pronouncements

     In December 2004, the FASB issued FAS No. 123 (revised 2004), "Share-Based Payment", which requires all share-based payments to employees be recognized in the financial statements based upon the fair value. FAS 123R is effective at the beginning of the first interim or annual period beginning after June 15, 2005. Earlier adoption is encouraged. FAS 123R provides two transition methods, modified-prospective and modified-retrospective.

     The modified-prospective method recognizes the grant-date fair value of compensation for new awards granted after the effective date and unvested awards beginning in the fiscal period in which the recognition provisions are first applied. Prior periods are not restated. The modified-retrospective method permits entities to restate prior periods by recognizing the compensation cost based on the amount previously reported in the pro forma footnote disclosures as required under FAS No. 123, "Accounting for Stock-Based Compensation".

     The Company intends to early adopt the provisions of FAS 123R on January 1, 2005, using the modified-prospective method. Due to the Company's few number of employees, the adoption of FAS 123R is not expected to have a material impact on the Company's financial position, results of operations, or cash flows. Prior to January 2005, the Company applied the intrinsic value-based provisions set forth in APB Opinion No. 25, "Accounting for Stock Issued to Employees". Under the intrinsic value method, compensation expense is determined on the measurement date, which is the first date on which both the number of shares the employee is entitled to receive and the exercise price are known. Compensation expense, if any, is measured based on the award's intrinsic value, which is the excess of the market price of the stock over the exercise price on the measurement date.

     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from reported results using those estimates.

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Reclassifications

     Certain   reclassifications   have  been  made  to  prior  year   financial
     information  to conform to the current year  classifications  (see footnote
     15).

     Cash and Cash Equivalents

     Cash and cash equivalents include cash on hand, money market instruments and other debt issues with a maturity of 90 days or less when purchased.

     Investments

     All of the Company's fixed maturity and equity securities are currently designated as available-for-sale. Available-for-sale securities are reported at fair value and unrealized gains and losses on these securities are included directly in shareholder's equity, after adjustment for related changes in deferred acquisition costs ("DAC"), value of business acquired ("VOBA") and deferred income taxes.

     Other-Than-Temporary Impairments

     The Company analyzes the general account investments to determine whether there has been an other-than-temporary decline in fair value below the amortized cost basis. Management considers the length of the time and the extent to which the fair value has been less than cost; the financial condition and near-term prospects of the issuer; future economic conditions and market forecasts; and the Company's intent and ability to retain the investment in the issuer for a period of time sufficient to allow for recovery in fair value. If it is probable that all amounts due according to the contractual terms of a debt security will not be collected, an other-than-temporary impairment is considered to have occurred.

     In addition, the Company invests in structured securities that meet the criteria of EITF Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." Under EITF Issue No. 99-20, a determination of the required impairment is based on credit risk and the possibility of significant prepayment risk that restricts the Company's ability to recover the investment. An impairment is recognized if the fair value of the security is less than book value and there has been an adverse change in cash flow since the last remeasurement date.

     When a decline in fair value is determined to be other-than-temporary, the individual security is written down to fair value and the loss accounted for as a realized loss.

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Purchases and Sales

     Purchases and sales of fixed maturities and equity securities (excluding private placements) are recorded on the trade date. Purchases and sales of private placements and mortgage loans are recorded on the closing date.

     Valuation

     Fair values for fixed maturities are obtained from independent pricing services or broker-dealer quotations. Fair values for privately placed bonds are determined using a matrix-based model. The matrix-based model considers the level of risk-free interest rates, current corporate spreads, the credit quality of the issuer, and cash flow characteristics of the security. The fair values for equity securities are based on quoted market prices. For equity securities not actively traded, estimated fair values are based upon values of issues of comparable yield and quality or conversion value, where applicable.

     Mortgage loans on real estate are reported at amortized cost less impairment writedowns. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to either the present value of expected cash flows from the loan (discounted at the loan's effective interest rate), or fair value of the collateral. If the loan is in foreclosure, the carrying value is reduced to the fair value of the underlying collateral, net of estimated costs to obtain and sell. The carrying value of the impaired loans is reduced by establishing a permanent writedown charged to realized loss.

     Policy loans are carried at unpaid principal balances.

     Short-term investments, consisting primarily of money market instruments and other fixed maturity issues purchased with an original maturity of 91 days to one year, are considered available-for-sale and are carried at fair value, which approximates amortized cost.

     Securities Lending

     The Company engages in securities lending whereby certain securities from its portfolio are loaned to other institutions for short periods of time. Initial collateral, primarily cash, is required at a rate of 102% of the market value of the loaned domestic securities. The collateral is deposited by the borrower with a lending agent and retained and invested by the lending agent according to the Company's guidelines to generate additional income. The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the fair value of the loaned securities fluctuates.

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Repurchase Agreements

     The Company engages in dollar repurchase agreements ("dollar rolls") and repurchase agreements. These transactions involve a sale of securities and an agreement to repurchase substantially the same securities as those sold. Company policies require a minimum of 95% of the fair value of securities pledged under dollar rolls and repurchase agreement transactions to be maintained as collateral. Cash collateral received is invested in fixed maturities, and the offsetting collateral liability is included in borrowed money on the Balance Sheets.

     The Company also enters into reverse repurchase agreements. These transactions involve a purchase of securities and an agreement to sell substantially the same securities as those purchased. Company policies require a minimum of 102% of the fair value of securities pledged under reverse repurchase agreements to be pledged as collateral. Reverse repurchase agreements are included in cash equivalents on the Balance Sheets.

     Derivatives

     The Company's use of derivatives is limited primarily to hedging purposes. However, these derivatives are not accounted for using hedge accounting treatment under FAS No. 133 as the Company does not seek hedge accounting treatment. The Company enters into interest rate, and currency contracts, including swaps, caps, floors, options and futures, to reduce and manage risks associated with changes in value, yield, price, cash flow or exchange rates of assets or liabilities held or intended to be held. Changes in the fair value of open derivative contracts are recorded in net realized capital gains and losses. Derivatives are included in other investments on the Balance Sheets.

     Deferred Policy Acquisition Costs and Value of Business Acquired

     DAC represent policy acquisition costs that have been capitalized and are subject to amortization. Such costs consist principally of certain commissions, underwriting, contract issuance, and agency expenses, related to the production of new and renewal business.

     VOBA represents the outstanding value of in force business capitalized and is subject to amortization in purchase accounting when the Company was acquired. The value is based on the present value of estimated net cash flows embedded in the Company's contracts.

     The amortization methodology used for DAC and VOBA varies by product type. Statement of Financial Accounting Standards ("FAS") No. 60, "Accounting and Reporting by Insurance Enterprises," applies to traditional life insurance products, primarily traditional whole life and term life insurance contracts. Under FAS No. 60, DAC and VOBA are amortized over the premium payment period, in proportion to the premium revenue recognized.

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     FAS No. 97 applies to universal life and investment-type products, such as fixed and variable deferred annuities. Under FAS No. 97, DAC and VOBA are amortized, with interest, over the life of the related contracts (usually 25 years) in relation to the present value of estimated future gross profits from investment, mortality, and expense margins; asset-based fees, policy administration, and surrender charges; less policy maintenance fees and non-capitalized commissions, as well as realized gains and losses on investments.

     Changes in assumptions can have a significant impact on DAC and VOBA balances and amortization rates. Several assumptions are considered significant in the estimation of future gross profits associated with variable universal life and variable deterred annuity products. One of the most significant assumptions involved in the estimation of future gross profits is the assumed return associated with the variable account performance. To reflect the volatility in the equity markets, this assumption involves a combination of near-term expectations and long-term assumptions regarding market performance. The overall return on the variable account is dependent on multiple factors, including the relative mix of the underlying sub-accounts among bond funds and equity funds, as well as equity sector weightings. Other significant assumptions include surrender and lapse rates, estimated interest spread, and estimated mortality.

     Due to the relative size and sensitivity to minor changes in underlying assumptions of DAC and VOBA balances, the Company performs a quarterly and annual analysis of DAC and VOBA for the annuity and life businesses, respectively. The DAC and VOBA balances are evaluated for recoverability and are reduced to the extent that estimated future gross profits are inadequate to recover the asset.

     At each evaluation date, actual historical gross profits are reflected, and estimated future gross profits and related assumptions are evaluated for continued reasonableness. Any adjustment in estimated profit requires that the amortization rate be revised ("unlocking") retroactively to the date of the policy or contract issuance. The cumulative prior period adjustment is recognized as a component of current period amortization. In general, increases in investment, mortality, and expense margins, and thus estimated future profits, lower the rate of amortization. However, decreases in investment, mortality, and expense margins, and thus estimated future profits, increase the rate of amortization.

     Reserves

     The Company establishes and carries actuarially determined reserves which are calculated to meet its future obligations. Reserves are calculated using mortality and withdrawal rate assumptions are based on relevant Company experience and are periodically reviewed against both industry standards and experience.

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Future policy benefits include reserves for universal life, immediate annuities with life contingent payouts, and traditional life insurance contracts. Reserves for universal life products are equal to cumulative deposits less withdrawals and charges plus credited interest thereon. In addition, the Company holds reserves as required by SOP 03-1 for certain products with anticipated losses in later policy durations. Reserves for traditional life insurance contracts represent the present value of future benefits to be paid to or on behalf of policyholders and related expenses less the present value of future net premiums.

     Reserves for immediate annuities with life contingent payout benefits are computed on the basis of interest discount rates, mortality, and expenses, including a margin for adverse deviations. Such assumptions generally vary by plan, year of issue and policy duration. Reserve interest rates range from 3.95% to 13.19% for all years presented. Changes in or deviations from the assumptions used can significantly affect the Company's reserve level and related future operations.

     Reserves for deferred annuity investment contracts and immediate annuities without life contingent benefits are equal to cumulative deposits less charges and withdrawals plus credited interest thereon (reserve interest rates vary by product up to 7.1% for 2004, 2003 and 2002).

     Sales Inducements

     Sales inducements represent benefits paid to contractowners and policyholders that are incremental to the amounts the Company credits on similar contracts and are higher than the contracts expected ongoing crediting rates for periods after the inducement. As of January 1, 2004, such amounts are reported separately on the Balance Sheets in accordance with SOP 03-1. Prior to 2004, sales inducements were recorded as a component of DAC on the Balance Sheets. Beginning in 2004, sales inducements are amortized as a component of benefit expense using methodology and assumptions consistent with those used for amortization of DAC. Sales inducements are recorded in other assets on the Balance Sheets.

     Revenue Recognition

     For universal life and certain annuity contracts, charges assessed against contractowners'and policyholders' funds for the cost of insurance, surrender, expenses and other fees are recorded as revenue. Other amounts received for these contracts are reflected as deposits and are not recorded as revenue. Related policy benefits are recorded in relation to the associated premiums or gross profit so that profits are recognized over the expected lives of the contracts. When annuity payments with life contingencies begin under contracts that were initially investment contracts, the accumulated balance in the account is treated as a single premium for the purchase of an annuity and reflected as an offsetting

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     amount in both premiums and current and future benefits in the Statements of Operations.

     Separate Accounts

     Separate account assets and liabilities generally represent funds maintained to meet specific investment objectives of contractowners and policyholders who bear the investment risk, subject, in limited cases, to minimum guaranteed rates. Investment income and investment gains and losses generally accrue directly to such contractowners and policyholders. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company.

     Separate account assets supporting variable options under universal life and annuity contracts are invested, as designated by the contractowner/policyholder or participant (who bears the investment risk subject, in limited cases, to minimum guaranteed rates) under a contract in shares of mutual funds which are managed by the Company or its affiliates, or in other selected mutual funds not managed by the Company or its affiliates.

     Separate account assets and liabilities are carried at fair value and shown as separate captions in the Balance Sheets. Deposits, investment income, and net realized and unrealized capital gains and losses of the Separate accounts are not reflected in the Statements of Operations. The Statements of Cash Flows do not reflect investment activity of the separate accounts.

     Assets and liabilities of separate account arrangements that do not meet the criteria in SOP 03-1 for separate presentation in the Balance Sheets (those arrangements supporting the guaranteed interest option) were reclassified to the general account on January 1, 2004, in accordance with the SOP 03-1 requirements.

     Reinsurance

     The Company utilizes reinsurance agreements to reduce its exposure to large losses in all aspects of its insurance business. Such reinsurance permits recovery of a portion of losses from reinsurers, although it does not discharge the primary liability of the Company as direct insurer of the risks reinsured. The Company evaluates the financial strength of potential reinsurers and continually monitors the financial condition of reinsurers. Only those reinsurance recoverable balances deemed probable of recovery are reflected as assets on the Company's Balance Sheets.

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Income Taxes

     The Company is taxed at regular corporate rates after adjusting income reported for financial statement purposes for certain items. Deferred income tax expenses/benefits result from changes during the year in cumulative temporary differences between the tax basis and book basis of assets and liabilities.


2.   Investments

     Fixed maturities and equity securities available-for-sale as of December 31, 2004, were as follows:


                                                                           Gross            Gross
                                                       Amortized        Unrealized       Unrealized           Fair
                                                         Cost              Gains           Losses             Value
                                                    ----------------  ---------------- ----------------  ----------------
     Fixed maturities:
     U.S. government and government
         agencies and authorities                     $        56.2     $         0.4    $         0.2     $        56.4
     States, municipalities and political
         subdivisions                                           1.6               0.1                -               1.7

     U.S. corporate securities:
         Public utilities                                     154.3               7.9              0.8             161.4
         Other corporate securities                           695.2              35.9              3.0             728.1
                                                    ----------------  ---------------- ----------------  ----------------
           Total U.S. corporate securities                    849.5              43.8              3.8             889.5
                                                    ----------------  ---------------- ----------------  ----------------

     Foreign securities:
         Government                                            28.0               0.6              0.2              28.4
         Other                                                168.0               6.6              1.9             172.7
                                                    ----------------  ---------------- ----------------  ----------------
           Total foreign securities                           196.0               7.2              2.1             201.1
                                                    ----------------  ---------------- ----------------  ----------------

     Residential mortgage-backed securities                   373.5               2.5              2.1             373.9
     Commercial mortgage-backed securities                    119.0               8.2              0.3             126.9
     Other asset-backed securities                            107.1               6.1              1.1             112.1
                                                    ----------------  ---------------- ----------------  ----------------

     Total fixed maturities, including
         fixed maturities pledged                           1,702.9              68.3              9.6           1,761.6
     Less: fixed maturities pledged                           149.7               0.3              1.5             148.5
                                                    ----------------  ---------------- ----------------  ----------------

     Fixed maturities                                       1,553.2              68.0              8.1           1,613.1
     Equity securities                                          6.9               0.7                -               7.6
                                                    ----------------  ---------------- ----------------  ----------------
     Total investments available-for-sale             $     1,560.1     $        68.7    $         8.1     $     1,620.7
                                                    ================  ================ ================  ================


ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Fixed maturities and equity securities available-for-sale as of December 31, 2003, were as follows:


                                                                         Gross          Gross
                                                        Amortized      Unrealized     Unrealized       Fair
                                                           Cost          Gains          Losses        Value
                                                       -------------  -------------  ------------- -------------
     Fixed maturities:
     U.S. government and government
         agencies and authorities                        $      7.4     $      0.3     $        -    $      7.7
     States, municipalities and political
         subdivisions                                           1.8            0.1              -           1.9

     U.S. corporate securities:
         Public utilities                                     127.6            9.3            0.5         136.4
         Other corporate securities                           732.5           48.3            5.9         774.9
                                                       -------------  -------------  ------------- -------------
            Total U.S. corporate securities                   860.1           57.6            6.4         911.3
                                                       -------------  -------------  ------------- -------------

     Foreign securities:
         Government                                            28.0            0.4            0.2          28.2
         Other                                                141.2            6.9            2.8         145.3
                                                       -------------  -------------  ------------- -------------
            Total foreign securities                          169.2            7.3            3.0         173.5
                                                       -------------  -------------  ------------- -------------

     Residential mortgage-backed securities                   399.7            4.0            1.3         402.4
     Commercial mortgage-backed securities                    106.1            9.6            0.3         115.4
     Other asset-backed securities                            100.3            8.6            1.3         107.6
                                                       -------------  -------------  ------------- -------------

     Total fixed maturities, including
         fixed maturities pledged                           1,644.6           87.5           12.3       1,719.8
     Less: Fixed maturities pledged                           106.2            0.5            1.1         105.6
                                                       -------------  -------------  ------------- -------------

     Fixed maturities                                       1,538.4           87.0           11.2       1,614.2
     Equity securities                                          6.9            0.1            0.3           6.7
                                                       -------------  -------------  ------------- -------------
     Total investments available-for-sale                $  1,545.3     $     87.1     $     11.5    $  1,620.9
                                                       =============  =============  ============= =============


     At December 31, 2004 and 2003, net unrealized appreciation was $59.4 and $75.0, respectively, on total fixed maturities, including fixed maturities pledged to creditors and equity securities.

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     The aggregate unrealized losses and related fair value of total fixed maturities, including fixed maturities pledged to creditors, and equity securities with unrealized losses as of December 31, 2004, are shown below by duration:

                                                Unrealized             Fair
                                                    Loss               Value
                                             ----------------    ---------------
     Duration category:
         Less than six months below cost       $      2.7          $   335.4
         More than six months and less
           than twelve months below cost              2.5              131.8
         More than twelve months below cost           4.4               78.6
                                             ----------------    ---------------
     Total investments available-for-sale      $      9.6          $   545.8
                                             ================    ===============

     Of the unrealized losses less than 6 months in duration of $2.7, there were $1.0 in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. The remaining losses of $1.7, as of December 31, 2004, related to securities reviewed for impairment under the guidance proscribed by EITF Issue No. 99-20. This category includes U.S. government-backed securities, principal protected securities, and structured securities, that did not have an adverse change in cash flows for which the carrying amount was $145.6.

     Of the unrealized losses more than 6 months and less than 12 months in duration of $2.5, there were $2.0 in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. The remaining losses of $0.5, as of December 31, 2004, related to securities reviewed for impairment under the guidance proscribed by EITF Issue No. 99-20. This category includes U.S. government-backed securities, principal protected securities, and structured securities, that did not have an adverse change in cash flows for which the carrying amount was $46.8.

     Of the unrealized losses more than 12 months in duration of $4.4, there were $3.1 in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. The remaining losses of $1.3, as of December 31, 2004, related to securities reviewed for impairment under the guidance proscribed by EITF Issue No. 99-20. This category includes U.S. government-backed securities, principal protected securities, and structured securities, that did not have an adverse change in cash flows for which the carrying amount was $13.6.

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     The amortized cost and fair value of total fixed maturities as of December 31, 2004 are shown below by contractual maturity. Actual maturities may differ from contractual maturities because securities may be restructured, called, or prepaid.

                                                   Amortized           Fair
                                                     Cost              Value
                                                --------------    --------------
     Due to mature:
         One year or less                          $    41.0         $    41.8
         After one year through five years             456.7             474.4
         After five years through ten years            285.1             297.9
         After ten years                               320.5             334.6
         Mortgage-backed securities                    492.5             500.8
         Other asset-backed securities                 107.1             112.1
     Less: fixed maturities pledged to
             creditors                                 149.7             148.5
                                                --------------    --------------
     Fixed maturities, exluding fixed
       maturities pledged                          $ 1,553.2         $ 1,613.1
                                                ==============    ==============

     The Company did not have any investments in a single issuer, other than obligations of the U.S. government, with a carrying value in excess of 10% of the Company's shareholder's equity at December 31, 2004.

     At December 31, 2004 and 2003, fixed maturities with carrying values of $6.0 and $6.1, respectively, were on deposit as required by regulatory authorities.

     The Company enters into dollar repurchase agreements ("dollar rolls") and repurchase agreements to increase its return on investments and improve liquidity. At December 31, 2004 and 2003, the carrying value of the securities pledged in dollar rolls and repurchase agreements was $100.7 and $103.8, respectively. The carrying value of the securities pledged in dollar rolls and repurchase agreements is included in pledged securities on the Balance Sheets. The repurchase obligation related to dollar rolls and repurchase agreements totaled $100.4 and $101.5 at December 31, 2004 and 2003, respectively. The repurchase obligation related to dollar rolls and repurchase agreements is included in borrowed money on the Balance Sheets.

     The Company also enters into reverse repurchase agreements. These transactions involve a purchase of securities and an agreement to sell substantially the same securities as those purchased. Company policies require a minimum of 102% of the fair value of securities pledged under reverse repurchase agreements to be pledged as collateral. Reverse repurchase agreements are included in Cash Equivalents on the Balance Sheets. At December 31, 2004 and 2003, the carrying value of the securities in reverse repurchase agreements was $32.0 and $8.0, respectively.

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     The Company engages in securities lending whereby certain securities from its portfolio are loaned to other institutions for short periods of time. Initial collateral, primarily cash, is required at a rate of 102% of the market value of the loaned domestic securities. The collateral is deposited by the borrower with a lending agent, and retained and invested by the lending agent according to the Company's guidelines to generate additional income. The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the fair value of the loaned securities fluctuates.

     The primary risk associated with short-term collateralized borrowings is that the counterparty will be unable to perform under the terms of the contract. The Company's exposure is limited to the excess of the net replacement cost of the securities over the value of the short-term investments, an amount that was not material at December 31, 2004. The
     Company believes the counterparties to the dollar roll, repurchase and reverse repurchase agreements are financially responsible and that the counterparty risk is immaterial.

     Impairments

     The  following   table   identifies   the  Company's   other-than-temporary
     impairments by type:

                                            2004                        2003                       2002
                                 --------------------------- -------------------------- --------------------------
                                                  No. of                     No. of                     No. of
                                  Impairment    Securities    Impairment   Securities    Impairment   Securities
                                 -------------  ------------ ------------- ------------ ------------- ------------
     U.S. Corporate                $   0.8             1       $   2.7            2       $   0.7            1
     Asset-backed                        -             -           2.0            6           2.3            7
     Equity                              -             -           0.1            1           0.1            1
     Limited Partnerships              0.1             2             -            -             -            -
                                 -------------  ------------ ------------- ------------ ------------- ------------
     Total                         $   0.9             3       $   4.8            9       $   3.1            9
                                 =============  ============ ============= ============ ============= ============


     The remaining fair value of impaired fixed maturities at December 31, 2004, 2003 and 2002 is $4.0, $7.5 and $25.9, respectively.

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Net Investment Income

     Sources of net investment income were as follows:


                                                                         Year ended December 31,
                                                              2004               2003                2002
                                                        -----------------  ------------------  -----------------
     Fixed maturities                                     $   98.7           $   102.2           $  108.7
     Equity securities                                           -                   -                0.5
     Mortgage loans on real estate                            16.5                18.7               20.7
     Policy loans                                              7.0                 5.8                5.9
     Short-term investments and cash equivalents               0.3                 0.2                0.3
     Other                                                     1.0                (0.9)              (0.7)
                                                        -----------------  ------------------  -----------------
     Gross investment income                                 123.5               126.0              135.4
     Less: investment expense                                 (1.3)               (1.6)              (2.3)
                                                        -----------------  ------------------  -----------------
     Net investment income                                $  122.2           $   124.4           $  133.1
                                                        =================  ==================  =================


     Net Realized Capital Gains and Losses

     Net realized capital gains (losses) are comprised of the difference between the carrying value of investments and sale proceeds from sale, maturity, and redemption, as well as losses incurred due to the other-than-temporary impairment of investments. Net realized capital gains (losses) on investments were as follows:


                                                                         Year ended December 31,
                                                              2004                2003               2002
                                                        -----------------   -----------------  -----------------
     Fixed maturities                                     $     9.3           $    10.2          $    (2.5)
     Equity securities                                            -                (0.1)               0.2
     Other                                                     (0.1)                0.5               (0.9)
                                                        -----------------   -----------------  -----------------
     Pretax realized capital gains (losses)               $     9.2           $    10.6          $    (3.2)
                                                        =================   =================  =================
     After-tax realized capital gains (losses)            $     6.0           $     6.9          $    (2.1)
                                                        =================   =================  =================



     Proceeds from the sale of total fixed maturities and equity securities and the related gross gains and losses were as follows:


                                                                         Year ended December 31,
                                                              2004               2003                2002
                                                        -----------------  -----------------   -----------------
     Proceeds on sales                                    $ 1,300.8          $ 1,677.2           $ 1,425.1
     Gross gains                                               14.7               23.7                40.0
     Gross losses                                               4.7               13.5                42.2


ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Changes in shareholder's equity related to changes in accumulated other comprehensive income (unrealized capital gains and losses on securities including securities pledged) were as follows:


                                                                         Year ended December 31,
                                                              2004               2003                2002
                                                        -----------------  -----------------   -----------------
     Fixed maturities                                     $   (16.5)         $    (3.3)          $    33.8
     Equity securities                                          0.9               (0.2)                0.1
     DAC/VOBA                                                   3.8                4.4                11.5
     Other                                                      0.1               (0.1)               (0.4)
                                                        -----------------  -----------------   -----------------
     Subtotal                                                 (11.7)               0.8                45.0
     Less: (Decrease) increase in deferred
             income taxes                                      (4.3)               0.4                16.1
                                                        -----------------  -----------------   -----------------
     Net (decrease) increase in accumulated other
        comprehensive (loss) income                       $    (7.4)         $     0.4           $    28.9
                                                        =================  =================   =================


     Shareholder's equity included the following accumulated other comprehensive income (loss):


                                                                          As of December 31,
                                                              2004               2003               2002
                                                        -----------------  -----------------  ------------------
     Net unrealized capital gains (losses):
         Fixed maturities                                 $         58.7     $         75.2     $          78.5
         Equity securities                                           0.7               (0.2)                  -
         DAC/VOBA                                                  (14.1)             (17.9)              (22.3)
         Other                                                      (1.2)              (1.3)               (1.2)
                                                        -----------------  -----------------  ------------------
     Subtotal                                                       44.1               55.8                55.0
     Less: Deferred income taxes                                    15.7               20.0                19.6
                                                        -----------------  -----------------  ------------------
     Net unrealized capital gains                                   28.4               35.8                35.4
     Other                                                           1.2                  -                   -
                                                        -----------------  -----------------  ------------------
     Net accumulated other comprehensive
         income                                           $         29.6     $         35.8     $          35.4
                                                        =================  =================  ==================

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Changes in accumulated other comprehensive income related to changes in unrealized gains (losses) on securities, including securities pledged, were as follows:


                                                                         Year ended December 31,
                                                              2004                2003               2002
                                                        -----------------   -----------------  -----------------
     Unrealized holding gains (losses) arising
         the year (1)                                      $    (2.7)         $      4.9         $   30.1
     Less: reclassification adjustment for gains
         (losses) and other items included in
         net income (2)                                          4.7                 4.5              1.2
                                                        -----------------   -----------------  -----------------
     Net unrealized gains (losses) on securities           $    (7.4)         $      0.4         $   28.9
                                                        =================   =================  =================


     (1) Pretax unrealized holding gains (losses) were $(3.5), $7.5 and $46.3, for the years ended December 31, 2004, 2003 and 2002, respectively.

     (2) Pretax reclassification adjustments for gains (losses) and other items included in net income were $7.3, $6.9 and $1.8, for the years ended December 31, 2004, 2003 and 2002, respectively.


3.   Financial Instruments

     Estimated Fair Value

     The following disclosures are made in accordance with the requirements of FAS No. 107, "Disclosures about Fair Value of Financial Instruments." FAS No. 107 requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates, in many cases, could not be realized in immediate settlement of the instrument.

     FAS No. 107 excludes certain financial instruments, including insurance contracts and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

     Fixed maturities: The fair values for the actively traded marketable bonds are determined based upon the quoted market prices. The fair values for marketable bonds without an active market are obtained through several commercial pricing services which provide the estimated fair values. Fair values of privately placed bonds are determined using a matrix-based pricing model. The model considers the current level of risk-free interest rates, current corporate spreads, the credit quality of the issuer, and

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     cash flow characteristics of the security. Using this data, the model generates estimated market values which the Company considers reflective of the fair value of each privately placed bonds. Fair values for privately placed bonds are determined through consideration of factors such as the net worth of the borrower, the value of collateral, the capital structure of the borrower, the presence of guarantee and the Company's evaluation of the borrower's ability to compete in their relevant market. Using this data, the model generates estimated market values which the Company considers reflective of the fair value of each privately placed bond.

     Equity securities: Fair values of these securities are based upon quoted market value. For equity securities not actively traded, estimated fair values are based upon values of issues of comparable yield and quality or conversion price where applicable.

     Mortgage loans on real estate: The fair values for mortgage loans on real estate are estimated using discounted cash flow analyses and rates currently being offered in the marketplace for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations.

     Cash, cash equivalents, short-term investments and policy loans: The carrying amounts for these assets approximate the assets' fair values.

     Assets held in separate accounts: Assets held in separate accounts are reported at the quoted fair values of the individual securities in the separate accounts.

     Other financial instruments reported as assets: The carrying amounts for these financial instruments (primarily limited partnerships) approximate those assets' fair values.

     Investment contract liabilities: The fair values for deferred annuities are estimated to be the amount payable on demand at the reporting date, as those investment contracts have no defined maturity and are similar to a deposit liability. The amount payable at the reporting date was calculated as the account balance less applicable surrender charges.

     The fair values for supplementary contracts without life contingencies and immediate annuities were estimated using discounted cash flow analyses. The discount rate was based upon Treasury rates plus a pricing margin.

     The carrying amounts reported for other investment contracts, which includes retirement plan deposits, approximate those liabilities' fair value.

     Liabilities related to separate accounts: Liabilities related to separate accounts are reported at full account value in the Company's historical balance sheet. Estimated fair values of separate account liabilities are equal to their carrying amount.

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     The carrying values and estimated fair values of certain of the Company's financial instruments at December 31, 2004 and 2003 were as follows:


                                                                       2004                         2003
                                                           ---------------------------- ----------------------------
                                                             Carrying        Fair         Carrying         Fair
                                                              Value          Value         Value          Value
                                                           ------------- -------------- -------------  -------------
     Assets:
         Fixed maturity, including securities pledged       $   1,761.6   $    1,761.6   $   1,719.8    $   1,719.8
         Equity securities                                          7.6            7.6           6.7            6.7
         Mortgage loans on real estate                            213.0          231.5         209.7          235.1
         Policy loans                                              90.9           90.9          86.6           86.6
         Cash, cash equivalents and
           short-term investments under securities
           loan agreement                                          82.5           82.5          12.4           12.4
         Other investments                                         17.0           17.0          13.0           13.0
         Assets held in separate accounts                         537.7          537.7         513.8          513.8
     Liabilities:
         Investment contract liabilities:
         Deferred annuities                                       379.5          377.6         382.9          307.6
         Supplementary contracts and
           immediate annuities                                     31.5           31.5          13.3           13.3
         Liabilities related to separate accounts                 537.7          537.7         513.8          513.8


     Fair  value  estimates  are made at a  specific  point  in  time,  based on available market information and judgments about various financial instruments, such as estimates of timing and amounts of future cash flows. Such estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value estimates cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instruments. In evaluating the Company's management of interest rate, price, and liquidity risks, the fair values of all assets and liabilities should be taken into consideration, not only those presented above.

     Derivative Financial Instruments

     Standard & Poor's ("S&P") Options are used to hedge against an increase in the S&P Index. Such increase results in increased reserve liabilities, and the options offset this increased expense. The options are accounted for in a consistent manner with the underlying reserve liabilities, both of which are carried at fair value with the change in value recorded in the Statements of Operations. If the options mature in the money, the amount received is recorded in income to offset the increased expense for the reserve liabilities. The notional amount, carrying value, and estimated fair value of the Company's open options as of December 31, 2004 were $8.0, $0.3, and $0.3, respectively. There were no S&P Options outstanding as of December 31, 2003.

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

4.   Deferred Policy Acquisition Cost and Value of Business Acquired

     Activity for the years ended December 31, 2004, 2003 and 2002, within VOBA was as follows:

     Balance at December 31, 2001                                $     64.7
         Adjustment for unrealized gains and losses                    (4.0)
         Additions                                                      4.5
         Interest accrued at 5% - 7%                                    1.1
         Amortization                                                 (18.1)
                                                                ----------------
     Balance at December 31, 2002                                      48.2
         Adjustment for unrealized gains and losses                     6.8
         Additions                                                      3.5
         Interest accrued at 5% - 7%                                    0.5
         Amortization                                                 (22.5)
                                                                ----------------
     Balance at December 31, 2003                                      36.5
         Adjustment for unrealized gains and losses                     3.7
         Additions                                                      3.3
         Interest accrued at 5% - 7%                                    2.8
         Amortization                                                 (12.3)
                                                                ----------------
     Balance at December 31, 2004                                $     34.0
                                                                ================

     The estimated amount of VOBA to be amortized, net of interest, over the next five years is $5.0, $4.3, $4.0, $3.7, and $3.5 for the years 2005, 2006, 2007, 2008 and 2009, respectively. Actual amortization incurred during these years may vary as assumptions are modified to incorporate actual results.

     Analysis of DAC/VOBA - Annuity

     The actual separate account return exhibited by the variable funds associated with the Company's liabilities in 2004 exceeded the long-term assumption, thereby producing deceleration of DAC/VOBA amortization of $0.1 before tax, or $0.07, net of $0.03 of federal income tax expense for the year ended December 31, 2004.

     During 2003, the Company reset long-term assumptions for the separate account returns from 9.0% to 8.5% (gross before fund management fees, mortality, expense, and other policy charges) reflecting a blended return of equity and other sub-accounts. The 2003 unlocking adjustment was driven by this change in the separate account returns assumption along with other prospective assumption changes. For the year ended December 31, 2003, the Company recorded an acceleration of DAC/VOBA amortization totaling $5.4 before tax, or $3.5, net of $1.9 of federal income tax benefit.

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     As part of the regular analysis of DAC/VOBA, at the end of 2002, the Company unlocked its long-term rate of return assumptions. The Company reset long-term assumptions for the separate account returns to 9.0% (gross before fund management fees, mortality, expense, and other policy charges) as of December 31, 2002, reflecting a blended return of equity and other
     sub-accounts.   The  unlocking  adjustment  was  primarily  driven  by  the sustained downturn in the equity markets and revised expectations for future returns. During 2002, the Company recorded an acceleration of DAC\VOBA amortization totaling $1.5 before tax, or $1.0, net of $0.5 of federal income tax benefit.

     Analysis of DAC/VOBA - Life

     As part of the regular analysis of DAC/VOBA, at the end of each of the years ended December 31, 2004, 2003, and 2002, the Company unlocked its long-term rate of return assumptions due to assumption changes related to mortality, lapse, expense and interest amounts, portfolio return, as well as modeling improvements. The impact of unlocking on the amortization of DAC/VOBA was a decrease of $9.8 in 2004, an increase of $5.5 in 2003, and a decrease of $4.4 in 2002.


5.   Dividend Restrictions and Shareholder's Equity

     The Company paid $27.2, $25.5 and $14.4 in cash dividends to ReliaStar Life in 2004, 2003 and 2002, respectively.

     The Company did not receive capital contributions in 2004 and 2003. The Company received capital contributions of $31.4 in 2002 from Security-Connecticut, related to the First Golden merger with and into the Company.

     The Company's ability to pay cash dividends to its parent is restricted by law or subject to approval of the insurance regulatory authorities of the State of New York. This authority recognizes only statutory accounting practices for determining the ability of an insurer to pay dividends to its shareholders. Without approval of the Superintendent of the State of New York, the Company may not pay in any calendar year any dividend which, when combined with other dividends paid within that calendar year exceeds the lesser of (i) 10% of the Company's statutory surplus at the prior year end or (ii) 100% of the Company's statutory net gain from operations for the prior calendar year, not including realized capital gains.

     The Insurance Department of the State of New York (the "Department"), recognizes as net income, capital and surplus those amounts determined in conformity with statutory accounting practices prescribed or permitted by the Department, which differ in certain respects from generally accepted

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     accounting principles in the United States. Statutory capital and surplus of the Company was $260.9, $278.7 and $267.0 at December 31, 2004, 2003 and 2002, respectively. Statutory net gain from operations excluding realized capital gains (losses) was $21.0, $42.8, and $28.8 for the years ended December 31, 2004, 2003, and 2002, respectively.

     As of December 31, 2004, the Company does not utilize any statutory accounting practices, which are not prescribed by state regulatory authorities that, individually or in the aggregate, materially affect statutory capital and surplus.


6.   Additional Insurance Benefits and Minimum Guarantees

     Under SOP 03-1, the Company calculates additional liabilities ("SOP reserves") for certain guaranteed benefits and for universal life products with certain patterns of cost of insurance charges. The SOP reserve recognized for such products was in addition to the liability previously held (the "Account Value") and was to recognize the portion of contract assessments received in early years used to compensate the insurer for services provided in later years.

     In accordance with the methodology outlined in the SOP, the SOP reserve for life insurance products is calculated using the same assumptions used in the determination of estimated gross profits, according to which, deferred acquisition costs are amortized. RLNY calculates a benefit ratio for each block of business subject to the SOP, and calculates an SOP reserve by accumulating amounts equal to the benefit ratio multiplied by the assessments for each period, reduced by excess death benefits during the period. The SOP reserve is accumulated at interest rates using the contract-credited rate for the period. The calculated reserve includes a provision for universal life contracts with patterns of cost of insurance charges and certain other fees that produce expected gains from the insurance benefit function followed by losses from that function in later years.

     The SOP reserve for variable annuity guaranteed minimum death benefits ("GMDB") is determined each period by estimating the expected value of death benefits in excess of the projected account balance and recognizing the excess ratably over the accumulation period based on total expected assessments. The Company regularly evaluates estimates used to adjust the additional liability balance, with a related charge or credit to benefit expense, if actual experience or other evidence suggests that earlier assumptions should be revised.

     As of December 31, 2004, the separate account liability for annuities subject to SOP 03-1 due to minimum guaranteed benefits was $0.2.

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     The aggregate fair value of assets is $213.9 of equity securities (including mutual funds) supporting separate accounts with additional insurance benefits and minimum investment return guarantees as of December 31, 2004.


7.   Sales Inducements

     Sales inducements represent benefits paid to contractowners and policyholders that are incremental to the amounts the Company credits on similar contracts and are higher than the contracts expected ongoing crediting rates for periods after the inducement. As of January 1, 2004, such amounts are reported separately on the Balance Sheets in accordance with SOP 03-1. Prior to 2004, sales inducements were recorded as a component of DAC on the Balance Sheets. Sales inducements are amortized as a component of benefit expense using methodology and assumptions consistent with those used for amortization of DAC. Beginning in 2004, the Company capitalized $1.1 and amortized $0.4 of sales inducements. The unamortized balance of capitalized sales inducements as of December 31, 2004 is $1.3, recorded in other assets on the Balance Sheets.


8.   Unpaid Accident and Health Claims


     The change in the liability for unpaid accident and health claims and claim adjustment expenses is summarized as follows:


                                                        2004                2003               2002
                                                  -----------------   -----------------  -----------------
     Balance at January 1                           $    17.0           $    17.5          $    14.5
         Less: Reinsurance recoverable                   11.0                14.2               13.4
                                                  -----------------   -----------------  -----------------
     Net balance at January 1                             6.0                 3.3                1.1
     Incurred related to:
         Current year                                     3.8                 4.0                1.1
         Prior years                                      1.8                 1.3                1.2
                                                  -----------------   -----------------  -----------------
     Total incurred                                       5.6                 5.3                2.3
     Paid related to:
         Current year                                     4.1                   -               (0.2)
         Prior years                                      1.6                 2.6                0.3
                                                  -----------------   -----------------  -----------------
     Total paid                                           5.7                 2.6                0.1
                                                  -----------------   -----------------  -----------------
     Net balance at December 31                           5.9                 6.0                3.3
         Plus: Reinsurance recoverables                   3.7                11.0               14.2
                                                  -----------------   -----------------  -----------------
     Balance at December 31                         $     9.6           $    17.0          $    17.5
                                                  =================   =================  =================


     The liability for unpaid accident and health claims is included in policy liabilities and accruals on the Balance Sheets.

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

9.   Income Taxes


     The Company files a consolidated federal income tax return with its parent, ReliaStar Life. The Company has a federal tax allocation agreement with its parent whereby the Company is charged for taxes it would have incurred were it not a member of a consolidated group and is credited for losses at the statutory federal tax rate.

     Income taxes from continuing operations consist of the following:


                                                                        Year ended December 31,
                                                              2004               2003               2002
                                                        -----------------  -----------------  ------------------
     Current tax expense:
       Federal                                             $      25.0       $      20.9         $      14.3
                                                        -----------------  -----------------  ------------------
          Total current tax expense                               25.0              20.9                14.3
                                                        -----------------  -----------------  ------------------
     Deferred tax expense:
       Federal                                                    (8.4)              5.4                 3.5
                                                        -----------------  -----------------  ------------------
          Total deferred tax (benefit) expense                    (8.4)              5.4                 3.5
                                                        -----------------  -----------------  ------------------
     Total income tax expense                              $      16.6       $      26.3         $      17.8
                                                        =================  =================  ==================


     Income taxes were different from the amount computed by applying the federal income tax rate to income from continuing operations before income taxes for the following reasons:


                                                                        Year ended December 31,
                                                              2004               2003               2002
                                                        -----------------  -----------------  ------------------
     Income from continuing operations
       before income taxes                                 $      47.4        $     80.2         $     50.4
     Tax rate                                                       35%               35%                35%
                                                        -----------------  -----------------  ------------------
     Income tax at federal statutory rate                         16.6              28.1               17.6
     Tax effect of:
       Refinement of deferred tax balances                           -              (1.5)                 -
       Other                                                         -              (0.3)               0.2
                                                        -----------------  -----------------  ------------------
     Income tax expense                                    $      16.6      $       26.3         $     17.8
                                                        =================  =================  ==================


ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at December 31 are presented below:

                                                     2004              2003
                                                --------------   ---------------
     Deferred tax assets:
         Deferred policy acquisition costs        $      -         $      4.7
         Insurance reserves                           48.2               47.9
         Investment losses                             5.8               10.2
         Legal reserve                                 4.9                5.1
         Premiums                                      5.5                  -
         Other                                         3.9                1.3
                                                --------------   ---------------
             Total gross assets                       68.3               69.2
                                                --------------   ---------------
     Deferred tax liabilities:
         Present value of future profits             (12.3)             (17.1)
         Deferred policy acquisition costs            (1.3)                 -
         Net unrealized capital gains                (20.6)             (26.2)
         Other                                        (1.6)              (5.7)
                                                --------------   ---------------
             Total gross liabilities                 (35.8)             (49.0)
                                                --------------   ---------------
     Net deferred income tax asset                $   32.5         $     20.2
                                                ==============   ===============

     Net unrealized capital gains and losses are presented as a component of other comprehensive income in shareholder's equity, net of deferred taxes.

     Under prior law, the Company was allowed to defer from taxation a portion of income. The deferred income was accumulated in the Policyholders' Surplus Account and only becomes taxable under certain conditions, which management believes to be remote. Furthermore, the American Job Creation Act of 2004 allows certain tax-free distributions from the Policyholders' Surplus Account during 2005 and 2006. Therefore, based on currently available information, no federal income taxes have been provided on the Policyholders' Surplus Account accumulated balance of $11.3 million.

     The Company establishes reserves for probable proposed adjustments by various taxing authorities. The Internal Revenue Service (the "Service") has completed examinations of the federal income tax returns of the Company for all years through 1999. There were no material adjustments made as a result of the examinations. The Service has commenced its examinations for the years 2000 through 2001. Management believes there are sufficient reserves provided for, or adequate defenses against any such adjustments.

     Valuation allowances are provided when it is considered more likely than not that deferred tax assets will not be realized. No valuation allowance has been established at this time as management believes the above conditions presently do not exist.

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

10.  Benefit Plans

     The Company utilizes the employees of ING and its affiliates, primarily ReliaStar Life. Benefit charges to the Company for the years ended December 31, 2004 and 2003 were not significant. There were no pension benefit charges allocated to the Company from the ING Americas Retirement Plan for 2004. During 2004 and 2003, the Company was not allocated charges related to the ING America Supplemental Executive Retirement Plan that covers certain employees of the Company.

     ING North America Insurance Corporation ("ING North America") sponsors the ING Savings Plan and ESOP (the "Savings Plan"). Substantially all employees of ING North America and its subsidiaries and affiliates are eligible to participate, including the Company's employees. During 2004, 2003 and 2002, the Company matching contribution charges associated with the Savings Plan were not significant.

     In addition to providing retirement plan benefits, the Company, in conjunction with ING North America, provides certain health care insurance benefits for retired employees and their eligible dependents. The post-retirement health care plan is contributory, with retiree contribution levels adjusted annually. The life insurance plan provides a flat amount of noncontributory coverage and optional contributory coverage. No post-retirement health care benefit charges were allocated to the Company for the years ended December 31, 2004, 2003 and 2002.


11.  Related Party Transactions

     Operating Agreements

     The Company has certain agreements whereby it incurs expenses with affiliated entities. The agreements are as follows:

     |X| Underwriting agreement with Directed Services, Inc. ("DSI"), for the variable insurance products issued by the Company. DSI is authorized to enter into agreements with broker-dealers to distribute the
          Company's variable products and appoint representatives of the broker-dealers as agents. For the years ended December 31, 2004, 2003 and 2002, expenses were incurred in the amounts of $2.2, $1.3, and $0.1, respectively.
     |X| Investment advisory agreement with ING Investment Management, LLC ("IIM"), an affiliate, effective January 1, 2001 and amended September 1, 2004, under which IIM provides asset management and accounting services. Under the agreement, the Company records a fee based on the value of the assets under management. The fee is payable quarterly. For the years ended December 31, 2004, 2003, and 2002 the Company incurred fees of $1.3, $1.5 and $2.2, respectively, under this agreement.
     |X| Services agreement between the Company and its affiliates effective March 1, 2003, and amended effective August 1, 2004. For the years ended December 31, 2004, 2003, and 2002, net expenses related to the agreement were incurred in the amount of $34.5, $18.5, and $21.3, respectively.

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Management and service contracts and all cost sharing arrangements with other affiliated companies are allocated in accordance with the Company's expense and cost allocation methods.

     Reinsurance Agreements

     RLNY cedes life business to its parent, ReliaStar Life under two reinsurance agreements. Both agreements were put in place to reinsure amounts in excess of RLNY's stated retention and continue to accept new business on an ongoing basis. The first reinsurance agreement, effective April 1, 1984 transfers the mortality risk on a YRT basis on Individual Ordinary Life, Waiver of Premium Disability and Accidental Death insurance directly issued by RLNY (or its predecessor). Under the second reinsurance agreement, effective January 15, 1996, ReliaStar Life coinsures all risk on level term life insurance products directly issued by RLNY (or its predecessor). Under both reinsurance agreements, reinsurance premiums are paid annually in advance and are accounted for and settled on a quarterly or more frequent basis. Payment in settlement of the reinsurance under a claim approved and paid by RLNY for a life reinsured under these agreements is made by the reinsurer upon receipt of the claim papers. The reinsurance recoverable for unpaid losses under these agreements was $0.8 and $1.2, as of December 31, 2004 and 2003, respectively.

     Reciprocal Loan Agreement

     RLNY maintains a reciprocal loan agreement with ING AIH, a Delaware corporation and affiliate, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement during the period from February 1, 2003 to January 31, 2004 and during the period from February 1, 2004 to January 31, 2005, the Company and ING AIH could borrow from one another up to 5% of RLNY's statutory admitted assets as of the preceding December 31.

     Interest on any RLNY borrowing or on any ING AIH borrowing is charged at a rate based on the prevailing rate of U.S. commercial paper available for purchase with similar duration. Under this agreement, the Company did not incur significant interest income or interest expense for the years ended December 31, 2004, 2003 and 2002. At December 31, 2004, the Company did not have any balances receivable/payable from/to ING AIH.

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Tax Allocation Agreement

     The Company files a consolidated federal income tax return with its parent, ReliaStar Life Insurance Company. The Company has a federal tax allocation agreement with its parent whereby the Company is charged for taxes it would have incurred were it not a member of a consolidated group and is credited for losses at the statutory tax rate.


12.  Financing Agreements

     The Company maintains a revolving loan agreement with SunTrust Bank, Atlanta (the "Bank"). Under this agreement, which is due on demand, the Company can borrow up to $30.0 from the Bank. Interest on any borrowing accrues at an annual rate equal to a rate quoted by the Bank to the Company for the borrowing. Under the agreement, the Company did not incur significant interest expense for the years ended December 31, 2004, 2003 and 2002, respectively. At December 31, 2004, the Company had a $2.3 balance payable to the Bank. At December 31, 2003, the Company did not have any balances payable to the Bank. The balance payable to the Bank is include in other liabilities on the Balance Sheets.

     The Company also maintains a revolving loan agreement with Bank of New York ("BONY"). Under this agreement, the Company can borrow up to $30.0 from BONY. Interest on any of the Company borrowing accrues at an annual rate equal to a rate quoted by BONY to the Company for the borrowing. Under this agreement, the Company did not incur significant interest expense for the years ended December 31, 2004, 2003 and 2002. At December 31, 2004 and 2003, the Company did not have any balances payable to BONY.


13.  Reinsurance

     The Company utilizes excess or quota share treaties to reduce its exposure to large losses. The Company will only retain amounts not exceeding the Company's retention limits as stated below.

     At December 31, 2004, RLNY had reinsurance treaties with 39 authorized unaffiliated reinsurers and 4 affiliated reinsurers covering a significant portion of the mortality risks and guaranteed death benefits under its contracts. The Company remains liable to the extent its reinsurers do not meet their obligations under the reinsurance agreements.

     The Company's retention limit is $300,000 per insurable life for individual retail coverage. For group coverage and individual payroll deduction coverage, the retention is $500,000 per life with per occurrence limitations, subject to certain maximums. Reinsurance premiums, commissions and expense reimbursements related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     issued and the terms of the reinsurance contracts. Reserves are based on the terms of the reinsurance contracts and are consistent with the risk assumed. RLNY obtained letters of credit for reinsurers that are not registered in the State of New York. Letters of credit totaling $11.9 were obtained from various banks, including Fleet Bank, JPMorgan/Chase Bank, Chase Manhattan Bank, US Bank, Bank One, and Mellon Bank, as well as a line of credit pool of 17 banks that provides coverage to RLNY and its affiliates.

     At December 31, 2004 and 2003, net recoverables were comprised of the following:

                                                  2004                2003
                                           ------------------  -----------------
     Claims recoverable from reinsurers      $    23.8           $    14.7
     Payable for reinsurance premiums            (27.7)              (15.4)
     Reinsurance ceded                            77.5                58.1
     Other                                        10.6                 7.7
                                           ------------------  -----------------
     Total                                   $    84.2           $    65.1
                                           ==================  =================

     Premiums,  interest  credited  and other  benefits  to  contractowners  and
     policyholders   included  the  following  premiums  ceded  and  reinsurance recoveries:

                                                 Year ended December 31,
                                              2004        2003          2002
                                          -----------  -----------   -----------
     Premiums ceded under reinsurance       $ 41.4       $ 36.0        $ 36.5
     Reinsurance recoveries                   20.8         11.8           7.9


14.  Commitments and Contingent Liabilities

     Leases

     For the years ended December 31, 2004, 2003, and 2002, rent expense for leases was $0.2, $0.4 and $0.3. The future net minimum payments under noncancelable leases for the years ended December 31, 2005 through 2007 are estimated to be $0.1, $0.1, and $0.1, respectively. Minimal payments are estimated for years ended December 31, 2008 and 2009, and no future net minimum payment is estimated thereafter. The Company pays substantially all expenses associated with its leased and subleased office properties. Expenses not paid directly by the Company are paid for by an affiliate and allocated back to the Company.

     Commitments

     Through the normal course of investment operations, the Company commits to either purchase or sell securities, commercial mortgage loans, or money market instruments at a specified future date and at a specified price or yield. The inability of counterparties to honor these commitments may

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     result in either a higher or lower replacement cost. Also, there is likely to be a change in the value of the securities underlying the commitments. At December 31, 2004 and 2003, the Company had off-balance sheet commitments to purchase investments equal to their fair value of $15.4 and $28.9, respectively.

     Litigation

     The Company is a party to threatened or pending lawsuits/arbitrations arising from the normal conduct of business. Due to the climate in insurance and business litigation/arbitration, suits against the Company sometimes include claims for substantial compensatory, consequential, or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits/arbitrations, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits/arbitrations will not have a materially adverse effect on the Company's operations or financial position.

     Regulatory Matters

     As with many financial services companies, the Company and its affiliates have received informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the financial services industry. In each case, the Company and its affiliates have been and are providing full cooperation.

     Fund Regulatory Issues

     Since 2002, there has been increased governmental and regulatory activity relating to mutual funds and variable insurance products. This activity has primarily focused on inappropriate trading of fund shares, revenue sharing and directed brokerage, compensation, sales practices and suitability, arrangements with service providers, pricing, compliance and controls, and adequacy of disclosure.

     In addition to responding to governmental and regulatory requests on fund regulatory issues, ING management, on its own initiative, conducted, through special counsel and a national accounting firm, an extensive internal review of mutual fund trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel.

     The internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within the variable insurance and mutual fund products of certain affiliates of the Company, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Each of the arrangements has been terminated and disclosed to regulators, to the

ReliaStar Life Insurance Company of New York
(A wholly-owned subsidiary of ReliaStar Life Insurance Company)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     independent trustees of ING Funds (U.S.) and in Company reports previously filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended.

     An affiliate of the Company, ING Funds Distributors, LLC ("IFD") has received notice from the staff of the National Association of Securities Dealers ("NASD") that the staff has made a preliminary determination to recommend that disciplinary action be brought against IFD and one of its registered persons for violations of the NASD Conduct Rules and federal securities laws in connection with frequent trading arrangements.

     Other regulators, including the SEC and the New York Attorney General, are also likely to take some action with respect to certain ING affiliates before concluding their investigation of ING relating to fund trading. The potential outcome of such action is difficult to predict but could subject certain affiliates to adverse consequences, including, but not limited to, settlement payments, penalties, and other financial liability. It is not currently anticipated, however, that the actual outcome of such action will have a material adverse effect on ING or ING's U.S.-based operations, including the Company.

     ING has  agreed to  indemnify  and hold  harmless  the ING  Funds  from all damages resulting from wrongful conduct by ING or its employees or from ING's internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the SEC. Management reported to the ING Funds Board that ING management believes that the total amount of any indemnification obligations will not be material to ING or ING's U.S.-based operations, including the Company.

     Other Regulatory Matters

     The New York Attorney General and other regulators are also conducting broad inquiries and investigations involving the insurance industry. These initiatives currently focus on, among other things, compensation and other sales incentives, potential conflicts of interest, potential anti-competitive activity, marketing practices, certain financial reinsurance arrangements, and disclosure. It is likely that the scope of these investigations will further broaden before the investigations are concluded. U.S. affiliates of ING have received formal and informal requests in connection with such investigations, and are cooperating fully with each request for information.

     These initiatives may result in new legislation and regulation that could significantly affect the financial services industry, including businesses in which the Company is engaged.

     In light of these and other developments, U.S. affiliates of ING, including the Company, periodically review whether modifications to their business practices are appropriate.

15.  Reclassifications and Changes to prior Year Presentation

     During 2004, certain changes were made to the 2003 and 2002 Statements of Cash Flows to reflect the correct balances primarily related to short-term investments and interest credited to contractholders for investment type contracts. As a result of these adjustments, the Company has labeled the Statements of Cash Flows for 2003 and 2002 as restated. The following summarizes the adjustments:



                                                              Previously
                                                               Reported      Adjustment       Restated
                                                             -------------  -------------   -------------
Year ended December 31, 2003
    Net cash provided by (used for) operating activities      $ (11.9)        $   17.8        $    5.9
    Net cash used for investing activities                      (37.8)           (40.8)          (78.6)
    Net cash provided by (used for) financing activities         57.7            (30.5)           27.2

Year ended December 31, 2002
    Net cash provided by (used for) operating activities      $  25.2         $   72.5        $   97.7
    Net cash used for investing                                 (61.3)            32.1           (29.2)
    Net cash provided by (used for) financing activities         50.2            (50.6)           (0.4)



2004 (In millions)                                              First           Second         Third           Fourth
----                                                         -------------   -------------  -------------   -------------

Total revenue                                                 $    77.9       $    69.0      $     75.6      $     74.4
                                                             -------------   -------------  -------------   -------------

Income before income taxes and
    cumulative effect of change in accounting principle            18.5*            1.9*           17.9*            9.1
Income tax expense                                                  6.4*            0.6*            6.3*            3.3
                                                             -------------   -------------  -------------   -------------

Net income before cumulative effect of
    change in accounting principle                                 12.1*            1.3*           11.6*            5.8
Cumulative effect of change in accounting principle                 0.8*              -               -               -
                                                             -------------   -------------  -------------   -------------
Net income                                                    $    12.9*      $     1.3*     $     11.6*     $      5.8
                                                             =============   =============  =============   =============

2003 (In millions)
----
Total revenue                                                 $    74.7       $    82.1      $     75.5      $     63.2

Income before income taxes                                         17.0            24.8            15.4            23.0
Income tax expense                                                  5.9             8.7             5.3             6.4
                                                             -------------   -------------  -------------   -------------
Net income                                                    $    11.1       $    16.1      $     10.1      $     16.6
                                                             =============   =============  =============   =============


* Income before cumulative effect of change in accounting principle for the first, second, and third quarters of 2004, has been restated to include the impact of the implementation of the TPA, effective January 1, 2004. The quarterly adjustment was approximately $1.0, resulting in a total 2004 increase of income before tax of $4.0. Also the cumulative effect of change in accounting principle was increased by $7.8, net of tax effect of $4.2, due to the implementation of the TPA. See "Recently Adopted Accounting Standards" in the "Significant Accounting Policies" footnote for further information.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

          None.

9A.       Controls and Procedures

          (a) The Company carried out an evaluation, under the supervision and with the participation of its management, including its Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company's disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15e of the Securities Exchange Act of 1934) as of the end of the period covered by this report. Based on that evaluation, the Chief Executive Officer and the Chief Financial Officer have concluded that the Company's current disclosure controls and procedures are effective in ensuring that material information relating to the Company required to be disclosed in the Company's periodic SEC filings is made known to them in a timely manner.

          (b) There has not been any change in the internal controls over financial reporting of the Company that occurred during the period covered by this report that has materially affected or is reasonably likely to materially affect these internal controls.

9B.       Other Information

          None.

                                    PART III

Item 10.  Directors and Executive Officers of the Registrant

          Omitted pursuant to General Instruction I(2) of Form 10-K, except with respect to compliance with Sections 406 and 407 of the Sarbanes-Oxley Act of 2002.

(a)       Code of Ethics for Financial Professionals
          ------------------------------------------

          The Company has approved and adopted a Code of Ethics for Financial Professionals (which was filed as Exhibit 14 to the Company's Form 10-K, as filed with the SEC on March 29, 2004, File No. 333-75938), pursuant to the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. Any waiver of the Code of Ethics will be disclosed by the Company by way of a Form 8K filing.

(b)       Designation of Board Financial Expert
          -------------------------------------

          The  Company has  designated  Ross M.  Weale,  as its Board  Financial
          Expert,   pursuant  to  the   requirements   of  Section  407  of  the
          Sarbanes-Oxley Act of 2002. Mr. Weale is an independent director.


Item 11.  Executive Compensation

          Omitted pursuant to General Instruction I(2) of Form 10-K.


Item 12.  Security Ownership of Certain Beneficial Owners and Management

          Omitted pursuant to General Instruction I(2) of Form 10-K.


Item 13.  Certain Relationships and Related Transactions

          Omitted pursuant to General Instruction I(2) of Form 10-K.

Item 14.  Principal Accountant Fees and Services
          (Dollar amounts in millions, unless otherwise stated)

          In 2004 and 2003, Ernst & Young LLP ("Ernst & Young") served as the principal external auditing firm for ING including RLNY. ING subsidiaries, including RLNY, are allocated Ernst & Young fees attributable to services rendered by Ernst & Young to each subsidiary. Ernst & Young fees allocated to the Company for the years ended December 31, 2004 and 2003 are detailed below along with a description of the services rendered by Ernst & Young to the Company:

                                               2004                 2003
                                         ------------------  -------------------
          Audit fees                       $     0.5            $     0.2
          Audit-related fees                       -*                   -*
          Tax fees                                 -*                   -*
          All other fees                           -*                   -
                                         ------------------  -------------------
                                           $     0.5            $     0.2
                                         ==================  ===================

             * Less than $0.1


          Audit fees

          Fees for audit services include fees associated with professional services rendered by the auditors for the audit of the annual financial statements of the Company and review of the Company's interim financial statements.

          Audit-related fees

          There were minimal audit-related fees allocated to RLNY in 2004 and 2003. This category typically includes assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not reported under the audit fee item above. These services typically consist primarily of an audit of SEC product filings, advice on accounting matters and progress review on International Financial Reporting Standards and Sarbanes-Oxley projects.

          Tax Fees

          There were minimal tax fees allocated to RLNY in 2004 and 2003. This category typically includes tax compliance, tax advice and tax planning professional services. These services typically consist of: tax compliance including the review of original and amended tax returns, assistance with questions regarding tax audits, and tax planning and advisory services relating to common forms of domestic taxation (i.e. income tax and capital tax).

          All other fees

          There were minimal fees allocated to RLNY under the category "all other fees" in 2004 and no fees under this category in 2003. This category typically includes fees paid for products and services other than the audit fees, audit-related fees and tax fees described above, and consists primarily of non-recurring support and advisory services.

          Pre-approval policies and procedures

          RLNY has adopted the pre-approval policies and procedures of ING. Audit, audit-related and non-audit services provided to the Company by ING's independent auditors are pre-approved by ING's audit committee. Pursuant to ING's pre-approval policies and procedures, the ING audit committee is required to pre-approve all services provided by ING's independent auditors to ING and its majority owned legal entities, including the Company. The ING pre-approval policies and procedures distinguish four types of services: (1) audit services, (2) audit-related services, (3) non-audit services, and (4) prohibited services (as described in the Sarbanes-Oxley Act).

          The ING pre-approval procedures consist of a general pre-approval procedure and a specific pre-approval procedure.

          General pre-approval procedure

          ING's audit committee pre-approves audit, audit-related and non-audit services to be provided by ING's external audit firms on an annual basis, provided that the amount for such pre-approved service may not be exceeded. ING's audit committee receives an overview of all services provided, including related fees and supported by sufficiently detailed information. ING's audit committee evaluates this overview retrospectively on a semi-annual basis.

          Specific pre-approval procedure

          In addition to audit committee pre-approval, all audit-related and non-audit engagements that are expected to generate fees in excess of EUR 100,000 need specific approval of ING's Chief Financial Officer ("CFO"). These engagements are submitted in advance to the General Manager of ING Corporate Audit Services, who will advise ING's CFO on the compatibility of such services with the independence policy. Further, in addition to audit committee pre-approval under the general pre-approval procedures, the audit committee must approve on a case-by-case basis:

          (i) Each individual audit-related and non-audit engagement which is expected to generate fees in excess of EUR 250,000;

          (ii) All further audit-related and non-audit engagements over and above the pre-approved amounts.

          In 2004, 100% of each of the audit-related services, tax services and all other services were pre-approved by ING's audit committee.

                                     PART IV

Item 15.  Exhibits, Financial Statement Schedules

          (a)  The  following  documents  are filed as part of this  report:
               1.   Financial statements. See Item 8 on Page 39
               2.   Financial  statement  schedules.   See  Index  to  Financial
                    Statement Schedules on Page 90

          Exhibits

          3.(i)Articles of Incorporation of ReliaStar Life Insurance  Company of
               New York ("RLNY" or "Registrant"), incorporated by reference from
               Exhibit 3 (a) to a Pre-Effective Amendment No. 1 of Registrant's Registration Statement on Form S-1 filed with the Security and Exchange Commission ("SEC") on or about April 1, 2002 (File No. 333-75938).

          (ii) By-laws of RLNY, incorporated by reference from Exhibit 3(b) to a Pre-Effective Amendment No. 1 of Registrant's Registration Statement on Form S-1 filed with the SEC on or about April 1, 2002 (File No. 333-75938).

          4.(a)Instruments  Defining the Rights of Security  Holders,  Including
               Indentures (Annuity Contracts).

               Interests in Fixed Account I under Variable Annuity Contracts, incorporated herein by reference to the initial Registration Statement for RLNY as filed with the SEC on April 16, 2002 (File No. 333-86352).

10.       Material Contracts

          (a) Form of Services Agreement between Directed Services, Inc. and ReliaStar Life Insurance Company of New York Fund, incorporated by reference from Exhibit 10.(a) to a Pre-Effective Amendment No. 1 of Registrant's Registration Statement on Form S-1 filed with the SEC on or about April 1, 2002 (File No. 333-75938).

          (b) Federal Tax Sharing Agreement by and between RLNY, ReliaStar Life Insurance Company and ReliaStar Financial Corp., effective May 1, 2002, incorporated by reference from Exhibit 10.(e) to Registrant's Form 10-K filed with the SEC on or about March 29, 2004 (File No. 333-75938).

          (c) Investment Advisory Agreement between RLNY and ING Investment Management, LLC, effective January 1, 2001, incorporated by reference from Exhibit 10.(f) to Registrant's Form 10-K filed with the SEC on or about March 29, 2004 (File No. 333-75938).

          (d) Reciprocal Loan Agreement between RLNY and ING America Insurance Holdings, Inc., effective February 1, 2003, incorporated by reference from Exhibit 10.(g) to Registrant's Form 10-K filed with the SEC on or about March 29, 2004 (File No. 333-75938).

          (e) Reciprocal Loan Agreement between RLNY and ING America Insurance Holdings, Inc., effective February 1, 2004.

          (f) Administrative Services Agreement between RLNY and its affiliates, effective March 1, 2003, incorporated by reference from Exhibit 10.(h) to Registrant's Form 10-K filed with the SEC on or about March 29, 2004 (File No. 333-75938).

          (g) First Amendment to the Administrative Services Agreement between RLNY and its affiliates, effective as of August 1, 2004.

          (h) Amendment to Investment Advisory Agreement between RLNY and ING Investment Management LLC, effective September 1, 2004, incorporated by reference from Exhibit 10.(i) to Registrant's Form 10-K filed with the SEC on or about March 29, 2004 (File No. 333-75938).

          (i) Agreement of Lease, dated August 11, 1995, between The Tilles Investment Company and The North Atlantic Life Insurance Company of America, incorporated by reference from Exhibit 10.(k) to Registrant's Form 10-K filed with the SEC on or about March 29, 2004 (File No. 333-75938).

          (j) First Amendment to Lease between The Tilles Investment Company and RLNY, effective June 1, 2001, incorporated by reference from
               Exhibit 10.(l) to Registrant's Form 10-K filed with the SEC on or about March 29, 2004 (File No. 333-75938).

          (k)  Second  Amendment  to Lease dated  August 28,  2002,  between The
               Tilles  Investment   Company  and  ING  North  America  Insurance
               Corporation.

          (l) Underwriting Agreement between RLNY and Directed Services, Inc., incorporated by reference from Exhibit 1 to a Pre-Effective Amendment No. 1 of Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission ("SEC") on or about April 1, 2002 (File No. 333-75938).

          (m) Automatic Reinsurance Agreement, effective as of January 15, 1996, between Lincoln Security Life Insurance Company (now RLNY) and Security-Connecticut Life Insurance Company (now ReliaStar Life Insurance Company), as amended by Amendments I through XIII dated May 1, 1996; November 20, 1996; June 15, 1997; April 1, 1998; September 1, 1998; April 1, 2000; November 1, 2001;
               September 9, 2002; June 30, 2003; September 30, 2003; November 1, 2003; May 1, 2004 and June 14, 2004, respectively.

          (n) Reinsurance Agreement, effective as of April 1, 1984, between Lincoln Security Life Insurance Company (now RLNY) and Security-Connecticut Life Insurance Company (now ReliaStar Life Insurance Company), as amended by Amendments I through XXIII dated April 1, 1986; January 1, 1987; January 1, 1987; July 1, 1989; No date; No date; January 1, 1994; November 28, 1995; January 1, 1992; November 1, 1992; January 1, 1994; November 20, 1996; May 1, 1996; July 7, 1997; April 1, 2000; September 1,
               1998;  November  1, 2001;  March 1,  2001;  September  30,  2003;
               February 1, 2002; May 1, 2004; June 30, 2004 and October 1, 2004,
               respectively.

          14. ING Code of Ethics for Financial Professionals, incorporated by reference from Exhibit 14 to Registrant's Form 10-K filed with the SEC on March 29, 2004 (File No. 333-75938).

          31.1 Certificate of David A. Wheat pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

          31.2 Certificate of James R. Gelder pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

          32.1 Certificate of David A. Wheat pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

          32.2 Certificate of James R. Gelder pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

                     Index to Financial Statement Schedules

                                                                            Page

Report of Independent Registered Public Accounting Firm                      91

I. Summary of Investments - Other than Investments in Affiliates
     as of December 31, 2004                                                 92

IV. Reinsurance Information as of and
       for the years ended December 31, 2004, 2003, and 2002                 93

Schedules other than those listed above are omitted because they are not required or not applicable.

             Report of Independent Registered Public Accounting Firm


The Board of Directors
ReliaStar Life Insurance Company of New York

We have audited the financial statements of ReliaStar Life Insurance Company of New York as of December 31, 2004 and 2003 and for the each of the three years in the period ended December 31, 2004, and have issued our report thereon dated March 31, 2005. Our audits also included the financial statement schedules listed in Item 15. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



                                                           /s/ Ernst & Young LLP


Atlanta, Georgia
March 31, 2005

                  ReliaStar Life Insurance Company of New York
         (A wholly-owned subsidiary of ReliaStar Life Insurance Company)
                                   Schedule I
          Summary of Investments - Other than Investments in Affiliates
                             As of December 31, 2004
                                  (In millions)




                                                                                                             Amount
                                                                                                            Shown on
Type of Investments                                                       Cost             Value*         Balance Sheet
                                                                     ----------------  ----------------  ----------------
Fixed maturities:
    U.S. government and government agencies and authorities            $        56.2     $        56.4     $        56.4
    States, municipalities and political subdivisions                            1.6               1.7               1.7
    U.S. corporate securities                                                  849.5             889.5             889.5
    Foreign securities (1)                                                     196.0             201.1             201.1
    Residential mortgage-backed securities                                     373.5             373.9             373.9
    Commercial mortgage-backed securities                                      119.0             126.9             126.9
    Other asset-backed securities                                              107.1             112.1             112.1
                                                                     ----------------  ----------------  ----------------
       Total fixed maturities, including fixed maturities pledged      $     1,702.9     $     1,761.6    $      1,761.6
                                                                     ================  ================  ================
Equity securities                                                                6.9               7.6               7.6
Mortgage loans                                                                 213.0             231.5             213.0
Policy loans                                                                    90.9              90.9              90.9
Other investments                                                               17.7              17.0              17.0
                                                                     ----------------  ----------------  ----------------
      Total investments                                                $     2,031.4     $     2,108.6     $     2,090.1
                                                                     ================  ================  ================




*    See Notes 2 and 3 of Notes to Financial Statements.

(1) The term "foreign" includes foreign governments, foreign political subdivisions, foreign public utilities and all other bonds of foreign issuers. Substantially all of the Company's foreign securities are denominated in U.S. dollars.

                  ReliaStar Life Insurance Company of New York
         (A wholly-owned subsidiary of ReliaStar Life Insurance Company)
                                   Schedule IV
                             Reinsurance Information
         As of and for the year ended December 31, 2004, 2003, and 2002
                                  (In millions)


                                                                                                             Percentage of
                                             Gross            Ceded          Assumed            Net         assumed to net
                                         --------------   --------------  ---------------  --------------   ----------------
Year ended December 31, 2004
Life insurance in force                    $  39,057.9      $  13,659.2     $    4,706.2    $   30,104.9          15.6%

Premiums:                                                                                              -
    Life insurance                                75.3             24.8              5.4            55.9
    Accident and health insurance                 25.4             16.6                -             8.8
                                         --------------   --------------  ---------------  --------------
Total premiums                             $     100.7      $      41.4     $        5.4    $       64.7
                                         ==============   ==============  ===============  ==============

Year ended December 31, 2003
Life insurance in force                    $  38,643.4      $  13,149.6     $    3,715.3    $   29,209.1          12.7%

Premiums:
    Life insurance                                70.8             21.2              4.0            53.6
    Accident and health insurance                 23.0             14.8                -             8.2
                                         --------------   --------------  ---------------  --------------
Total premiums                             $      93.8      $      36.0            $ 4.0    $       61.8
                                         ==============   ==============  ===============  ==============

Year ended December 31, 2002
Life insurance in force                    $  36,310.2      $  12,669.1     $    4,301.9    $   27,943.0          15.4%

Premiums:
    Life insurance                                67.1             21.5              4.0            49.6
    Accident and health insurance                 20.4             15.0                -             5.4
                                         --------------   --------------  ---------------  --------------
Total premiums                             $      87.5      $      36.5     $        4.0    $       55.0
                                         ==============   ==============  ===============  ==============


                                       93


                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    ReliaStar Life Insurance Company of New York
                                                   (Registrant)


March 29, 2005                      By /s/ David A. Wheat
--------------                        ------------------------------------------
   (Date)                                  David A. Wheat
                                           Director, Senior Vice President and
                                             Chief Financial Officer
                                           (Duly Authorized Officer and
                                             Principal Financial Officer)


Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on or before March 29, 2005.

         Signatures                        Title



/s/ Brian D. Comer
--------------------------------------     Director and Senior Vice President
    Brian D. Comer


/s/ R. Michael Conley
--------------------------------------     Director
    R. Michael Conley


/s/ James R. Gelder
--------------------------------------     Director and Chairman, President and
    James R. Gelder                        Chief Executive Officer


/s/ Catherine H. Smith
--------------------------------------     Director
    Catherine H. Smith


/s/ Ulric Haynes, Jr.
--------------------------------------     Director
    Ulric Haynes, Jr.


/s/ Audrey R. Kavanagh
--------------------------------------     Director and Vice President
    Audrey R. Kavanagh

         Signatures                        Title


/s/ Jamees F. Lille                        Director
--------------------------------------
    James F. Lille


/s/ Gregory G. McGreevey                   Director and Vice President,
--------------------------------------     Investments
    Gregory G. McGreevey


/s/ Stephen J. Preston                     Director and Senior Vice President
--------------------------------------
    Stephen J. Preston


/s/ Mark A. Tullis                         Director
--------------------------------------
    Mark A. Tullis


/s/ Charles B. Updike                      Director
--------------------------------------
    Charles B. Updike


/s/ Ross M. Weale                          Director
--------------------------------------
    Ross M. Weale


/s/ David A. Wheat                         Director, Senior Vice President
--------------------------------------     and Chief Financial Officer
    David A. Wheat


/s/ Roger W. Fisher                        Vice President and Chief Accounting
--------------------------------------     Officer
    Roger W. Fisher

                                                                    Exhibit 31.1


                                  CERTIFICATION

I, David A. Wheat, certify that:

1. I have reviewed this annual report on Form 10-K of ReliaStar Life Insurance Company of New York;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

     a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.


Date:    March 29, 2005
         -----------------

By       /s/  David A. Wheat
         ----------------------------------------------------------------
              David A. Wheat
              Director, Senior Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)

                                                                    Exhibit 31.2


                                  CERTIFICATION

I, James R. Gelder, certify that:

1. I have reviewed this annual report on Form 10-K of ReliaStar Life Insurance Company of New York;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

     a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.


Date     March 29, 2005
         -------------------

By       /s/  James R. Gelder
         -----------------------------------------------------------------
              James R. Gelder
              Director and Chairman, President and Chief Executive Officer (Duly Authorized Officer and Principal Executive Officer)

                                                                    Exhibit 32.1


                                  CERTIFICATION


Pursuant to 18 U.S.C. Section 1350, the undersigned officer of ReliaStar Life Insurance Company of New York (the "Company") hereby certifies that, to the officer's knowledge, the Company's Annual Report on Form 10-K for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                      By  /s/ David A. Wheat
March 29, 2005                           ---------------------------------------
--------------                                David A. Wheat
   Date                                       Director, Senior Vice President
                                                and Chief Financial Officer

                                                                    Exhibit 32.2


                                  CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of ReliaStar Life Insurance Company of New York (the "Company") hereby certifies that, to the officer's knowledge, the Company's Annual Report on Form 10-K for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                         By /s/ James R. Gelder
March 29, 2005                              ------------------------------------
--------------                                  James R. Gelder
    Date                                        Director and Chairman, President
                                                  and Chief Executive Officer

                           PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not applicable.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following provisions regarding the indemnification of directors and officers of the Registrant are applicable:

ReliaStar Life Insurance Company of New York ("ReliaStar of NY") shall indemnify (including therein the prepayment of expenses) any person who is or was a director, officer or employee, or who is or was serving at the request of ReliaStar of NY as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise for expenses (including attorney's fees), judgments,fines and amounts paid in settlement actually and reasonably incurred by him with respect to any threatened, pending or completed action, suit or proceedings against him by reason of the fact that he is or was such a director, officer or employee to the extent and in the manner permitted by law.

ReliaStar of NY may also, to the extent permitted by law, indemnify any other person who is or was serving ReliaStar of NY in any capacity. The Board of Directors shall have the power and authority to determine who may be indemnified under this paragraph and to what extent (not to exceed the extent provided in the above paragraph) any such person may be indemnified.

ING Groep N.V. maintains an umbrella insurance policy with an international insurer. The policy covers ING Groep N.V. and any company in which ING Groep N.V. has an ownership control of over 50%. This would encompass the principal underwriter as well as the depositor. The policy provides for the following types of coverage; errors and ommissions, directors and officers, employment practices, fiduciary and fidelity.

SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and therefore may be unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant or depositor of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS

     3(a) Articles of Incorporation of ReliaStar Life Insurance Company of New York (1)
      (b)    By-laws of ReliaStar Life Insurance Company of New York (1)
      (c)    Resolution of Board of Directors for Powers of Attorney (1)

     4(a)    Individual Deferred Combination Variable and Fixed
             Annuity Contract (1)
      (b)    Individual Deferred Combination Variable and Fixed
             Annuity Application (1)

     5       Opinion and Consent of James A. Shuchart, Esquire

    10 Material Contracts are listed under exhibit 10 in the Company's Form 10-K for the fiscal year ended December 31, 2004
             (File No. 333-114338), as filed with the Commission on March 31, 2005. Each of the exhibits so listed is incorporated by reference as indicated in the Form 10-K.

    13 ReliaStar Life Insurance Company of New York Form 10-K for the fiscal year ended December 31, 2004.

    23(a)    Consent of Independent Registered Public Accounting Firm
      (b)    Consent of James A. Shuchart, Esquire incorporated in Item 5 of this Part II, together with the Opinion of James A. Shuchart

    24       Powers of Attorney (2)
------------------------------------

(1) Incorporated herein by reference to the initial Registration Statement for ReliaStar Life Insurance Company of New York filed with the Securities and Exchange Commission on April 16, 2002 (File No. 333-86352).

(2) Incorporated herein by reference to Registration Statement on Form S-2 for ING Insurance Company of America Variable Annuity Account I as filed with the Securities and Exchange Commission on April 7, 2005
     (File No. 333-49581).

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

(a)  Rule 415 offerings:

(1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(h) Request for Acceleration of Effective Date:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 18.      FINANCIAL STATEMENTS AND SCHEDULES

Not Applicable

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Chester, Commonwealth of Pennsylvania, on this 7th day of April, 2005.

                                By:  RELIASTAR LIFE INSURANCE
                                     COMPANY OF NEW YORK
                                     (Registrant)
                                By:
                                     --------------------
                                     James R. Gelder*
                                     President (principle executive officer)

     By: /s/ Linda E. Senker
        --------------------
         Linda E. Senker
         Counsel

As required by the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities indicated on April 7, 2005.

       Signature                         Title
       ---------                         -----


                                         President and Director
      -------------------                (principle executive officer)
      James R. Gelder*


                                         Chief Accounting Officer
      --------------------
      Roger W. Fisher*


          DIRECTORS


      ---------------------
      Audrey R. Kavanagh*

      ---------------------
      R. Michael Conley*

      ---------------------
      Mark A. Tullis*

      ---------------------
      Ulric Haynes, Jr.*

      ---------------------
      Brian D. Comer*

      ---------------------
      James F. Lille*

      ---------------------
      David A. Wheat*
                                         Chief Financial Officer

      ---------------------
      Charles B. Updike*

      ----------------------
      Ross M. Weale*

      ----------------------
      Stephen J. Preston*

      ----------------------
      Catherine H. Smith*

      ----------------------
      Gregory G. McGreevey*


   By: /s/Linda E. Senker, Attorney-in-Fact
      -------------------
        Linda E. Senker

-----------------------
* Executed by Linda E. Senker on behalf of those indicated pursuant to Power of Attorney.

                                EXHIBIT INDEX

ITEM               EXHIBIT                                           PAGE #
----               -------                                           ------

5      Opinion and Consent of James A. Shuchart                      EX-5

13     ReliaStar Life Insurance Company of New York
       Form 10-K for the fiscal year ended                            *
       December 31, 2004

23(a)  Consent of Independent Registered Public Accounting Firm      EX-23.A

23(b)  Opinion and Consent of Legal Counsel                           **

----------------------------
*Filed as Module No. RNY_10K-1204
**Included in Exhibit 5 above